EXHIBIT 10.1

139 Main street

CAMBRIDGE, MASSACHUSETTS

LEASE SUMMARY SHEET

Execution Date:	January 2, 2019
Tenant:	Stoke Therapeutics, Inc. a Delaware corporation
Tenant’s Mailing Address Prior to Occupancy:	3 Preston Court Suite 102 Bedford, MA 01730
Landlord:	MIT 139 Main Street Leasehold LLC, a Massachusetts limited liability company
Building:

139 Main Street, Cambridge, Massachusetts.  The Building consists of approximately 37,575 rentable square feet.  The land on which the Building is located (the “Land”) is more particularly described in Exhibit 1 attached hereto and made a part hereof.  The Building and the Land are collectively hereinafter referred to as the “Property”).

Premises:

Approximately 2,485 rentable square feet of space on the 4th (fourth) floor of the Building, as more particularly shown as hatched, highlighted or outlined on the plan attached hereto as Exhibit 2 and made a part hereof (the “Lease Plan”).

The Premises shall be measured according to the BOMA Standard Method for Measuring Floor Area in Office Buildings.

Commencement Date:

The earlier of (a) the date on which the Premises are delivered to Tenant with Landlord’s Work Substantially Complete (as such terms are defined in the Work Letter attached hereto as Exhibit 5) (targeted to occur on or about March 15, 2019, and (b) the date on which Tenant occupies the Premises for the Permitted Uses.

Expiration Date:	The last day of the third (3rd) Rent Year.[1]
Extension Term(s):	Subject to Section 1.2 below, one (1) extension term of two (2) years.

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For the purposes of this Lease, the first “Rent Year” shall be defined as the period commencing as of the Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Commencement Date occurs; provided, however, if the Commencement Date occurs on the first day of a calendar month, then the first Rent Year shall expire on the day immediately preceding the first (1st) anniversary of the Commencement Date.  Thereafter, “Rent Year” shall be defined as any subsequent twelve (12) month period during the term of this Lease.

Permitted Uses:	Subject to the Legal Requirements (hereinafter defined), general office use and accessory uses in proportions consistent with the design of the Building.
Base Rent:	RENT YEARANNUAL BASE RENTMONTHLY PAYMENT$/RSF1$231,105.00$19,258.75$93.002$236,882.63$19,740.22$95.333$242,804.69$20,233.72$97.71
Operating Costs and Taxes:	See Sections 5.2 and 5.3
Tenant’s Share:

A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building.  As of the Execution Date, Tenant’s Share is 6.61%.

Tenant’s Tax Share:

A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building recognized by the City of Cambridge as being used for purposes which are not exempt from real estate taxation as of the date on which the assessment is made for the tax year in question.  As of the Execution Date, Tenant’s Tax Share is 6.61%.

Security Deposit/ Letter of Credit:	$57,776.25

{A0502698.1 }

TABLE OF CONTENTS

1.	LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS		1

	1.1	Lease Grant	1
	1.2	Extension Term.	1
	1.3	[Intentionally Omitted]	2
	1.4	Appurtenant Rights	3
	1.5	Tenant’s Access	3
	1.6	Exclusions	4

2.	RIGHTS RESERVED TO LANDLORD		4

	2.1	Additions and Alterations	4
	2.2	Additions to the Property	4
	2.3	Landlord’s Access	4
	2.4	Pipes, Ducts and Conduits	5
	2.5	Minimize Interference	5
	2.6	Construction in Vicinity	5

3.	CONDITION OF PREMISES; CONSTRUCTION		6

4.	USE OF PREMISES		6

	4.1	Permitted Uses	6
	4.2	Prohibited Uses	6

5.	RENT; ADDITIONAL RENT		7

	5.1	Base Rent	7
	5.2	Operating Costs	7
	5.3	Taxes	8
	5.4	Late Payments	8
	5.5	No Offset; Independent Covenants; Waiver	9
	5.6	Survival	9

6.	SECURITY DEPOSIT/ LETTER OF CREDIT		9

	6.1	Amount	9
	6.2	Application of Proceeds of Letter of Credit	10
	6.3	Transfer of Letter of Credit	10
	6.4	Security Deposit	10
	6.5	Return of Security Deposit or Letter of Credit	10

7.	UTILITIES, HVAC; WASTE REMOVAL		11

	7.1	Electricity	11
	7.2	Water	11
	7.3	Heat, Ventilating and Air Conditioning	11
	7.4	Other Utilities; Utility Information	11
	7.5	Interruption or Curtailment of Utilities	11
	7.6	Telecommunications Providers	12
	7.7	Trash Removal	12
	7.8	Additional Landlord’s Services	12

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8.	MAINTENANCE AND REPAIRS		12

	8.1	Maintenance and Repairs by Tenant	12
	8.2	Maintenance and Repairs by Landlord	12
	8.3	Accidents to Sanitary and Other Systems	13
	8.4	Floor Load--Heavy Equipment	13

9.	ALTERATIONS AND IMPROVEMENTS BY TENANT		13

	9.1	Landlord’s Consent Required	13
	9.2	Harmonious Relations	13
	9.3	Liens	13

10.	SIGNAGE		14

	10.1	Rights and Restrictions	14
	10.2	Building Directory	14

11.	ASSIGNMENT, MORTGAGING AND SUBLETTING		14

	11.1	Landlord’s Consent Required	14
	11.2	Landlord’s Recapture Right	14
	11.3	Standard of Consent to Transfer	15
	11.4	Profits In Connection with Transfers	15
	11.5	Prohibited Transfers.	15
	11.6	Permitted Transfers	15
	11.7	Investment Policies	16

12.	INSURANCE; INDEMNIFICATION; EXCULPATION		16

	12.1	Tenant’s Insurance	16
	12.2	Indemnification	16
	12.3	Property of Tenant	17
	12.4	Limitation of Landlord’s Liability for Damage or Injury	17
	12.5	Waiver of Subrogation; Mutual Release	17
	12.6	Tenant’s Acts--Effect on Insurance	17

13.	CASUALTY; TAKING		18

	13.1	Damage	18
	13.2	Termination Rights	18
	13.3	Taking for Temporary Use	19
	13.4	Disposition of Awards	19

14.	ESTOPPEL CERTIFICATE		19

15.	HAZARDOUS MATERIALS		20

	15.1	Prohibition	20
	15.2	Environmental Laws	20
	15.3	Hazardous Material Defined	20
	15.4	Pre-Existing Hazardous Materials	20

16.	RULES AND REGULATIONS		21

	16.1	Rules and Regulations	21
	16.2	Energy Conservation	21
	16.3	Recycling	21

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17.	LEGAL REQUIREMENTS		21

	17.1	Legal Requirements	21

18.	DEFAULT		21

	18.1	Events of Default	21
	18.2	Remedies	23
	18.3	Damages - Termination	23
	18.4	Landlord’s Self-Help; Fees and Expenses	24
	18.5	Waiver of Redemption, Statutory Notice and Grace Periods	24
	18.6	Landlord’s Remedies Not Exclusive	25
	18.7	No Waiver	25
	18.8	Restrictions on Tenant’s Rights	25
	18.9	Landlord Default	25

19.	SURRENDER; ABANDONED PROPERTY; HOLD-OVER		25

	19.1	Surrender	25
	19.2	Abandoned Property	26
	19.3	Holdover	26

20.	MORTGAGEE RIGHTS		26

	20.1	Subordination	26
	20.2	Mortgagee Notices	27
	20.3	Mortgagee Liability	27

21.	QUIET ENJOYMENT		27

22.	NOTICES		27

23.	MISCELLANEOUS		28

	23.1	Separability	28
	23.2	Captions; Interpretation	28
	23.3	Broker	29
	23.4	Entire Agreement	29
	23.5	Governing Law; Personal Jurisdiction	29
	23.6	Tenant Representations	29
	23.7	Expenses Incurred by Landlord Upon Tenant Requests	29
	23.8	Survival	29
	23.9	Limitation of Liability	29
	23.10	Binding Effect	30
	23.11	Landlord Obligations upon Transfer	30
	23.12	Grants of Interest	30
	23.13	No Air Rights	30
	23.14	Relocation	30
	23.15	Counterparts	30
	23.16	Financial Information	31
	23.17	Measurements	31
	23.18	OFAC	31
	23.19	Confidentiality	31

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23.20	Security	31
23.21	Time	32
23.22	WAIVER OF JURY TRIAL	32
23.23	Bankruptcy	32
23.24	Not Binding Until Executed	32

EXHIBIT 1LEGAL DESCRIPTION

EXHIBIT 2LEASE PLAN

EXHIBIT 3MEMORIALIZATION OF DATES AGREEMENT

EXHIBIT 4[INTENTIONALLY OMITTED]

EXHIBIT 5WORK LETTER

EXHIBIT 5ALANDLORD/TENANT RESPONSIBILITIES MATRIX

EXHIBIT 5BLANDLORD’S WORK PLAN

EXHIBIT 6OPERATING COSTS

EXHIBIT 7TAXES

EXHIBIT 8FORM OF LETTER OF CREDIT

EXHIBIT 9LANDLORD’S SERVICES

EXHIBIT 10TENANT’S INSURANCE

EXHIBIT 11RULES AND REGULATIONS

EXHIBIT 12SIGNAGE DESIGN REQUIREMENTS

EXHIBIT 13SNDA FOR MASTER LEASE

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THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

This Lease and all of its terms, covenants, representations, warranties, agreements and conditions are in all respects subject and subordinate to that certain Master Lease Agreement dated as of September 29, 2017 by and between MIT 139 Main Street Fee Owner LLC, as landlord, and Landlord, as tenant (as it may be amended from time to time, the “Master Lease”), a redacted copy of which has been delivered to Tenant.  Tenant acknowledges notice and full knowledge of all of the terms, covenants and conditions of the Master Lease.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1.LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1Lease Grant.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and the Extension Term, if duly exercised, are hereinafter collectively referred to as the “Term”).  Once the Commencement Date is determined, Landlord and Tenant shall execute an agreement confirming the Commencement Date and the Expiration Date, in substantially the form attached hereto as Exhibit 3.  Tenant’s failure to execute and return any such agreement proposed by Landlord, or to provide written objection to the statements contained therein, within ten (10) business days after the date of Tenant’s receipt thereof, shall be deemed an approval by Tenant of Landlord’s determination of such dates as set forth therein. If Landlord for any reason does not Substantially Complete Landlord’s Work and deliver the Premises to Tenant by July 15, 2019 (subject to Landlord’s Force Majeure (as hereinafter defined) and any delays caused by Tenant), then Tenant may, at any time thereafter but prior to the date on which Landlord’s Work is Substantially Complete, cancel this Lease by giving written notice of such cancellation to Landlord.

1.2Extension Term.

(a)Provided that the following conditions (the “Extension Conditions”), any or all of which may be waived by Landlord in its sole discretion, are satisfied: (i) Tenant, an Affiliate (hereinafter defined) and/or a Successor (hereinafter defined) is/are then occupying one hundred percent (100%) of the Premises; and (ii) there is no Event of Default (hereinafter defined) (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the applicable Extension Term (hereinafter defined), Tenant shall have the option to extend the Initial Term for one (1) additional term of two (2) years (the “Extension Term”), commencing as of the expiration of the Initial Term.  Tenant must exercise such option to extend, if at all, by giving Landlord written notice (the “Extension Notice”) not earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the then-current term of this Lease, time being of the essence.  Notwithstanding the foregoing, Landlord may nullify Tenant’s exercise of its option to extend the Term by written notice to Tenant (the “Nullification Notice”) if (A) on the date Landlord receives the applicable Extension Notice, there is an event which, with the passage of time and/or the giving of notice, would constitute an Event of Default hereunder and (B) Tenant fails to cure such default within the applicable cure period set forth in Section 18.1 after receipt of the Nullification Notice.  Upon the satisfaction of the Extension Conditions and the timely giving of the Extension Notice without a subsequent nullification by Landlord, the Initial Term shall be deemed extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term shall be calculated in accordance

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with this Section 1.2. If Tenant fails to give a timely Extension Notice, as aforesaid, Tenant shall have no further right to extend the Initial Term.  Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Initial Term shall be self-executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Tenant validly exercises its option.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2.

(b)The Base Rent during the first Rent Year of the Extension Term (the “Extension Term RY1 Base Rent”) shall be determined in accordance with the process described hereafter.  Extension Term RY1 Base Rent shall be the greater of (i) one hundred two-and-one-half percent (102.5%) of Base Rent for the last Rent Year of the Initial Term, or (ii) the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term, as determined in accordance with the process described below, for renewals of office space in the East Cambridge/ Kendall Square area of equivalent quality, size, utility and location, with the length of the Extension Term, the credit standing of Tenant and all other relevant factors to be taken into account.  Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term RY1 Base Rent for the Extension Term.  Tenant shall, within fifteen (15) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term RY1 Base Rent (“Tenant’s Response Notice”).  If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term RY1 Base Rent shall be binding on Tenant.

(c)If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term RY1 Base Rent and desires to submit the matter to the determination process described in this Section 1.2(c) (the “Determination Process”), then the Extension Term RY1 Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c).  In such event, within ten (10) days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term RY1 Base Rent to the Determination Process, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”).  Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment.  All of the appraisers selected shall be individuals with at least ten (10) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection.  The three appraisers shall determine the Extension Term RY1 Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its determination of the Extension Term RY1 Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the Extension Term RY1 Base Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term RY1 Base Rent.  The Third Appraiser’s decision shall be binding on both Landlord and Tenant.  Each party shall bear the cost of its own appraiser and the cost of the Third Appraiser shall be paid by the party whose determination is not selected.

(d)Commencing on the first day of the second Rent Year of the Extension Term, Base Rent shall increase annually by three percent (3%), effective as of the first day of each Rent Year.

1.3[Intentionally Omitted]

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1.4Appurtenant Rights.

(a)Common Areas.  Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the areas designated from time to time for the common use of tenants of the Property (such areas are hereinafter referred to as the “Common Areas”).  The Common Areas include: (i) the common lobby(ies), loading docks, hallways, elevators and stairways of the Building, (ii) common walkways necessary for access to the Building, (iii) if the Premises include less than the entire rentable area of any floor, the common restrooms and other common facilities of such floor; (iv) roof terrace located on the fifth (5th) floor of the Building; and (v) other areas designated by Landlord from time to time for the common use of tenants of the Property, including any conference, fitness or kitchenette facilities; and no other appurtenant rights or easements.

(b)Parking.  During the Term, commencing on the Commencement Date, Landlord shall, subject to the terms hereof, provide to Tenant one (1) parking pass (the “Parking Pass”) for the parking area serving the Building (the “Parking Area”) for the parking of passenger vehicles in unreserved stalls in the Parking Area by Tenant’s employees and the employees of any transferee pursuant to a Transfer permitted by Article 11 of this Lease (“Permitted Pass Holders”).     Tenant shall not sublet, assign, encumber, pledge or otherwise transfer the Parking Pass except in connection with a Transfer permitted by Article 11 of this Lease.  During the Term, commencing on the Commencement Date, Tenant shall pay Landlord (or at Landlord’s election, directly to the parking operator, if any) for the Parking Pass at the then-current prevailing rate, as such rate may vary from time to time.  As of the Execution Date, the monthly charge for parking is Three Hundred Fifty Dollars ($350) per Parking Pass per month.  If, for any reason, Tenant shall fail timely to pay the charge for said Parking Pass under this Section 1.4(b), upon the second (2nd) occurrence of such default continuing for five (5) days after written notice therefor, Landlord shall have the right to revoke Tenant’s right to the Parking Pass, and Landlord may allocate such Parking Pass for use by others free and clear of Tenant’s rights under this Section 1.4(b).  Use of the Parking Area and the Parking Pass will be subject to such reasonable rules and regulations as may be in effect from time to time (including Landlord’s right, without additional charge to Tenant above the prevailing rate for the Parking Pass, to institute a valet or attendant-managed parking system).  Tenant shall provide Landlord and/or the operator of the Parking Area with such information as may be reasonably requested, for the Parking Pass.  Except to the extent prohibited by Legal Requirements, neither Landlord nor the operator of the Parking Areas assumes any responsibility whatsoever for loss or damage due to casualty or theft or otherwise to any automobile or to any personal property therein accessing or using the Parking Area, howsoever caused, and Tenant agrees to notify each Permitted Pass Holder of such limitation of liability.  No bailment is intended or shall be created by the provision of, or use of, the parking privileges described herein.  Notwithstanding anything to the contrary contained herein, Landlord shall have the right to relocate the parking privileges from time to time to parking areas at other properties owned, leased or controlled by Landlord or its affiliates so long as such relocated parking areas are no more than 1,000 feet from the Building.  Any such relocated parking area(s) shall be deemed the “Parking Area” for purposes of this Lease

1.5Tenant’s Access.

(a)From and after the Commencement Date and until the end of the Term, Tenant shall have access to the Premises (and Permitted Pass Holders shall have access to the Parking Area) twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease, Landlord’s Force Majeure (hereinafter defined) and matters of record.  As used in this Lease, the term “Landlord’s Force Majeure” shall mean delays due to riots, acts of God, war, acts of terrorism, governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or any other causes reasonably beyond Landlord’s control.

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(b)Subject to Article 9 below, Tenant shall have the right to access the Premises, at Tenant’s sole risk, at times reasonably approved by Landlord prior to the Commencement Date for purposes reasonably related to the installation of Tenant’s wiring and cabling and the installation of Tenant’s furniture, personal property and equipment, provided such access does not interfere with the preparation for or performance of Landlord’s Work (as defined in Exhibit 5).  Tenant shall, prior to the first entry to the Premises pursuant to this Section 1.5(b), provide Landlord with certificates of insurance evidencing that the insurance required in Article 12 hereof is in full force and effect and covering any person or entity entering the Building.  Tenant shall defend, indemnify and hold the Landlord Parties (hereinafter defined) harmless from and against any and all Claims (hereinafter defined) for injury to persons or property resulting from or relating to Tenant’s access to and use of the Premises prior to the Commencement Date as provided under this Section 1.5(b).  Tenant shall coordinate any access to the Premises prior to the Commencement Date with Landlord’s property manager.

1.6Exclusions.  The following are expressly excluded from the Premises and reserved to Landlord:  all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing, except as expressly permitted pursuant to Section 1.4(a) above.

2.RIGHTS RESERVED TO LANDLORD

2.1Additions and Alterations.  Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs, replacements or testing in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and the exercise of any other rights reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas and/or the Parking Areas, as it may deem necessary or desirable. Landlord expressly reserves the right to temporarily close all, or any portion, of the Common Areas or the Parking Areas for the purpose of testing or making repairs or changes thereto.  Notwithstanding the immediately foregoing sentence, Landlord further expressly reserves the right, at any time and from time to time, to alter, modify or close (temporarily or permanently) those Common Areas that consist of any conference, fitness or kitchenette facilities, including converting any such Common Areas to rentable premises. Landlord shall use reasonable efforts to minimize interference with Tenant’s use or occupancy of the Premises in connection with any such temporary closure of the Common Areas or Parking Areas by Landlord.

2.2Additions to the Property.

(a)Landlord may, at any time and from time to time, (i) construct additional improvements and related site improvements (collectively, “Future Development”) in all or any part of the Property, (ii) change the location or arrangement of (A) any improvement outside the Building in or on the Property and/or (B) all or any part of the Common Areas, and/or (iii) add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations under this Lease in connection with the exercise of the foregoing reserved rights.

2.3Landlord’s Access.  Subject to the terms hereof, Tenant shall (a) upon reasonable advance notice, which may be oral (except that no notice shall be required in emergency situations), permit Landlord and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and their respective agents, representatives, employees and contractors, to have access to the Premises at all reasonable hours for the purposes of inspection, making repairs, replacements or improvements in or to the Premises or the Building or equipment therein (including sanitary, electrical, heating, air conditioning or other systems), complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and

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orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any right reserved to Landlord under this Lease (including the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); (b) permit Landlord and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e., Monday - Friday 8:00 AM – 6:00 PM, Saturday 9:00 AM – 1:00 PM, excluding holidays) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last twelve (12) months of the Term, or at any time after the occurrence of an Event of Default, prospective tenants; (c) upon reasonable prior written notice from Landlord, permit Landlord and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments; and (d) in case any excavation shall be made for building or improvements or for any other purpose upon the land adjacent to or near the Premises, afford without charge to Landlord, or the persons or entities causing or making such excavation, license to enter upon the Premises for the purpose of doing such work as Landlord or such persons or entities shall deem necessary to preserve the Building from injury, and to protect the Building by proper securing of foundations.  In addition, to the extent that it is necessary to enter the Premises in order to access any area that serves any portion of the Building outside the Premises, then Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least twenty-four (24) hours’ prior written notice (except that no notice shall be required in emergency situations), permit contractors engaged by other occupants of the Building to pass through the Premises in order to access such areas but only if accompanied by a representative of Landlord.  The parties agree and acknowledge that, despite reasonable and customary precautions (which Landlord agrees it shall exercise), any property or equipment in the Premises may nevertheless be damaged in the course of performing Landlord’s obligations.  Accordingly, Tenant shall take reasonable protective precautions with its property and equipment.

2.4Pipes, Ducts and Conduits.  Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.5Minimize Interference.  Except in the event of an emergency, Landlord shall use commercially reasonable efforts, consistent with accepted construction practice when applicable, to minimize any materially adverse interference with Tenant’s use and occupancy of, the Premises as a result of the exercise of Landlord’s rights under Sections 2.1-2.4 above.  Tenant agrees to cooperate with Landlord as reasonably necessary in connection with the exercise of Landlord’s rights under this Article 2.  Subject to Landlord’s obligations under this Section 2.5, Tenant further agrees that dust, noise, vibration, closures of Common Areas, or other inconvenience or annoyance resulting from the exercise of Landlord’s rights under this Article 2 shall not be deemed to be a breach of Landlord’s obligations under the Lease.

2.6Construction in Vicinity.  Tenant acknowledges that (a) Landlord and/or its affiliates (“Neighboring Owners”) own several properties in the vicinity of the Building, (b) during the Term, the Neighboring Owners may undertake various construction projects, which may include the construction of new and/or additional buildings (each, a “Project,” and collectively, the “Projects”), and (c) customary construction impacts (taking into account the urban nature of the Property, the proximity of the Building to the Project site and other relevant factors) may result therefrom.    In no event shall Landlord be liable to Tenant for any compensation or reduction of rent or any other damages arising from the Projects and Tenant shall not have the right to terminate the Lease due to the construction of the Projects, nor shall the same give rise to a claim in Tenant’s favor that such construction constitutes actual or constructive, total or partial, eviction from the Premises.  Notwithstanding any provision in this Lease to the contrary, in no event shall

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Tenant seek injunctive or any similar relief to stop, delay or modify any Project.  Tenant acknowledges and agrees that Landlord has informed Tenant that a Neighboring Owner is currently undertaking a Project at One Broadway, Cambridge, Massachusetts, which is adjacent to the Property,  and Tenant has elected to proceed with entering into this Lease with full knowledge of the existence of such Project.

3.CONDITION OF PREMISES; CONSTRUCTION.  On the Commencement Date, Landlord shall deliver the Premises to Tenant with the Variable Air Volume HVAC system and fire alarm and fire protection systems serving the Premises in good working order and with Landlord’s Work Substantially Complete.  Subject to the immediately foregoing sentence, Tenant acknowledges and agrees that Tenant is leasing the Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Commencement Date, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord.

4.USE OF PREMISES

4.1Permitted Uses.  During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes.  Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed.

4.2Prohibited Uses.

(a)Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (hereinafter defined) (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the Premises; (ii) in a manner which, in the reasonable judgment of Landlord (taking into account the Building for office use and the Permitted Uses) shall (a) impair the appearance or reputation of the Building; (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use of any of the Common Areas; (c) occasion discomfort, inconvenience or annoyance in any material respect, or cause any injury or damage to any occupants of the Premises or other tenants or occupants of the Building or their property; or (d) cause harmful air emissions or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iii) in a manner which shall increase such insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder; or (vii) in violation of any exclusive use granted to any other tenant in the Building.

(b)With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not:  (i) place or maintain any signage (except as may be permitted by Article 10 below), Trash (hereinafter defined) or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse (collectively, “Trash”) within or outside of the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of Landlord, or any of Landlord’s affiliates or subsidiaries in any publicity, promotion, press release, advertising, printed, electronic or display materials without Landlord’s prior written consent  (which may be withheld in Landlord’s sole discretion); (vii) permit any animals other than service animals in the

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Building; or (viii) except in connection with Alterations (hereinafter defined) approved by Landlord, cause or permit any hole to be drilled or made in any part of the Building.

5.RENT; ADDITIONAL RENT

5.1Base Rent.  During the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. Unless otherwise expressly provided herein, the payment of Base Rent and additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) shall commence on the Commencement Date and shall be prorated for any partial months.  Base Rent for the first (1st) month of the Term shall be due simultaneously with Tenant’s execution and delivery of this Lease to Landlord.  Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States.

5.2Operating Costs.

(a) Payment of Operating Costs.  Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Operating Costs (as defined in Exhibit 6 attached hereto).  Landlord may make a good faith estimate of the Operating Costs for any fiscal year (wholly or partially) occurring during the Term, and Tenant shall pay to Landlord, on the first (1st) day of each calendar month, an amount equal to Tenant’s Share of the Operating Costs for such fiscal year and/or part thereof divided by the number of months therein.  Landlord may estimate and re-estimate Tenant’s Share of the Operating Costs and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Tenant’s Share of the Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of the Operating Costs as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when the actual Operating Costs are available for each fiscal year.

(b)Annual Reconciliation.  Landlord shall, within one hundred twenty (120) days after the end of each fiscal year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such fiscal year (“Year End Statement”).  Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder.  If the total of such monthly remittances on account of any fiscal year is greater than Tenant’s Share of the Operating Costs actually incurred for such fiscal year, then, provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in Section 18.1 below, Tenant shall then be entitled to take such credit).  If the total of such remittances is less than Tenant’s Share of the Operating Costs actually incurred for such fiscal year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor.  Landlord’s estimate of the Operating Costs for the next fiscal year shall be based upon the Operating Costs actually incurred for the prior fiscal year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs.

(c)Part Years.  If the Commencement Date or the Expiration Date occurs in the middle of a fiscal year, Tenant shall be liable for only that portion of the Operating Costs with respect to such fiscal year within the Term.

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(d)Gross-Up.  If, during any fiscal year, less than 95% of the Building is occupied by tenants or if Landlord was not supplying at least 95% of tenants with the services being supplied to Tenant hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Costs that would have been incurred if the Building was 95% occupied and such services were being supplied to 95% of tenants, and such extrapolated Operating Costs shall, for all purposes hereof, be deemed to be the Operating Costs for such fiscal year.

5.3Taxes.

(a)Payment of Taxes.  Tenant shall pay to Landlord, as additional rent, Tenant’s Tax Share of Taxes (as defined in Exhibit 7 attached hereto).  Landlord may make a good faith estimate of the Taxes to be due by Tenant for any Tax Period (as defined in Exhibit 7 attached hereto) or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to Tenant’s Tax Share of Taxes for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Tax Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant.  Thereafter, the monthly installments of Tenant’s Tax Share of the Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Tax Share of the Taxes as estimated by Landlord.  Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period.  If the total of such monthly remittances is greater than Tenant’s Tax Share of Taxes actually due for such Tax Period, then, provided no Event of Default has occurred nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder, except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord (it being understood and agreed that if Tenant cures any default prior to the expiration of the notice and/or cure periods set forth in Section 18.1 below, Tenant shall then be entitled to take such credit).  If the total of such remittances is less than Tenant’s Tax Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within thirty (30) days of Tenant’s receipt of an invoice therefor.  Landlord’s estimate for the next Tax Period shall be based upon the actual Taxes to the Property for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes.  In the event that Payments in Lieu of Taxes (“PILOT”), instead of or in addition to Taxes, are separately assessed to certain portions of the Property including the Premises, Tenant agrees, except as otherwise expressly provided herein to the contrary, to pay to Landlord, as additional rent, Tenant’s Tax Share of the portion of such PILOT attributable to the Premises in the same manner as provided above for the payment of Taxes.

(b)Effect of Abatements.  Appropriate credit against Taxes or PILOT shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor after deduction of Landlord’s expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining the Tax or PILOT refund.

(c)Part Years.  If the Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.

5.4Late Payments.

(a)Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of twelve percent (12%), or

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at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”).  Additionally, for any payment of Rent due hereunder not paid when due, Tenant shall pay to Landlord an administrative fee of $250.  Acceptance of interest or any partial payment shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(b)For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay a returned check charge equal to the amount as shall be customarily charged by Landlord’s bank at the time.

(c)Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid additional rent, including late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

5.5No Offset; Independent Covenants; Waiver.  Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction, except as expressly provided herein.  TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF, EXCEPT AS EXPRESSLY PROVIDED HEREIN.  TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT UNDER THIS LEASE SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE.  LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002).  SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6Survival.  Any obligations under this Article 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6.SECURITY DEPOSIT/ LETTER OF CREDIT

6.1Amount.  Contemporaneously with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable letter of credit which shall (a) be in the amount specified in the Lease Summary Sheet and otherwise in the form attached hereto as Exhibit 8; (b) issued by a FDIC insured financial institution reasonably acceptable to Landlord upon which presentment may be made in Boston, Massachusetts; and (c) be for a term of one (1) year, subject to extension in accordance with the terms hereof (the “Letter of Credit”).  The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the Term. In no event shall the Letter of Credit be deemed

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to be a prepayment of Rent nor shall it be considered a measure of liquidated damages.  Unless the Letter of Credit is automatically renewing, at least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later.  In the event that the Extension Term RY1 Base Rent during any Extension Term is greater than Base Rent during the previous term, the face amount of the Letter of Credit may be proportionately increased at Landlord’s discretion.

6.2Application of Proceeds of Letter of Credit.  Upon any default of Tenant under this Lease, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or upon the end of the Term if there remains any uncured default of which Tenant shall have received notice, Landlord, in its sole discretion, may draw down all or a part of the Letter of Credit.  The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 6.4 below.  Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, upon the written demand of Landlord, deliver a replacement Letter of Credit in the amount drawn, and Tenant’s failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder without further notice or an opportunity to cure.  The application of all or any part of the cash proceeds of the Letter of Credit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord.

6.3Transfer of Letter of Credit.  In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 6.4 below.

6.4Security Deposit.  Landlord shall hold the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations.  After a default of Tenant under this Lease, or upon the end of the Term if there remains any uncured default of which Tenant shall have received notice, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages without prejudice to any other Landlord remedy.  Should Landlord apply all or any portion of the Security Deposit, Tenant shall, upon the written demand of Landlord, deliver cash in the amount applied, and Tenant's failure to do so within ten (10) days after receipt of such written demand shall constitute an additional Event of Default hereunder without further notice or opportunity to cure.  Additionally, if Landlord applies all or any portion of the Security Deposit as aforesaid, Tenant shall have the right to deliver a replacement Letter of Credit in the form and amount required hereunder, and upon receipt of such replacement Letter of Credit, Landlord shall return the unapplied Security Deposit to Tenant.  Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds.  If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

6.5Return of Security Deposit or Letter of Credit.  Should Tenant comply with all of such terms, covenants and conditions and promptly pay all sums payable by Tenant to Landlord hereunder, the Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be

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returned to Tenant within ninety (90) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any default or applied to any actual damage suffered by Landlord.

7.UTILITIES, HVAC; WASTE REMOVAL

7.1Electricity.  Commencing on the Commencement Date, Tenant shall pay all charges for electricity furnished to the Premises and/or any equipment exclusively serving the Premises as additional rent, based on reasonable estimates by Landlord.

7.2Water.  Landlord shall provide hot and cold water to the kitchenette area in the Premises, if any.  Notwithstanding anything set forth herein to the contrary, the costs of water and sewer for the Building are included in Operating Costs; provided, however, if Tenant uses quantities of water in excess of normal use for the Permitted Uses, Landlord may charge Tenant, as additional rent hereunder, for its share of water and sewer charges for the Building, as reasonably estimated by Landlord, and Tenant shall pay such charges within thirty (30) days of receipt of any invoice.  If Landlord charges Tenant for its excessive use of water and sewer, Landlord shall provide Tenant with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Tenant.

7.3Heat, Ventilating and Air Conditioning.  Landlord shall provide to the Premises during normal business hours (as set forth in Section 2.3 above) heating and cooling in accordance with the Landlord/Tenant Responsibilities Matrix attached hereto as Exhibit 5A.  Whenever the air conditioning systems are in operation, Tenant agrees to lower and close the blinds or drapes when necessary because of the sun’s position, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning systems.  Landlord shall use reasonable efforts, upon no less than one (1) business day’s advance written notice from Tenant, to furnish, at Tenant’s sole cost and expense, additional heat or air conditioning services to the Premises on days and at times other than as above provided at Landlord’s standard rates from time to time.  Tenant, at its sole cost and expense, shall be responsible for the installation of, and charges for, any supplemental cooling equipment Tenant may require for any computer server room or any other similar areas in excess of the cooling to be provided by Landlord pursuant to the Landlord/Tenant Responsibilities Matrix attached hereto as Exhibit 5A.  The installation of any such supplemental cooling equipment shall be performed by Tenant in accordance with Article 9 of this Lease.

7.4Other Utilities; Utility Information.  Subject to Landlord’s reasonable rules and regulations governing the same, Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.  Within ten (10) business days after Landlord’s request from time to time, Tenant shall provide Landlord with reasonably detailed information regarding Tenant’s utility usage in the Premises.

7.5Interruption or Curtailment of Utilities.  When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, Landlord reserves the right, upon no less than twenty-four (24) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, (ii) the operation of the plumbing and electric systems, and/or (iii) HVAC services.  Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

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7.6Telecommunications Providers.  Notwithstanding anything to the contrary herein or in this Lease contained, Landlord has no obligation to allow any particular telecommunications service provider to have access to the Building or to Premises; provided, however, that Landlord agrees that as of the Commencement Date Landlord will have permitted access to the Building to at least one (1) telecommunications service provider. Landlord may permit access to the Building to additional telecommunications service providers, in Landlord’s sole discretion.    Tenant is solely responsible for contracting for telecommunications services to the Premises with the telecommunications service provider(s) that serve the Building as aforesaid, and Landlord shall have no liability to Tenant whatsoever for any disruption to, or interference with, telecommunications services to the Premises.

7.7Trash Removal.  Throughout the Term, Tenant shall, at its sole cost and expense keep any Trash in vermin-proof containers within the interior of the Premises until removed. Subject to reimbursement pursuant to Section 5.2, and subject further to Landlord’s Force Majeure, Landlord shall furnish a service for the removal of Trash from the Premises.  If any Legal Requirements or the trash removal company requires that any substances in the Premises be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site.

7.8Additional Landlord’s Services.  Subject to reimbursement pursuant to Section 5.2 above, and subject further to Landlord’s Force Majeure, Landlord shall provide the services described in Exhibit 9 attached hereto and made a part hereof, the costs of which shall be included in Operating Costs.

8.MAINTENANCE AND REPAIRS

8.1Maintenance and Repairs by Tenant.  Tenant shall keep the Premises (including all electronic, phone and data cabling and related equipment exclusively serving the Premises (other than building service equipment), fixtures, lighting, electrical equipment and wiring, non-structural walls, interior windows, floor coverings, doors and door frames and plate glass (provided that Landlord shall have the right to repair plate glass at Tenant’s cost)) neat and clean and free of insects, rodents, vermin and other pests and, subject to Section 7.7 above, Trash, and in such good repair, order and condition as the same are in on the Commencement Date or in such better condition as the Premises may be put in during the Term, reasonable wear and tear and damage by insured Casualty excepted.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance and repair of all building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems and of all equipment and appliances to the extent installed and/or operated by Tenant and/or exclusively serving the Premises (provided that Landlord shall have the right to repair the same at Tenant’s cost).  Tenant agrees to provide regular maintenance by contract with a reputable qualified service contractor designated by Landlord for the heating and air conditioning, electrical, plumbing and life-safety equipment servicing the Premises, and any repairs to such heating and air conditioning, electrical, plumbing and life-safety equipment servicing the Premises shall be performed only by contractors approved by Landlord and only after Tenant first notifies Landlord in writing of the need for any such repairs and Landlord approves the same (or Landlord exercises its foregoing right to make such repairs at Tenant’s cost).  Tenant, at Landlord’s request, shall at reasonable intervals provide Landlord with copies of such contracts and maintenance and repair records and/or reports. At least one (1) time a year, and other times as reasonably requested by Landlord, Tenant shall provide Landlord with an annual report (the “M&R Annual Report”) summarizing all maintenance and repairs projects conducted by Tenant since the prior M&R Annual Report. The M&R Annual Report shall be certified by an officer of Tenant, certifying to Landlord that such work has been, or is being, completed as described in the report.

8.2Maintenance and Repairs by Landlord.  Except as otherwise provided in Article 13, and subject to Tenant’s obligations in Section 8.1 above, Landlord shall maintain the roof, Building structure

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(including the foundation, structural floor slabs and columns) and Building core (including the common restroom facilities), exterior window frames, and except to the extent exclusively serving the Premises, the base building systems and equipment (including sanitary, electrical, heating, air conditioning, plumbing and security systems) in reasonable repair, order and condition  and in compliance with Legal Requirements.  In addition, Landlord shall maintain the Common Areas in compliance with Legal Requirements and otherwise in substantially the same manner as comparable office buildings in the East Cambridge/Kendall Square area.  All costs incurred by Landlord under this Section 8.2 shall be included in Operating Costs as provided in Section 5.2.

8.3Accidents to Sanitary and Other Systems.  Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including the sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or serving, the Premises.  Except as otherwise provided in Article 13, and subject to Tenant’s obligations in Section 8.1 above, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but, subject to Section 12.5 below, if such damage or defective condition was directly caused by any of the Tenant Parties, the cost to remedy the same shall be paid by Tenant.

8.4Floor Load--Heavy Equipment.  Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements.  Landlord reserves the right to prescribe the weight and position of all safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”), which shall be placed so as to distribute the weight.  Heavy Equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any Heavy Equipment into or out of the Building without giving Landlord prior written notice thereof and observing all of Landlord’s Rules and Regulations with respect to the same.  If such Heavy Equipment requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements.  Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord and Landlord’s agents (including its property manager), contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, judgments, losses, penalties, costs, expenses and fees (including reasonable legal fees) (collectively, “Claims”) resulting directly or indirectly from such moving.  Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

9.ALTERATIONS AND IMPROVEMENTS BY TENANT

9.1Landlord’s Consent Required.  Tenant shall not make any alterations, decorations, installations, removals, additions or improvements (collectively, “Alterations”) in or to the Premises without Landlord’s prior written consent, in Landlord’s sole discretion.

9.2Harmonious Relations.  Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Property or any part thereof.  In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

9.3Liens.  Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense by filing the bond required by law or otherwise.

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10.SIGNAGE

10.1Rights and Restrictions.  Tenant shall have the right to install Building standard signage identifying Tenant’s business at the entrance to the Premises, which signage shall be (a) at Tenant’s sole cost and expense, and (b) subject to Landlord’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (c) consistent with the signage design requirements set forth on Exhibit 12 attached hereto.  Subject to the foregoing, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, or any part of the interior visible from the exterior thereof, any sign, banner, advertising matter or any other thing of any kind, and shall not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. As part of Landlord’s Work, Landlord has provided Tenant with building standard window blinds, and Tenant may not remove such building standard blinds without Landlord’s prior written consent.

10.2Building Directory.  Landlord shall list Tenant within the directory in the Building lobby at Landlord’s sole cost and expense.

11.ASSIGNMENT, MORTGAGING AND SUBLETTING

11.1Landlord’s Consent Required.  Tenant shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, mortgage or otherwise encumber this Lease or the Premises in whole or in part.  Tenant shall not, without Landlord’s prior written consent, assign, sublet, license or transfer this Lease or the Premises in whole or in part whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”).  Any purported Transfer made without Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease.  In the event of any Transfer in violation of this Article 11, it shall be an Event of Default for which there is no notice or opportunity to cure.  No Transfer shall relieve Tenant of its primary obligation as party Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease.

11.2Landlord’s Recapture Right

(a)Subject to Section 11.6 below, Tenant shall, prior to offering or advertising the Premises thereof for a Transfer or accepting an offer for a Transfer, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises, which may not be less than the whole of the Premises (the “Recapture Premises”),  (iii) identifies the period of time (the “Recapture Period”) during which Tenant proposes to sublet the Recapture Premises, or indicates that Tenant proposes to assign its interest in this Lease, and (iv) offers to Landlord to terminate this Lease with respect to the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in this Lease or a subletting for the remainder of the term of this Lease) or to suspend the Term for the Recapture Period (i.e. the Term with respect to the Recapture Premises shall be terminated during the Recapture Period and Tenant’s rental obligations shall be proportionately reduced).  Landlord shall have fifteen (15) business days within which to respond to the Recapture Notice.

(b)If Tenant does not enter into a Transfer on the terms and conditions contained in the Recapture Notice on or before the date which is seventy-five (75) days after the earlier of: (x) the expiration of the 15-business day period specified in Section 11.2(a) above, or (y) the date that Landlord

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notifies Tenant that Landlord elects not recapture the Recapture Premises, time being of the essence, then prior to entering into any Transfer after such 75-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 11.2(a) above

11.3Standard of Consent to Transfer.  Subject to Landlord’s rights set forth in Section 11.2 to terminate the Lease or suspend the Term, Landlord agrees that, subject to the provisions of this Article 11, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer of the Premises in whole but not in part, at fair market rent and otherwise on the terms contained in the Recapture Notice.  It shall be reasonable for Landlord to withhold its consent to a Transfer (a) if the proposed assignee or sublessee, as the case may be (a “Transferee”) will not use the Premises for the Permitted Uses, or (b) if, in Landlord’s reasonable opinion: the Transferee (i) does not have a tangible net worth and other financial indicators sufficient to meet the Transferee’s obligations under the Transfer instrument in question; (ii) does not have a business reputation compatible with the operation of a first-class office building or the tenant mix Landlord desires for the Building; and/or (c) intends to use the space subject to the Transfer for a use that violates any exclusive or restrictive use provisions then in effect with respect to any portion of the Property.

11.4Profits In Connection with Transfers.  Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration paid or given in connection with any Transfer, either initially or over time, after amortization of all reasonable out-of-pocket attorney fees, brokerage commissions and the cost of any improvements required by such Transfer, in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

11.5Prohibited Transfers.

Notwithstanding any contrary provision of this Lease, excepting only a Transfer permitted under Section 11.6, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, there is not a Tenant default.  Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to (a) any government agency; (b) any tenant, subtenant or occupant of other space in the Property; or (c) any entity with whom Landlord, or any affiliate of Landlord shall have negotiated for space in the Property, or in any of such affiliate’s properties, in the six (6) months immediately preceding such proposed Transfer.

11.6Permitted Transfers.  Provided no monetary default or uncured Event of Default then-exists, Tenant shall have the right to make a Transfer without Landlord’s consent, but with prior written notice to Landlord, to (a) an Affiliate so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that (i) prior to or simultaneously with any assignment pursuant to this Section 11.6, such Affiliate or Successor, as the case may be, and Tenant execute and deliver to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliate or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of Tenant to be performed, and whereby such Affiliate or Successor, as the case may be, shall expressly agree that the provisions of this Article 11 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers, and (ii) such Affiliate or Successor, as the case may be, has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the Tangible Net Worth of Tenant immediately prior to such Transfer, or (1) the Tangible Net Worth of Tenant herein named on the date of this Lease.  For the purposes hereof, an “Affiliate” shall be defined as any entity (xx) that has the financial wherewithal to meet its obligations under the Transfer instrument; and (yy) which is controlled by, is under common control with, or which controls Tenant.  As used herein, “control”

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means direct or, either together with others acting as a group or otherwise, indirect ownership or possession of the right or power, by vote of stockholders or directors, or by contract, agreement or other arrangements, or otherwise, to direct, determine, prevent or otherwise dictate managerial, operational or other actions or activities of any such person, firm or corporation.  For the purposes hereof, “Successor” shall mean any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth and other financial indicators sufficient to meet Tenant’s obligations hereunder.  For the purposes hereof, “Tangible Net Worth” shall mean the excess of total assets over total liabilities (in each case, determined in accordance with GAAP) excluding from the determination of total assets all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Notwithstanding the provisions of this Section 11.6, no transaction or series of transactions which are effected solely for the purpose of qualifying as a transaction which does not require Landlord’s consent (i.e. and thereby avoiding the operation of the provisions of this Article 11) shall be permitted pursuant to this Section 11.6.

11.7Investment Policies.  Notwithstanding anything to the contrary contained herein, Tenant may not enter into any Transfer with any person or entity if the identity of such person or entity is inconsistent with the written investment policies of Landlord and/or Landlord’s parent (as the same may change from time to time) as provided to Tenant by Landlord prior to Landlord’s receipt of Tenant’s notice of such proposed Transfer, and any such Transfer shall be void ab initio.  The provisions of this Section 11.7 shall apply to all Transferees, including Affiliates and Successors. Notwithstanding the foregoing, the provisions of this Section 11.7 shall be of no further force and effect if Landlord and/or Fee Owner are no longer affiliates of Massachusetts Institute of Technology.

12.INSURANCE; INDEMNIFICATION; EXCULPATION

12.1Tenant’s Insurance.

(a)Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance and such other insurance specified on Exhibit 10 attached hereto.

12.2Indemnification.  Tenant shall defend, indemnify and save the Landlord Parties harmless from and against any and all Claims asserted by or on behalf of any person, firm, corporation or public authority arising from:

(a)Tenant’s breach of any covenant or obligation under this Lease;

(b)Any injury to or death of any person, or loss of or damage to property, sustained or occurring in, upon, at or about the Premises;

(c)Any injury to or death of any person, or loss of or damage to property (A) arising out of the use or occupancy of the Premises by or (B) caused by or arising from the negligence or willful misconduct of any of the Tenant Parties; and

(d)On account of or based upon any work or thing whatsoever done (other than by Landlord or any of the Landlord Parties) at the Premises during the Term and during the period of time, if any, prior to the Commencement Date that any of the Tenant Parties may have been given access to the Premises.

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This Section 12.2 (as well as any other provisions of this Lease dealing with indemnification of Landlord by Tenant) shall be deemed to be modified in each case by the insertion in the appropriate place of the following:  “except as otherwise provided in Section 15 of Chapter 186 of the Massachusetts General Laws, as the same may be amended”.

12.3Property of Tenant.  Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 12.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

12.4Limitation of Landlord’s Liability for Damage or Injury.  Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property.  Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.

12.5Waiver of Subrogation; Mutual Release.  Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage (excluding  rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by Tenant but including rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by any Casualty (hereinafter defined)) that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties.  Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

12.6Tenant’s Acts--Effect on Insurance.  Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict

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with any insurance policies or warranties covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason.  If by reason of Tenant’s use of the Premises or the failure of Tenant to comply with the provisions of this Lease the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such use or failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor.

13.CASUALTY; TAKING

13.1Damage.  If the Premises are damaged in whole or part because of fire or other insured casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 13.2 below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed prior to the Casualty, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible.  If, in Landlord’s reasonable judgment, any element of the Tenant-Insured Improvements can more effectively be restored as an integral part of Landlord’s restoration of the Building or the Premises, such restoration shall also be made by Landlord, but at Tenant’s sole cost and expense.  Subject to rights of Mortgagees, any act or omission by Tenant and/or Tenant’s agents, servants, employees, contractors, subcontractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance of Landlord’s restoration work, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Landlord’s Force Majeure, Landlord shall substantially complete such restoration within one (1) year after Landlord’s receipt of all required permits therefor.  Upon substantial completion of such restoration by Landlord, Tenant shall use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible.  Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building.  In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building.  “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorneys’ fees, of obtaining the same.  In the fiscal year in which a Casualty occurs, there shall be included in Operating Costs Landlord’s deductible under its property insurance policy.  Except as Landlord may elect pursuant to this Section 13.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements.

13.2Termination Rights.

(a)Landlord’s Termination Rights.  Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i)any material portion of the Building or any material means of access thereto is taken;

(ii)more than thirty-five percent (35%) of the Building is damaged by Casualty; or

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(iii)if the estimated time to complete restoration exceeds one (1) year from the date on which Landlord receives all required permits for such restoration.

(b)Tenant’s Termination Right.  If Landlord is so required but fails to complete restoration of the Premises within the time frames and subject to the conditions set forth in Section 13.1 above, then Tenant may terminate this Lease upon sixty (60) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within sixty (60) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect.  The remedies set forth in this Section 13.2(b) and in Section 13.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein.

(c)Either Party May Terminate.  In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (i) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (ii) the damage to the Premises costs more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other.  In addition, if any Mortgagee does not release sufficient insurance proceeds to cover the cost of Landlord’s restoration work, Landlord shall notify Tenant thereof.  In such event, unless Landlord agrees in writing to cover the difference, Landlord or Tenant may terminate this Lease by written notice to the other within thirty (30) days after such notice from Landlord.

(d)Automatic Termination.  In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

(e)Tenant shall assign to Landlord all of its right, title and interest in and to the insurance proceeds for any Alterations (a) if the Term shall expire prior to the completion of Tenant’s restoration pursuant to Section 13.1 above, or (ii) if this Lease is terminated pursuant to any provision of this Lease prior to the completion of Tenant’s restoration pursuant to Section 13.1 above, in each case equal to the sum of the unamortized costs of any portion of any Alterations that were not designated for removal pursuant to Article 9.

(f)Notwithstanding anything to the contrary contained herein, Tenant may not terminate this Lease pursuant to this Article 13 if the Casualty in question was caused by the negligence or willful misconduct of any of the Tenant Parties.

13.3Taking for Temporary Use.  If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including the payment of Rent, shall continue.  For purposes hereof, “Taken for temporary use” shall mean a Taking of ninety (90) days or less.

13.4Disposition of Awards.  Except for any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that the same may not reduce Landlord’s award), all Taking awards to Landlord or Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant may pursue its own claim against the Taking authority.

14.ESTOPPEL CERTIFICATE.  Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in

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performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord, any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any Mortgagee.  Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like.  If Tenant shall fail to execute and deliver to Landlord any such statement within such ten-day period, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact in its name and behalf to execute such statement, such appointment being coupled with an interest.

15.HAZARDOUS MATERIALS

15.1Prohibition.  Except for de minimis quantities of standard office supplies and cleaning materials stored in compliance with Environmental Laws (hereinafter defined) and in proper containers, Tenant shall not, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance; or (ii) any Hazardous Material (hereinafter defined).  Upon at least forty-eight (48) hours’ notice, except that no notice shall be required in an emergency, Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 15.1 at Tenant’s sole cost and expense.

15.2Environmental Laws.  For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including but not limited to any discharge by any of the Tenant Parties into the air (including indoor air and outdoor air), surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including  (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., (e) Chapter 21C of the General Laws of Massachusetts; and (f) Chapter 21E of the General Laws of Massachusetts.  Tenant, at its sole cost and expense, shall comply with (i) all Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

15.3Hazardous Material Defined.  As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law, including live organisms, viruses and fungi, medical waste and any so-called “biohazard” materials, and any material on the right to know list of the Occupational Safety and Health Administration.  The term “Hazardous Material” includes  oil and/or any material or substance which is (i) designated as a “hazardous substance,” “hazardous material,” “oil,” “hazardous waste” or toxic substance under any Environmental Law or (ii) contains any component now or hereafter designated as such.

15.4Pre-Existing Hazardous Materials.  Tenant acknowledges that asbestos is present in the Building.  Landlord shall, at its sole cost and expense, comply with all Environmental Laws with respect to the existence of Hazardous Materials in, on or at the Property as of the Execution Date.

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16.RULES AND REGULATIONS

16.1Rules and Regulations.  Tenant will faithfully observe and comply with all rules and regulations promulgated from time to time with respect to the Building, the Property and construction within the Property (collectively, the “Rules and Regulations”).  The current version of the Rules and Regulations is attached hereto as Exhibit 11.  In the case of any conflict between the provisions of this Lease and any future rules and regulations, the provisions of this Lease shall control.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

16.2Energy Conservation.  Notwithstanding anything to the contrary contained herein, Landlord may institute upon written notice to Tenant such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services (collectively, the “Conservation Program”), provided, however, that the Conservation Program does not, by reason of such policies, programs and measures, reduce the level of energy or energy services being provided to the Premises below the level of energy or energy services then being provided in comparable office buildings in the East Cambridge/Kendall Square area, or as may be necessary or required to comply with Legal Requirements or standards or the other provisions of this Lease.  Upon receipt of such notice, Tenant shall comply with the Conservation Program at Tenant’s sole cost and expense. Without limiting the foregoing, Tenant acknowledges that the Building intends to obtain Leadership in Energy and Environmental Design (“LEED”) certification as established by the U.S. Green Building Council (“USGBC”).  Any reasonable costs incurred by Landlord in connection with maintaining such certification shall be considered Operating Costs.  Tenant shall cooperate as reasonably requested by Landlord in the maintenance of such certification to the extent required to maintain the same.

16.3Recycling.  Landlord may establish policies, programs and measures for the recycling of paper, products, plastic, and other materials (a “Recycling Program”).  Upon receipt of such notice, Tenant will comply with the Recycling Program at Tenant’s sole cost and expense.

17.LEGAL REQUIREMENTS

17.1Legal Requirements.  Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all Legal Requirements that are applicable to Tenant’s manner of use or occupancy of, or Alterations made by or on behalf of Tenant to, the Premises.  Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Legal Requirements as they relate to Tenant’s use or occupancy of the Premises or the Building.  If Tenant receives notice of any violation of Legal Requirements applicable to the Premises or the Building, it shall give prompt notice thereof to Landlord.  Nothing contained in this Section 17.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses.

18.DEFAULT

18.1Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a)If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of three (3) days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment on or before the due date

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therefor, and (ii) Landlord has given Tenant written notice under this Section 18.1(a) on more than one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

(b)If Tenant shall vacate or abandon the Premises (whether or not the keys shall have been surrendered or the Rent shall have been paid);

(c)If Tenant shall fail to execute and deliver to Landlord an estoppel certificate pursuant to Article 14 above or a subordination and attornment agreement pursuant to Article 20 below, within the timeframes set forth therein and such failure continues for five (5) days after notice thereof;

(d)If Tenant shall fail to maintain any insurance required hereunder;

(e)If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Article 6 above;

(f)If Tenant causes or suffers any release of Hazardous Materials in, on or near the Property;

(g)If Tenant shall make a Transfer in violation of the provisions of Article 11 above, or if any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 11 hereof;

(h)If Tenant fails to comply with the provisions of Article 2 and/or Section 4.2 above, and such failure shall continue for a period of three (3) days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to comply with the provisions of Article 2 or Section 4.2 above, and (ii) Landlord has given Tenant written notice under this Section 18.1(h) on more than one (1) occasion during the twelve (12) month interval preceding such failure by Tenant;

(i)The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord regardless of the reason for lack of completion;

(j)Tenant makes an assignment for the benefit of creditors, or a receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(k)Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code, or any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(l)Any judgment, attachment or the like in excess of $100,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by

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surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be; or

(m)The leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter.

Tenant shall reimburse Landlord, within thirty (30) days after demand, for Landlord’s reasonable out-of-pocket costs and expenses (including legal fees and costs) incurred in connection with the preparation and delivery of each notice of default delivered pursuant to this Section 18.1 (which notice of default may include such demand for payment).

18.2Remedies.  Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available to Landlord, including for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date.  Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages hereunder.  Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant.  The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

18.3Damages - Termination.

(a)Upon the termination of this Lease under the provisions of this Article 18, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any breach or default preceding such termination, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

(i)the amount (discounted to present value at the rate of five percent (5%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 18.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii)amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, then Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term at Landlord’s sole and absolute discretion without otherwise affecting this remedy; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 18.3(a)(ii) to a

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credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit.  If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

(b)In calculating the amount due under Section 18.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including Tenant’s Share of Operating Costs and Tenant’s Tax Share of Taxes, on the assumption that all such amounts and considerations would have increased at the rate of five percent (5%) per annum for the balance of the full term hereby granted.

(c)Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d)Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

(e)In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 18.3, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions herein contained or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of (x) an amount equal to the lesser of (1) Rent accrued under this Lease in the twelve (12) months immediately prior to such termination, or (2) Rent payable during the remaining months of the Term if this Lease had not been terminated, plus (y) the amount of Rent accrued and unpaid at the time of termination, less (z) the amount of any recovery by Landlord under the foregoing provisions of this Section 18.3 up to the time of payment of such liquidated damages; Tenant hereby acknowledging that the damages which Landlord may suffer as the result of the termination of this Lease as a result of an Event of Default over cannot be determined as of the Execution Date.  The terms and provisions of Section 18.3 shall survive the expiration or termination of this Lease.

18.4Landlord’s Self-Help; Fees and Expenses.  If Tenant shall default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including the obligation to maintain the Premises in the required condition pursuant to Section 8.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant.  Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full.  In addition, Tenant shall pay all of Landlord’s costs and expenses, including reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties being made party to any litigation pending by or against any of the Tenant Parties.

18.5Waiver of Redemption, Statutory Notice and Grace Periods.  Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.  Except to the extent prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

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18.6Landlord’s Remedies Not Exclusive.  The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for; Tenant hereby acknowledging that the damages which Landlord may suffer as the result of the termination of this Lease as a result of an Event of Default over cannot be determined as of the Execution Date.

18.7No Waiver.  Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.  No provisions of this Lease shall be deemed to have been waived by either party unless such waiver shall be in writing signed by such party against whom a waiver is claimed.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

18.8Restrictions on Tenant’s Rights.  During the continuation of any Event of Default, (a) Landlord shall not be obligated to provide Tenant with any notice pursuant to Sections 2.3 above; and (b) Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations.

18.9Landlord Default.  Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days) after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.  Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold Rent or to set-off or deduct any claim or damages against Rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder.  In addition, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against Landlord from Rent due and payable under this Lease.

19.SURRENDER; ABANDONED PROPERTY; HOLD-OVER

19.1Surrender

(a)Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises broom clean, in good order, repair and condition excepting only ordinary wear and tear and damage by fire or other insured Casualty; (ii) remove all of Tenant’s Property (including all cabling, trade fixtures, furniture and equipment) and, to the extent specified by Landlord, Alterations made by Tenant, and (iii) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations.  Tenant’s obligations under this Section 19.1(a) shall survive the expiration or earlier termination of this Lease.

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(b)No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord.  Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease.  The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

(c)Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, remove from the Premises, prior to the end of the Term, any item installed by or for Tenant and which, pursuant to Legal Requirements, must be removed therefrom before the Premises may be used by a subsequent tenant.

(d)Tenant hereby assigns to Landlord any warranties in effect on the last day of the Term with respect to any fixtures and Alterations remaining in the Premises.  Tenant shall provide Landlord with copies of any such warranties prior to the expiration of the Term (or, if the Lease is earlier terminated, within five (5) days thereafter).

19.2Abandoned Property.  After the expiration or earlier termination of this Lease, if Tenant fails to remove any property from the Building or the Premises that Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit.  If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Article 18 hereof or pursuant to law, and to any arrears of Rent.

19.3Holdover.  If any of the Tenant Parties holds over after the end of the Term, Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall, for the first thirty (30) days after the Expiration Date, pay Base Rent at 150% of the highest rate of Base Rent payable during the Term, and thereafter pay Base Rent at 200% of the highest rate of Base Rent payable during the Term, (ii) Tenant shall continue to pay to Landlord all additional rent, and (iii) Tenant shall be liable for all damages, including lost business and consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date.  Nothing contained herein shall grant Tenant the right to holdover after the expiration or earlier termination of the Term or affect Tenant’s status as a tenant-at-sufferance during any holdover period.

20.MORTGAGEE RIGHTS

20.1Subordination.  Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any existing or future (a) ground lease (including without the Master Lease), (b) subleases or other instruments pursuant to any sale and leaseback transaction of the Master Lease or the Property, and (c) any mortgages, deeds of trust, overleases, or similar instruments covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage.  Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord.  The provisions of this Section 20.1 shall be self-operative and no further instrument shall be required to effect such subordination or

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attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and attornment in such form as shall be requested by any such holder within ten (10) business days of request therefor.  If Tenant shall fail to execute and deliver to Landlord any such statement within such ten-day period, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact in its name and behalf to execute such statement, such appointment being coupled with an interest.  With respect to the Master Lease, Tenant shall execute and deliver to Landlord simultaneously with its execution and delivery of this Lease, the Subordination, Non-Disturbance and Attornment Agreement (the “Master Lease SNDA”) in the form attached hereto as Exhibit 13.  Landlord may record the Master Lease SNDA in the Registry at its sole cost and expense.

20.2Mortgagee Notices.  Tenant shall give each Mortgagee the same notices given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity to cure a Landlord default after the expiration of Landlord’s applicable notice and/or cure periods if Landlord fails to do so, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

20.3Mortgagee Liability.  Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or omission of any prior lessor under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against Landlord; (iv) bound by any Rent or other amounts which Tenant may have paid previously for more than one (1) month; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

21.QUIET ENJOYMENT.  Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease, any matters of record or of which Tenant has knowledge and to any Mortgage to which this Lease is subject and subordinate, as hereinabove set forth.

22.NOTICES.  Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier or refused, as the case may be (in either case with evidence of delivery or refusal thereof) and addressed as follows:

If to Landlord:	MIT 139 Main Street Leasehold LLC c/o MIT Cambridge Real Estate LLC One Broadway, Suite 09-200 Cambridge, MA 02142 Attention: President
With copies to:	MIT Investment Management Company One Broadway, Suite 09-200 Cambridge, MA 02142 Attention: Director of Real Estate Legal Services

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and:	Jones Lang LaSalle Americas, Inc. One Broadway, 6th Floor Cambridge, MA 02142 Attention: Group Manager
With a copy by email to:
If to Tenant:	Prior to the Commencement Date: At the address set forth in the Lease Summary Sheet. After the Commencement Date: At the Premises Email address:
With a copy to:

Notwithstanding the foregoing, and except in those instances where oral notices are permitted under this Lease, any notice from Landlord to Tenant regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by electronic mail to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above.  Either party may at any time change the address or specify an additional address for such notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States and is not a post office box.  Notices shall be effective upon the date of receipt or refusal thereof.  Any notice given by an attorney on behalf of Landlord shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

23.MISCELLANEOUS

23.1Separability.  If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

23.2Captions; Interpretation.  The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  Unless expressly stated otherwise, the use of the word “including” or “include” in this Lease shall be deemed to mean “including without limitation” or “include without limitation” in each instance.

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23.3Broker.  Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than CBRE and Jones Lang LaSalle (collectively, “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of its representation and warranty set forth in the immediately preceding sentence.  Landlord shall be solely responsible for the payment of any brokerage commissions to Broker in connection with this Lease.

23.4Entire Agreement.  This Lease, Lease Summary Sheet and the Exhibits attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein.  Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that Tenant in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto, provided that no amendment or modification may be effected by text message, electronic mail or similar communication.

23.5Governing Law; Personal Jurisdiction.  This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts and any applicable local municipal rules, regulations, by-laws, ordinances and the like. Any litigation relating to this Lease shall be brought in the state or federal courts in the Commonwealth of Massachusetts, and each party consents to personal jurisdiction in such courts.

23.6Tenant Representations.  Tenant hereby guarantees, warrants and represents to Landlord that (i) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) Tenant has and is duly qualified to do business in the state in which the Property is located, (iii) Tenant has full corporate, partnership, trust, limited liability company or other appropriate power and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so;  and (v) neither the execution, delivery or performance of this Lease, nor the consummation of the transactions contemplated hereby, will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party.

23.7Expenses Incurred by Landlord Upon Tenant Requests.  Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer.  Such costs shall be deemed to be additional rent under this Lease.

23.8Survival.  Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including Section 12.2) shall survive the expiration or prior termination of the Term.

23.9Limitation of Liability.  Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease.  This Section 23.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord.  Landlord and

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Tenant specifically agree that in no event shall any officer, director, manager, member, trustee, employee or representative of Landlord or any of the other Landlord Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or any of the other Landlord Parties be liable for consequential, incidental or punitive damages or for lost profits whatsoever in connection with this Lease.

23.10Binding Effect.  The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 11 hereof shall operate to vest any rights in any successor or assignee of Tenant. A facsimile, PDF or other electronic signature on this Lease shall be equivalent to, and have the same force and effect as, an original signature.

23.11Landlord Obligations upon Transfer.  Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely relieved from the performance and observance accruing thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord, except as otherwise agreed in writing.

23.12Grants of Interest.  Tenant shall not grant any security interest whatsoever in any fixtures within the Premises without the consent of Landlord.  Tenant shall notify Landlord within ten (10) business days after the filing of any UCC statement relating to Tenant’s Property.

23.13No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Property, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

23.14Relocation.  Landlord, at its expense, at any time after the completion of the Initial Term, may cause Tenant to relocate from the Premises to space of reasonably comparable size and utility (“Relocation Space”) within the Building upon sixty (60) days’ prior written notice to Tenant, which notice shall set forth the date by which Tenant must complete such relocation and surrender the prior Premises, as well as a reasonable description of the Relocation Space.  From and after the date of the relocation, Base Rent, Tenant’s Share and Tenant’s Tax Share shall be adjusted based on the rentable square footage of the Relocation Space.  If the Relocation Space is on a lower floor in the Building, Landlord shall reduce the then-applicable Base Rent by an amount that Landlord reasonably and in good faith determines is appropriate to account for the lower floor location of the Relocation Space.  Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Landlord shall, within thirty (30) days after receipt of a reasonably detailed invoice, reimburse Tenant for Tenant’s reasonable costs of relocation, including all costs for moving Tenant’s furniture, equipment, supplies and other personal property, as well as the cost of printing and distributing change of address notices to Tenant’s customers and one month’s supply of stationery showing the new address so long as such invoice is delivered to Landlord within sixty (60) days after the effective date of such relocation.

23.15Counterparts.  This Lease may be executed in two or more counterparts, and by each or either of the parties in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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23.16Financial Information.  Tenant shall deliver to Landlord, within one hundred twenty days (120) days after the end of each fiscal year of Tenant as well as anytime within thirty (30) days after Landlord’s reasonable request, Tenant’s most recently completed balance sheet and related statements of income, shareholder’s equity and cash flows statements (audited if available) reviewed by an independent certified public accountant and certified by an officer of Tenant as being true and correct in all material respects.  Any such financial information may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property or any portion thereof. Tenant’s fiscal year is January 1 to December 31. Tenant may change its fiscal year upon written notice to Landlord.

23.17Measurements. Landlord shall have the right, from time to time, to measure the Building and the Premises in accordance with the then-current Standard Method of Measurement for Office Buildings (ANSI/BOMA) (or if such standard is no longer in use, using an industry-standard method of measurement reasonably selected by Landlord) and to make an appropriate adjustment to Base Rent, Tenant’s Share and Tenant’s Tax Share.  Tenant shall execute an agreement confirming such measurements and adjustments within ten (10) business days after Landlord’s request therefor.  Tenant’s failure to execute and return any such agreement proposed by Landlord, or to provide written objection to the statements contained therein, within ten (10) business days after the date of Tenant’s receipt thereof, shall be deemed an approval by Tenant of Landlord’s determination of such dates as set forth therein.

23.18OFAC.  Tenant warrants and represents to Landlord as of the date hereof and throughout the Term that it is not owned or controlled, directly or indirectly, by any person or government from countries or other areas that are subject to economic, trade, sectoral, or transactional sanctions imposed by the United States Government, and that neither Tenant nor any of its owners, directors, officers or group companies appears on any lists of known or suspected terrorists, terrorist organizations or other prohibited persons made publicly available or published by any agency of the government of the United States or any other jurisdiction in which Tenant is doing business, including but not limited to the List of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury. Tenant shall notify Landlord immediately if these circumstances change.

23.19Confidentiality.  Tenant acknowledges and agrees that the terms of this Lease are confidential.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building.  Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord, which may be given or withheld by Landlord, in Landlord’s sole discretion, except as required for financial disclosures or securities filings, as required by the order of any court or public body with authority over Tenant, or in connection with any litigation between Landlord and Tenant with respect to this Lease.  It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

23.20Security.  Landlord reserves the right, but not the obligation, to install security and other monitoring devices in and around the Building, including devices that monitor the usage of the Common Areas.  Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.  Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

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23.21Time.  Time is of the essence as to the performance of Tenant’s obligations under this Lease. Except as expressly set forth herein, any time period which ends on a non-business day shall be extended to the first subsequent business day.

23.22WAIVER OF JURY TRIAL.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

23.23Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Legal Requirements, proposes to cure any Tenant default under this Lease or to assume or assign Tenant’s interest under this Lease, and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease, and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion: (i) those acts specified in the Bankruptcy Code or other Legal Requirements as included within the meaning of “adequate assurance,” even of this Lease does not concern a shopping center or other facility described in such Legal Requirements; (ii) a prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease; (iii) a cash deposit in an amount at least equal to the then-current amount of the Letter of Credit; or (iv) the assumption or assignment of all of Tenant’s interest and obligations under this Lease.

23.24Not Binding Until Executed.  This Lease shall have no binding force or effect, shall not constitute an offer or an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

[SIGNATURES ON FOLLOWING PAGE]

32

EXECUTED under seal as of the Execution Date.

LANDLORD:	MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company

	By:	MIT CAMBRIDGE REAL ESTATE LLC, its manager

	By:	/s/ Seth D. Alexander
Name: Seth D. Alexander
Title: President, and not individually

TENANT:	Stoke Therapeutics, INC., a Delaware corporation

	By:	/s/ Edward M. Kaye MD
Name: Edward M. Kaye MD
Title: CEO

EXHIBIT 1

LEGAL DESCRIPTION

A certain parcel of land situated and now numbered 137 to 145 Main Street in Cambridge, Middlesex County, Massachusetts, being the premises shown as Lot A on a plan entitled "Plan of Premises in Cambridge, Massachusetts, W.A. Mason & Son Co., Surveyors, September 13, 1926, Changes October 30, 1926", recorded in Plan Book 385, Plan 49, said premises being bounded and described according to said plan as follows:

SOUTHERLY	on the Northerly side of said Main Street, ninety (90) feet;
WESTERLY	on land now or formerly of W.R. Mason et al, one hundred four and 07/100 (104.07) feet;
NORTHERLY	by Lot B as shown on said plan, ninety and 01/100 (90.01) feet; and
EASTERLY	on land now or formerly of heirs of Mrs. Brooks, one hundred five and 66/100 (105.66) feet.

EXHIBIT 1, PAGE 1

EXHIBIT 2

LEASE PLAN

LEGEND

Tenant Premises - Tenant 403, Fourth Floor

Shared Floor Common Amenity Area

Note: Shared Floor Common Amenity Area is shown for reference only and is not part of tenant premises.

MITIMCo

EXHIBIT 2, PAGE 1

EXHIBIT 3

MEMORIALIZATION OF DATES AGREEMENT

[_____________]

Stoke Therapeutics, Inc.

3 Preston Court

Suite 102

[Attn: __________________________]

Re:

Lease dated ___________ ([as amended,] the “Lease”) by and between MIT 139 Main Street Leasehold LLC (“Landlord”), and Stoke Therapeutics, Inc. (“Tenant”) with respect to 2,485 rentable square feet on the fourth (4th) floor of the Building located at 139 Main Street, Cambridge, Massachusetts

Dear ___________:

In accordance with the terms and conditions of the Lease, Tenant accepts possession of the Premises and acknowledges:

1.The Commencement Date is ___________.

2.The Expiration Date is ___________.

This letter is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

Please acknowledge the foregoing and your acceptance of possession by signing a copy of this letter in the space provided and returning it to ___________.  Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within ten (10) business days after the date of this letter, shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company

By:	MIT CAMBRIDGE REAL ESTATE LLC, its manager

By:
Name:
Title:

Acknowledged and Accepted:

Stoke Therapeutics, INC., a Delaware corporation

By:
Name:
Title:

DATE:  ______________________, 20___

EXHIBIT 3, PAGE 1

EXHIBIT 4

[Intentionally Omitted]

EXHIBIT 4, PAGE 1

EXHIBIT 5

WORK LETTER

Landlord’s Work consists of (i) the work described as Landlord’s responsibilities on the Landlord/Tenant Responsibilities Matrix attached hereto as Exhibit 5A and (ii) the work identified on the Landlord’s Work Plans attached hereto as Exhibit 5B. Landlord’s Work shall be deemed “Substantially Complete” on the date (A) that Landlord’s Work is substantially completed (as certified in writing by Landlord’s architect) in accordance with (i) the Landlord/Tenant Responsibilities Matrix and (ii) the Landlord’s Work  Plans, except for punchlist items, the incompleteness of which does not materially interfere with Tenant’s ability to use or occupy the Premises for the Permitted Uses, and (B) Landlord has obtained either a completed or “signed off” building permit or temporary or permanent certificate of occupancy for the Premises from the Inspectional Services Department of the City of Cambridge; provided, however, to the extent Landlord is delayed in performing Landlord’s Work and/or obtaining such building permit sign off or certificate of occupancy because of the acts or omissions of Tenant or any employee, contractor, agent or representative of Tenant (which omissions may include Tenant’s failure to install its furniture and/or perform any Alterations not included in Landlord’s Work), then for purposes only of calculating the Commencement Date, Landlord’s Work will be deemed to have been substantially complete on the date on which the building permit sign off or certificate of occupancy (temporary or permanent) would have been issued but for such delays.

Tenant, at its sole cost and expense, shall be responsible for all items on the Landlord/Tenant Responsibilities Matrix identified as Tenant’s responsibility, including procuring and installing all trade fixtures, furniture and equipment Tenant may require to operate its business in the Premises and all telecommunications cabling and wiring. Tenant may select Premises’ paint color from Landlord’s building standard selection.

Upon Landlord’s Work being Substantially Complete, and without limiting Landlord’s rights under Section 23.18, Landlord may ask its architect to re-measure the Premises and/or the Building in accordance with Section 23.18 and make the appropriate adjustments to Base Rent, Tenant’s Share and Tenant’s Tax Share, and Tenant shall execute and deliver to Landlord the agreement required thereby confirming such adjustments.

EXHIBIT 5, PAGE 1

EXHIBIT 5A

LANDLORD/TENANT RESPONSIBILITIES MATRIX

EXHIBIT 5A, PAGE 1

MITIMCo

October 15, 2018

139 Main Street, Cambridge MA

Allocation of Responsibility between Landlord and Tenant

DESCRIPTION	BY LANDLORD	TI Work BY LANDLORD	TENANT COST / RESPONSIBILIY
GENERAL			
Newly renovated Cambridge Historic Landmark building	X		
All construction for core & shell building upgrades compliant with Massachusetts State Building Code, 9th Edition and International Energy Code 2015	X		
Core & shell improvements to be LEED Version 4 Certified project	X		
On site covered parking area	X		
SITE WORK			
Sidewalks, landscaping, parking	X		
BUILDING ENVELOPE			
Brick facade with cementitious stucco at the Floor 5.	X		
Existing windows to replaced with new energy efficient operable windows.	X		
ROOFING			
EPDM roofing system	X		
Any rooftop tenant equipment and associated dunnage, penetrations and walkway pads, subject to Landlord approval			X
STRUCTURE			
Ground floor Office Tenants: Wood framed floor with allowable live load of 50 psf plus 20 psf partition load.	X		
Lvl 2 - 5 Office Tenants: Steel girders and wood-framed floor with allowable live load of 50 psf plus 20 psf partition load	X		
Structural upgrades, openings, bearing wall modifications, or other structural changes to the Base Building to accommodate specific tenant requirements, subject to Landlord approval			X
Floor-to-floor height: Varies by floor from 11'-3" ft to 12'-3"	X		
Fire ratings per building code	X		
Fire ratings per building code for all work associated with standard tenant fit outs		X	

Page 1 of 6

MIT IMCo

October 15, 2018

139 Main Street, Cambridge MA

Allocation of Responsibility between Landlord and Tenant

DESCRIPTION	BY LANDLORD	TI Work BY LANDLORD	TENANT COST / RESPONSIBILIY
Fire ratings per building code for all work associated with specific tenant modifications beyond standard tenant fit out, subject to Landlord approval			X
COMMON AREAS			
Main lobby including common area signage/directory, finishes, and accent lighting	X		
Main electrical service room, main tele/data room and fire pump room, including finishes	X		
Ground level trash and recycling areas	X		
Ground floor shower rooms with new building standard finishes similar to upper floor toilet rooms (see below)	X		
Ground floor toilet rooms with new building standard finishes similar to upper floor toilet rooms (see below)	X		
Toilet rooms on upper floors, complete with tile finishes, plumbing fixtures, toilet partitions, toilet accessories, sinks with mirror above, ceiling, lighting and paint. A separate accessible toilet room on each upper floor with similar finishes.	X		
Electric closet and tel/data closet serving each upper floor.	X		
Janitor closet serving each upper floor.	X		
Elevator lobbies and common corridors finished to building standards.	X		
Shared meeting spaces / conference rooms at all floors fit out with AV provisions on each floor finished to building standard		X	
Open kitchenette on each floor with sink, refridgerator, microwave, filtered water station, dishwasher, coffee maker		X	
Finished exit stairs	X		
Roof Terrace	X		
TENANT AREAS			
Glazed tenant entry with card access security		X	
Exposed brick feature walls. Painted drywall finish at other walls.		X	
Insulation and painted drywall finish at exterior walls.	X		

Page 2 of 6

MITIMCo

October 15, 2018

139 Main Street, Cambridge MA

Allocation of Responsibility between Landlord and Tenant

DESCRIPTION	BY LANDLORD	TI Work BY LANDLORD	TENANT COST / RESPONSIBILIY
Finished building standard interior window sills	X		
Carpet tile throughout with accent, wood flooring at main tenant entries.		X	
Acoustically treaded open ceilings with exposed MEP systems and lighting		X	
Partitions, ceilings, floorings, painting, other finishes, doors, and all other build out including office / conf room and closet within tenant spaces as indicated on the construction plans and lease documents as landlord provided.		X	
Window treatments to match building standard		X	
Configuration changes, additions or modifications to above items.			X
Additional private offices, meeting rooms, huddle rooms or other rooms.			X
Fixtures, Furnishings and Equipment (FFE)			
FFE within building common and floor common areas including shared conference rooms, meeting areas, kitchenettes and roof terrace	X		
FFE within tenant areas			X
SIGNAGE			
Building directory and wayfinding signage	X		
Tenant Entry signage / branding (only allowed on tenant entry glass, subject to Landlord approval)			X
ELEVATORS			
Newly modernized hydraulic passenger elevator serving all floors, 2,500 lb capacity	X		
FIRE PROTECTION			
Sprinkler service including fire department connections.	X		
Fire pump and related controls	X		
Primary loop with sprinkler heads spaced to meet code.	X		
Complete sprinkler system within tenant area to match standard building layout and meets code		X	
Fire extinguishers in core areas	X		
Fire extinguishers and cabinets in tenant areas		X	
Base building fire alarm system	X		

Page 3 of 6

MITIMCo

October 15, 2018

139 Main Street, Cambridge MA
Allocation of Responsibility between Landlord and Tenant

DESCRIPTION	BY LANDLORD	TI Work BY LANDLORD	TENANT COST / RESPONSIBILIY
Detection and annunciation devices in common areas	X		
Detection and annunciation devices in tenant areas		X	
Modifications to fire protection and fire alarm systems due to tenant configuration changes or modifications to tenant areas beyond LL provided scope, or due to installation of tenant equipment. All components to be consistent with and compatible with base building system.			X
PLUMBING			
Building water service from municipal water system with backflow prevention	X		
Waste and vent risers on each floor available for tenant tie-in including 3" waste and 2" waste and vent connections for tenant use.	X		
Domestic cold water supply with 1" capped cold water valve at each floor available for tenant tie-in	X		
Base building plumbing, including production and distribution of hot water to common shared toilet rooms and kitchenettes.	X		
Natural gas system to supply base building systems.	X		
Distribution of domestic water from Landlord provided riser / valve, flow meter for domestic water, production of hot water for tenant use, distribution of waste and vent for tenant use			X
HVAC			
HVAC systems infrastructure meeting design standards suitable to office use, supporting 1.2 CFM per square foot	X		
Base building medium pressure supply and low pressure return air distribution system (risers and stubouts from shafts)	X		
VAVs, piping distribution for hot water reheats and supply / return air distribution within building common areas	X		
Hot water riser loop with capped and valved connections at each floor with a total hot water flow of 25 gpm per typical floor	X		
VAVs and supply / return air distribution within tenant areas		X	
Piping distribution for the hot water reheats at the VAVs within tenant areas		X	

Page 4 of 6

MIT IMCo

October 15, 2018

139 Main Street, Cambridge MA

Allocation of Responsibility between Landlord and Tenant

DESCRIPTION	BY LANDLORD	TI Work BY LANDLORD	TENANT COST / RESPONSIBILIY
Building management system serving base building systems	X		
Automatic temperature control system in tenant areas connected to building management system		X	
Modifications to HVAC systems due to tenant configuration changes or modifications to tenant areas beyond LL provided scope, or due to installation of tenant equipment. All components to be consistent with and compatible with base building system.			X
ELECTRICAL			
Primary electrical service to the building from Eversource	X		
Bus duct riser through building core	X		
Distribution panel	X		
Metering and panels, transformers, receptacles, and lighting in tenant areas		X	
Emergency and egress lighting in common areas	X		
Emergency and egress lighting in tenant areas		X	
Electrical feeds to systems furnishing equipment based on building standard furnishings layout. Please note that the power feed for furniture will be standard NEMA 5-15R receptacles. Therefore furniture will need to be prewired with standard NEMA 5-15P plugs		X	
Modifications to electrical systems due to tenant configuration changes or modifications to tenant area, or due to installation of tenant equipment. All components to be consistent with and compatible with base building system.			X
SECURITY			
Card Access security at exterior doors and elevator access to floors	X		
Card Access security at main tenant entry		X	
Additional security within tenant space.			X
TEL/DATA			
Conduit into building and to demarc room	X		
Grounding & bonding of all base building OSP cabling and conduit	X		
Circuit protection of any copper pairs entering the building	X		
Conduit from demarc room to base of riser closets	X		

Page 5 of 6

MITIMCo

October 15, 2018

139 Main Street, Cambridge MA
Allocation of Responsibility between Landlord and Tenant

DESCRIPTION	BY LANDLORD	TI Work BY LANDLORD	TENANT COST / RESPONSIBILIY
Cabling from demarc room to floor IDFs (tel / data closets)	X		
Building common unsecured wifi in building common areas	X		
Cabling from floor IDFs to tenant server location within tenant space		X	
CAT 6A cabling from designated server location within the tenant area: Two cables per fixed workstation / office based on building sample plans.		X	
Additional telephone and data within tenant areas beyond the building standard referenced above			X
Specialty power receptacles (ex. L5-30R) for equipment connections			X
Audio-visual systems within tenant areas			X
Racks, servers, network switches, equipment cabinets etc for within tenant areas including any tenant secure wifi			X

139 MAIN - LL TENANT MATRIX UPDATED 15OCT18.XLSX]SHEET1

Page 6 of 6

EXHIBIT 5B

LANDLORD’S WORK PLAN

LEGEND

Tenant Premises - Tenant 403, Fourth Floor

Floor

Note: Shared Floor Common Amenity Area is shown for reference only and is not part of tenant premises

MITIMCo

FINISH MATERIAL SCHEDULE

CEILINGS

ACOUSTICAL CEILING PANEL (LEVEL 1 TENANT ONLY, SPACE BETWEEN JOISTS):
- TECTUM FINALE 2” WHITE TWH

ACOUSTICAL CEILING PANEL:  ARMSTRON OPTIMA CONCEALED , WHITE WITH PRELUDE 15/16” SUSPENSION SYSTEMS, 48" X 48"; TENANT OFFICES
SONASPRAY: 1” WHITE (TYPICAL)

PAINT

P-5 PAINT BENJAMIN MOORE WHITE (TYPICAL)

P-6 MARKERBOARD WALL PAINT IDEAPAINT CREATE CLEAR TENANT SPACES WHERE INDICATED

ACOUSTICAL WALL PANELS

ACOUSTICAL WALL PANEL KIREI ECHOPANEL 12MM 551; TENANT PHONE BOOTHS

PLASTIC LAMINATE

PL-03 PLASTIC LAMINATE WILSONART D354-60 DESIGNER WHITE CLOSET SHELVES

WINDOWS:

WINDOW SILLS- PAINTED WOOD (WHITE)

WALL BASE

B-5 RUBBER BASE JOHNSONITE TRADITIONAL WALL BASE 20 CHARCOAL 4" HIGH CARPET AT GWB WALLS

CARPET

CPT-1 CARPET TILE SHAW CONTRACT EMBELLISH TILE INLAY METAL 71556 24” X 24” TENANT OPEN SPACES

CPT-2 CARPET TILE SHAW CONTRACT WANDER TILE AIRY 37530 24” X 24” TENANT OFFICES

WOOD FLOORING

WF-1 WOOD FLOORING NYDREE WIDE PLANK SERIES PINEAPPLE 7.5" X RANDOM 18”-72”

GLAZING:

GLAZING SYSTEM: LITESPACE BY SPACEWORKS, WITH BLACK ANODIZED FINISH

EXHIBIT 6

OPERATING COSTS

“Operating Costs” shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation, management, repair, replacement, maintenance and insurance (including environmental liability insurance and property insurance on Landlord-supplied leasehold improvements for tenants, but not property insurance on tenants’ equipment) of the Property or allocated to the Property, including all costs of labor (wages, salaries, fringe benefits, etc.) up to and including the group or portfolio manager, however denominated, any costs for utilities supplied to exterior areas and the Common Areas, and any costs for repair and replacements, cleaning and maintenance of exterior areas and the Common Areas, related equipment, facilities and appurtenances and HVAC equipment, security services, a management fee paid to Landlord’s property manager, the costs, including a commercially reasonable rental factor, of Landlord’s management office for the Property (which management office may be located outside the Property and which may serve other properties in addition to the Property (in which event the costs thereof shall be equitable allocated along the properties served by such office)), the cost of operating any amenities in the Property available to all tenants of the Property and any subsidy provided by Landlord for or with respect to any such amenity, and the costs of any consultants and/or experts engaged to evaluate cost-savings measures for the Property (including tax and energy conservation consultants).  To the extent that a cost included in Operating Costs is also allocable to property other than the Property, such cost shall be equitably allocated to each parcel of property which benefits from such cost.  Operating Costs shall not include Excluded Costs (hereinafter defined).  Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Property (for example, and without limiting the generality of the foregoing, based in whole or in part on shared or similar use of particular systems or equipment).

“Excluded Costs” shall mean (i) any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions; (iii) salaries of executives and owners not directly employed in the management/operation of the Property; (iv) the cost of work done by Landlord for a particular tenant; (v) the cost of items which, by generally accepted accounting principles, would be capitalized on the books of Landlord or are otherwise not properly chargeable against income, except to the extent such capital item is (A) required by any Legal Requirements, (B) reasonably projected to reduce Operating Costs, or (C) reasonably expected to improve the management, security and/or operation of the Building; (vi) the costs of any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) franchise or income taxes imposed on Landlord; (viii) costs paid directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Property by Landlord or any other tenant of the Property; (x) maintenance and repair of capital items not a part of, or used in connection with, the Property; (xi) depreciation of the Property; (xii) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity; (xiii) advertising and other fees and costs incurred in procuring tenants; (xiv) the cost of any items for which Landlord is actually reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; and (xv) costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants.

EXHIBIT 7

TAXES

“Taxes” shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Property, and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property or reasonably allocated thereto (provided that to the extent the Property is not a separate tax parcel, such amounts shall be allocated among the buildings located on the tax parcel of which the Property is a part and shall be based on the assessor’s records or, if the records do not provide a separate allocation, based on square footage of the buildings in question unless Landlord reasonably determines that such allocation should be made on another basis); charges, fees and assessments for transit, housing, police, fire or other services or purported benefits to the Property (including any community preservation assessments); service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the Property or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  From and after substantial completion of any occupiable improvements constructed as part of a Future Development, if such improvements are not separately assessed, Landlord shall reasonably allocate Taxes between the Building and such improvements and the land area associated with the same.  Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the Property, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or in addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Property were the only real estate owned by Landlord.   “Taxes” shall also include reasonable expenses (including legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises made by Tenant, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  The amount of any such payment by Landlord shall constitute additional rent due from Tenant to Landlord within thirty (30) days of invoice therefor.

“Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

EXHIBIT 8

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK: ______________

BENEFICIARY:

[LANDLORD ENTITY]

c/o MIT CAMBRIDGE REAL ESTATE LLC

238 MAIN STREET, SUITE 200

CAMBRIDGE, MA  02142

APPLICANT:

AMOUNT:	US$ (AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:_____________ (ONE YEAR FROM ISSUANCE)

LOCATION:

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:  THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND _______________. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF

EXHIBIT 5B, PAGE 1

CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK.  APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US $250.00) UNDER THIS LETTER OF CREDIT.

IF THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NO. ___ IS LOST, STOLEN OR DESTROYED, WE WILL ISSUE YOU A “CERTIFIED TRUE COPY” OF THIS STANDBY LETTER OF CREDIT NO ___ UPON OUR RECEIPT OF YOUR INDEMNITY LETTER TO SILICON VALLEY BANK WHICH WILL BE SENT TO YOU UPON OUR RECEIPT OF YOUR WRITTEN REQUEST THAT THIS STANDBY LETTER OF CREDIT NO ___ IS LOST, STOLEN OR DESTROYED.  IF THE OIRIGNAL OF THIS STANDBY LETTER OF CREDIT NO ___ IS MUTILATED, WE WILL ISSUE YOU A REPLACEMENT STANDBY LETTER OF CREDIT WITH THE SAME NUMBER, DATE AND TERMS AS THE ORIGINAL UPON OUR RECEIPT OF THE MUTILATED STANDY LETTER OF CIREDIT.

THIS STANDBY LETTER OF CREDIT MAY ALSO BE CANCELLED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL STANDBY LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY, FROM BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THIS STANDBY LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: [ADDRESS], ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION.

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: [TELEPHONE CONTACT NUMBER], ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.  IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

IF DEMAND FOR PAYMENT IS PRESENTED BY 10 AM [INDICATE TIME ZONE] TIME AND CONFORMS TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE BY BANK TO YOU OF THE AMOUNT SPECIFIED IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN THE SECOND FOLLOWING BUSINESS DAY.  IF DEMAND FOR PAYMENT IS PRESENTED BY YOU HEREUNDER AFTER THE TIME SPECIFIED ABOVE, AND CONFORMS TO THE TERMS AD CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT SPECIFIED IN IMMEDIATELY AVAIALBLE FUNDS NO LATER THAN THE THIRD FOLLOWING BUSINESS DAY.

EXHIBIT 5B, PAGE 2

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

    ___________________________                           ___________________________

     AUTHORIZED SIGNATURE                                 AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

EXHIBIT 6, PAGE 1

EXHIBIT A

DATE: _______________REF. NO. ___________________

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                           US$_________________

US DOLLARS _____________________________________________________________________

DRAWN UNDER _____________ BANK, [ADDRESS], STANDBY

LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________

TO: BANK

[ADDRESS]            _______________________________

(BENEFICIARY'S NAME)

...............................................................

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.
2.	REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE

SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	US$: AMOUNT OF DRAWING IN FIGURES.
5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6.	LETTER OF CREDIT NUMBER: BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.
8.	BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT ______________.

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

EXHIBIT 7, PAGE 1

EXHIBIT B

TRANSFER FORM

DATE: ____________________

TO: BANKRE: IRREVOCABLE STANDBY LETTER OF CREDIT

       [ADDRESS]

       NO. _____________   ISSUED BY

       ATTN: INTERNATIONAL DIVISION.

       STANDBY LETTERS OF CREDIT                     L/C AMOUNT: ___________________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_____________________________________________________________________________________

(NAME OF TRANSFEREE)

_____________________________________________________________________________________

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)	(Name of Bank)

(Address of Bank)
(NAME AND TITLE)
(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT 8, PAGE 1

EXHIBIT 9

LANDLORD’S SERVICES

1.	Landlord shall provide cleaning of the Premises and the Common Areas in a manner substantially comparable to other comparable buildings in the East Cambridge/Kendall Square area.
2.	Extermination of all public and tenanted areas of the Building as reasonably necessary.
3.

Trash removal in accordance with Section 7.7 of the Lease.  Such trash removal shall not include removal of excessive trash generated when an occupant moves in or out of the Building, when equipment is discarded, when files are purged, or construction related trash and debris.  If Landlord’s trash removal company or any applicable Legal Requirement requires that any substances in the Premises be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company approved by Landlord at a lawful disposal site.

4.	Snow and ice removal from the sidewalks and driveways appurtenant to the Building as reasonably necessary for the normal operation of the Building.
5.	Staff the Building’s front desk during certain hours as reasonably determined by Landlord.
6.	Reasonable passenger and freight elevator service.
7.

With respect to those Common Areas that consist of conference, fitness or kitchenette facilities, Landlord’s sole obligation with respect to such Common Areas is to provide only the cleaning of such Common Areas, as identified above, and hot and cold water to those areas served by plumbing, and electricity and HVAC service in accordance with and subject to Article 7 of this Lease. Notwithstanding anything set forth herein to the contrary, Tenant agrees that Landlord is not providing any scheduling or other services related to the programming or use of such Common Areas.

EXHIBIT 8, PAGE 2

EXHIBIT 10

TENANT’S INSURANCE

Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises, the following insurance:

(a)Commercial general liability insurance, on a primary and non-contributory basis, insuring Tenant on an occurrence basis against all claims and demands for bodily injury (including sickness, disease, and death) or damage to property (including products and completed operations and contractual liability coverage) which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than One Million Dollars ($1,000,000) per occurrence, Three Million Dollars ($3,000,000) aggregate, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Tenant shall also carry umbrella liability coverage on a follow form basis in an amount of no less than Five Million Dollars ($5,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including Tenant’s indemnification obligations.  Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b)A policy of fire, vandalism, malicious mischief, and extended coverage (so-called special cause of loss property insurance or its equivalent), on  a primary and non-contributory basis, in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building (collectively, “Tenant’s Property”).  Such insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time.

(c)A policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d)Such additional insurance as may be necessary to comply with any Legal Requirements or as may be reasonably required by Landlord.

(e)During periods when any Alterations are being performed, Tenant shall maintain or cause to be maintained so-called special cause of loss property insurance or its equivalent and/or Builders Risk Insurance on 100% replacement cost coverage basis, including hard and soft costs coverages.  Such insurance shall protect and insure Landlord, other Landlord Parties, Tenant and Tenant’s contractors, as their interests may appear, against loss or damage by fire, water damage, vandalism and malicious mischief, and such other risks as are customarily covered by so-called special cause of loss property/ builders risk coverage or its equivalent, and shall otherwise include no less than the coverage terms required for property insurance described above.

The insurance required pursuant to this Exhibit 10 (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-VII” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies.  Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein.  Tenant’s Insurance Policies may include deductibles in an amount no greater than the greater of $25,000. On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than

EXHIBIT 8, PAGE 3

fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies.  In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies.  Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

EXHIBIT 8, PAGE 4

EXHIBIT 11

RULES AND REGULATIONS

1.

Tenants and their employees, shall not in any way obstruct the sidewalks, halls, stairways, or elevators of the Building, and shall use the same only as a means of passage to and from their respective offices.  Tenants will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, refuse, or anything whatever.  At no time shall tenants permit their employees to loiter in Common Areas or elsewhere in and about the Building or the Land.

2.

No signs, advertisements or notices shall be inscribed, painted or affixed where they can be seen from the outside the leased premises without prior written consent of Building management.  Management reserves the right to prohibit the posting of any sign which it finds reasonably objectionable and to remove any which has already been placed, at the tenant’s expense.

3.

All contractors, contractor’s representatives, and installation technicians performing work in the Building shall be subject to Landlord’s prior approval which shall not be unreasonably withheld or delayed and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, as the same may be revised from time to time.  Tenants shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

4.

All electric and telephone wiring shall be installed as directed by Landlord.  No boring or cutting for wires shall be executed and no new pipes or wires shall be introduced without the prior written consent of Landlord.

5.	Tenants shall not install or use any machinery in the demised premises which may cause any noise, jar, or tremor to the floors or walls, or which by its weight might damage the floors of the Building.
6.

The roof terrace may only be used during normal business hours.  No music, entertainment or loud noise shall be permitted on the roof terrace without Landlord’s approval.  Tenant may not place any furniture or landscaping on the roof terrace.  Tenant shall not cause any projectile to be thrown or dropped from the roof terrace.  Landlord may prescribe additional rules and regulations with respect to the roof terrace in its sole discretion.

7.

All furniture, safes, equipment and freight shall be moved into and out of the Building only at certain hours approved by and under the supervision of Landlord and according to these rules and regulations.  All damage to the Building caused by installing or removing any safe, furniture; equipment or other property shall be repaired at the expense of the Tenant.  Landlord will not be responsible for loss or damage to any furniture, equipment or freight from any cause.

8.	Corridor doors, when not in use, shall be kept closed.
9.

Tenant, Tenant’s agents and employees shall not: play any musical instruments, other than radio and television; make or permit any improper noises in the Building; interfere with other lessees or those having business with them.

10.	No animals, except service animals, shall be brought into or kept in, on or about the Premises.
11.

The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them.  Tenant will bear the expense of any damage resulting from misuse.

EXHIBIT 8, PAGE 5

12.

Tenant shall not place any additional lock or locks on any exterior door in the Premises or Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Landlord’s prior written consent.  A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made.  All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

13.

The directory board in the entrance lobby of the Building is provided for the exclusive display of the name and location of each tenant at the tenant’s expense.  Landlord reserves the right to allocate space in the directory and to design style of such identification.

14.

Landlord reserves the right to exclude or expel from the Building any persons who, in the judgment of Landlord, is intoxicated under the influence of liquor or drugs, or shall do any act in violation of the rules and regulations of the Building.

15.	Rooms used in common by tenants shall be subject to such regulations as are posted therein.
16.

Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Landlord may deem advisable for the adequate protection of the property.  Use of the Building and the leased premises before 8 AM or after 6 PM, or any time during Sundays or legal holidays shall be allowed only to persons with a key/card key to the premises or guests accompanied by such persons.  At these times, all occupants and their guests must sign in at the concierge when entering and exiting the building.  Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

17.

Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s commercially reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

18.

No tenant will install blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices without the prior consent of Landlord.  Tenant will not interfere with or obstruct any perimeter heating, air conditioning or ventilating units.

19.	Tenants shall give Landlord prompt notice of any accidents to or defects in water pipes, gas pipes, electric lights and fixtures, heating apparatus, or any other service equipment.
20.

Tenants shall not perform improvements or alterations within the Building or their premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Landlord.

21.

Tenants shall not take any action which would violate Landlord’s labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the right and privileges of any person lawfully in the Building.  Tenants shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume.  Tenants shall have no claim for damages of any nature against Landlord in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

EXHIBIT 9, PAGE 1

22.

The work of cleaning personnel shall not be hindered by tenants after 5:30 PM, and such cleaning work may be done at any time when the offices are vacant.  Windows, doors and fixtures may be cleaned at any time.  Tenants shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

23.

Tenants shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefore in the Building.  Tenants shall not furnish any cooling or heating to the Premises, including the use of any electronic or gas heating devices, without Landlord’s prior written consent.  Tenants shall not use more than its proportionate share of telephone lines available to service the Building.

24.

Tenants shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of tenant’s employees, and then only if such operation does not violate the lease of any other lessee of the Building.

25.

Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.  Landlord shall provide bicycle racks in the garage.

26.

Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents.  Tenant, Tenant’s agents, employees, contractors, guests and invitees shall comply with Landlord’s reasonable requirements relative thereto.

27.

Tenants shall carry out Tenant’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other lessees in the Building.

28.	Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenants shall cooperate and use best efforts to prevent the same.
29.

At no time shall Tenants permit or shall Tenant’s agents, employees, contractors, guests, or invitees smoke in any Common Area of the Building, unless such Common Area has been declared a designated smoking area by Landlord.

30.	Tenant shall keep neat and clean, and not leave papers or other personal property, in any shared conference, kitchen or fitness facilities.
31.

All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Landlord.  Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other lessee of its premises or of any Common Areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

EXHIBIT 10, PAGE 1

EXHIBIT 12

TENANT’S SIGNAGE

Tenant shall have the right to building standard signage on the lobby directory on the first floor of the Building, directional signage on its floor (both at Landlord cost), and at the main entrance to the Premises (at Tenant’s cost), all subject to Landlord’s prior written approval.

EXHIBIT 10, PAGE 2

EXHIBIT 13

FORM OF SNDA FOR MASTER LEASE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of ______________, 201__ by and between Stoke Therapeutics, INC., a Delaware corporation with an address of 3 Preston Court, Suite 102, Bedford, MA 01730 (“Subtenant”), MIT 139 MAIN STREET FEE OWNER LLC, a Massachusetts limited liability company with an address c/o MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA  02142 (“Master Lessor”) and MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company with an address c/o MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA  02142 (“Master Tenant”).

W I T N E S S E T H

REFERENCE is hereby made to that certain Master Lease Agreement dated September 29, 2017  by and between Master Lessor, as landlord, and Master Tenant, as tenant (the “Master Lease”) with respect to the land and improvements thereon commonly known as 139 Main Street, Cambridge, Massachusetts (the “Property”).  A notice of lease with respect to the Master Lease (the “Notice of Master Lease”) was recorded with the Middlesex South Registry of Deeds in Book ______, Page ___.

REFERENCE is also hereby made to that certain lease dated ___________ by and between Master Tenant, as landlord, and Subtenant, as tenant (the “Sublease”), with respect to a portion of the Property consisting of approximately 2,485 rentable square feet on the fourth (4th) floor (the “Subleased Premises”) of the building located on the Property;

WHEREAS, Master Tenant and Subtenant have agreed to subordinate the Sublease to the Master Lease; and

WHEREAS, subject to the terms and conditions hereinafter set forth, Master Lessor has agreed (a) to recognize the rights of Subtenant under the Sublease, and (b) not to disturb Subtenant’s use and enjoyment of the Subleased Premises.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Incorporation of Recitals; Capitalized Terms.  The foregoing recitals are hereby incorporated by reference.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Master Lease.

2.Subordination.  The Sublease is and at all times shall be subject and subordinate to the Master Lease and all amendments and modifications thereof, with the same force and effect as if the Sublease had been executed and delivered subsequent to the execution and delivery of the Master Lease and the recording of the Notice of Master Lease.

3.Subtenant Not To Be Disturbed.  So long as Subtenant is not in default (beyond any period given Subtenant by the terms of the Sublease to cure such default) in the payment of rent or additional rent or of any of the terms, covenants or conditions of the Sublease on Subtenant’s part to be performed, (a)

EXHIBIT 11, PAGE 1

Subtenant’s possession of the Subleased Premises, and its rights and privileges under the Sublease,

including but not limited to any extension or renewal rights, if any, shall not be diminished or interfered with by Master Lessor, and (b) Master Lessor will not join Subtenant as a party defendant in any action or proceeding terminating Master Tenant’s possession of the Property unless such joinder is necessary to terminate such possession and then only for such purpose and not for the purpose of terminating the Sublease (and Master Tenant will hold Subtenant harmless from any costs including legal fees associated with such joinder).

4.Tenant to Attorn to Master Lessor.  If the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, or if Master Lessor shall succeed to the interest of Master Tenant in and to the Sublease in any other manner,  then (a) the Sublease shall continue in full force and effect as a direct lease between Master Lessor and Subtenant (subject to Section 8 below); provided, however, that Master Lessor and its assigns shall not be (i) liable for any misrepresentation, act or omission of Master Tenant, provided, however, that the foregoing shall not release Master Lessor from liability for any default of its obligations under the Sublease continuing after the date on which Master Lessor succeeds to Master Tenant’s interest thereunder, including without limitation any maintenance obligations, (ii) subject to any counterclaim, demand or offset which Subtenant may have against Master Tenant; (iii) liable for the return of any security deposit or letter of credit not actually received by Master Lessor and with respect to which Subtenant agrees to look solely to Master Tenant for refund or reimbursement; (iv) unless delivered by Master Tenant to Master Lessor, bound by any advance payment of rent or additional rent or any other sums made by Subtenant to Master Tenant, except for rent or additional rent applicable to the then-current month; (v) obligated to cure any defaults under the Sublease of Master Tenant which occurred prior to the termination of the Master Lease, provided, however, that the foregoing shall not release Master Lessor from liability for any default of its obligations under the Sublease continuing after the date on which Master Lessor succeeds to Master Tenant’s interest thereunder, including without limitation any maintenance obligations; or (vi) bound by any covenant to undertake, complete or pay for any improvements to the Subleased Premises; and (b) Subtenant shall attorn to Master Lessor as its landlord, said attornment to be effective and self-operative without the execution of any further instruments.  Master Lessor and Subtenant each hereby agrees to execute an instrument in form and substance reasonably acceptable to both parties acknowledging the continuation of the Sublease for the Subleased Premises as a direct lease for the Subleased Premises on the terms and conditions set forth in this Agreement.  In addition, Subtenant shall execute and deliver, upon the request of Master Lessor, an instrument or certificate regarding the status of the Sublease consisting of statements, if true (and if not true, specifying in what respect), in the case of the Sublease by Subtenant (A) that the Sublease is in full force and effect, (B) the amounts and date through which rentals have been paid, (C) the commencement date, rent commencement date and duration of the term of the Sublease, (D) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Sublease, and (E) the dates on which payments of additional rent, if any, are due under the Sublease.

5.Sublease Amendments.  Master Lessor shall not be bound by any amendment to the Sublease made after the date of this Agreement unless Master Lessor shall have consented thereto in writing.  Such consent of Master Lessor may be withheld by Master Lessor in its sole and absolute discretion if such amendment (a) reduces the rent payable under the Sublease, (b) provides for any expansion rights, (c) extends the term of the Sublease in addition to Subtenant's current right(s) to extend the term under the Sublease, if any.  Any such amendment made after the date of this Agreement without Master Lessor's consent shall not be binding on Master Lessor.

EXHIBIT 11, PAGE 2

6.Master Lessor’s Right to Notice and Cure.  Subtenant covenants and agrees to: (a) concurrently give Master Lessor the same default and/or termination notices given to Master Tenant under the Sublease at the following addresses until otherwise specified in writing by Master Lessor: MIT 139 Main Street Fee Owner LLC, c/o MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA  02142, Attention: Managing Director of Real Estate, with copies to MIT Investment Management Company, One Broadway, Suite 09-200, Cambridge, MA  02142, Attention: Director of Real Estate Legal Services, and Jones Lang LaSalle Americas, Inc., One Broadway, 6th Floor, Cambridge, MA 02142, Attention: Group Manager; (b) provide Master Lessor with at least ten (10) days plus the number of days (and the same opportunities and rights) as are available to Master Tenant under the Sublease to cure any of Master Tenant’s defaults thereunder; and (c) accept Master Lessor’s curing of any of Master Tenant’s defaults under the Sublease as performance by Master Tenant thereunder.

7.Amendments.  This Agreement may not be waived, changed, or discharged orally, but only by agreement in writing and signed by Master Lessor, Master Tenant and Subtenant, and any oral waiver, change, or discharge of this Agreement or any provisions hereof shall be without authority and shall be of no force and effect.

8.Revisions to Sublease.  Notwithstanding anything contained in this Agreement or the Sublease to the contrary, in the event that the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, (a) as of the date of such termination or rejection, Master Lessor and Master Lessor’s successors and assigns shall have no liability to Subtenant with respect to any representations and warranties on the part of “Landlord” contained in the Sublease (provided that the foregoing shall in no event relieve Master Tenant of any liability to Subtenant with respect to such representations and warranties), and (b) Master Lessor shall have no liability or obligations pursuant to the brokerage provision of the Sublease.

9.Security Deposit.  If the Master Lease is terminated pursuant to the terms thereof, or if Master Tenant rejects the Sublease in the course of a bankruptcy proceeding, then Master Tenant shall deliver to Master Lessor the cash security deposit and/or the original letter of credit (including any amendments thereto) and an executed transfer form in the form required by the issue of such letter of credit, if any has been delivered by Subtenant to Master Tenant pursuant to the Sublease.  In the event that Master Tenant fails to deliver the same, Subtenant shall, at Subtenant’s sole cost and expense, use commercially reasonably efforts (including, without limitation, the payment of any commercially reasonable fees required by the issuer of any such letter of credit and the execution of such reasonable documents as Master Lessor may deem necessary) in order to (a) cause Master Tenant to deliver to Master Lessor any cash security deposit, and (b) cause the original letter of credit issued to Master Tenant to be (i) assigned to Master Lessor or (ii) terminated or canceled.  Master Tenant hereby consents to Subtenant’s undertaking the actions described in the immediately preceding sentence and waives any claim Master Tenant may have against Subtenant arising from Subtenant’s compliance with the requirements of this Section 9.  If such letter of credit is so terminated or canceled, Subtenant shall deliver to Master Lessor a new original letter of credit naming Master Lessor as beneficiary and otherwise meeting the requirements set forth in the Sublease.

10.Relation between Master Lessor and Master Tenant.  Notwithstanding anything to the contrary contained herein, if, at the time that Master Lessor succeeds to the interest of Master Tenant as landlord under the Sublease, Master Tenant controls, is controlled by or is under common control with Master Lessor, then, in such event, Master Lessor agrees that no term, covenant or condition of this Agreement shall be interpreted or enforced by Master Lessor in any manner that would have the effect of amending

EXHIBIT 11, PAGE 3

or modifying the Sublease, releasing Master Lessor from any obligation under the Sublease or otherwise reducing the obligations of the landlord thereunder or increasing the obligations of Tenant thereunder (for example, Section 8(a) above and the second sentence of Section 9 shall not be enforced by Master Lessor in such situation).

11.Miscellaneous.  This Agreement shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts without regard to the laws governing conflicts of laws.  This Agreement will be executed by each party in recordable form and shall at no expense to Subtenant be recorded by Master Tenant in all places necessary to provide legal notice of this Agreement, Subtenant hereby agreeing to reasonably cooperate with Master Tenant in connection therewith, including without limitation providing such evidence of authority as is required or customary in connection with such recording.  If any term of this Agreement or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Agreement, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.  This Agreement is binding upon and shall inure to the benefit of Master Lessor, Master Tenant and Subtenant, and their respective successors and assigns.  Each party has cooperated in the drafting and preparation of this Agreement and, therefore, in any construction to be made of this Agreement, the same shall not be construed against either party.  In the event of litigation relating to this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable attorneys' fees and costs.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions, and may not be amended, waived, discharged or terminated except by a written instrument signed by all the parties hereto.  This Agreement may be executed in two or more counterparts which, when taken together, shall constitute one and the same original.

[Signatures on following page]

EXHIBIT 12, PAGE 1

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as an instrument under seal as of the date first above written.

MASTER LESSOR:

MIT 139 MAIN STREET FEE OWNER LLC,

a Massachusetts limited liability company

By: MIT Cambridge Real Estate LLC, its manager

By:
Name:
Title:

MASTER TENANT:

MIT 139 MAIN STREET LEASEHOLD LLC,

a Massachusetts limited liability company

By: MIT Cambridge Real Estate LLC, its manager

By:
Name:
Title:

SUBTENANT:

Stoke Therapeutics, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT 13, PAGE 1

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.	, 20

On this ____ day of ________, 201__ before me, the undersigned notary public, personally appeared ____________________, proved to me through satisfactory evidence of identification, which was personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as _________________ for MIT Cambridge Real Estate LLC, as manager of MIT 139 Main Street Fee Owner  LLC, a limited liability company.

Notary Public:
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS

, ss.	, 20

On this ____ day of ________, 201__ before me, the undersigned notary public, personally appeared ____________________, proved to me through satisfactory evidence of identification, which was personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as _________________  for MIT Cambridge Real Estate LLC, as manager of MIT 139 Main Street Leasehold LLC, a limited liability company.

Notary Public:
My Commission Expires:

EXHIBIT 13, PAGE 2

COMMONWEALTH OF MASSACHUSETTS

, ss.	, 20_

On this ____ day of ________, 201__ before me, the undersigned notary public, personally appeared ____________________, proved to me through satisfactory evidence of identification, which was personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document and acknowledged to me that he/she signed it voluntarily for its stated purpose as _________________ , for Stoke Therapeutics, Inc., a Delaware corporation.

Notary Public:
My Commission Expires:

EXHIBIT 13, PAGE 3

AMENDMENT TO INDENTURE OF LEASE

AMENDMENT TO INDENTURE OF LEASE (this “Amendment”) dated as of December 7, 2019 (“Execution Date”) by and between MIT 139 Main Street Leasehold LLC, a Massachusetts limited liability company (“Landlord”), having an address c/o MIT Investment Management Company One Broadway, 9th Floor, Suite 200, Cambridge, MA 02142, and Stoke Therapeutics, Inc., a Delaware corporation with an address 139 Main Street, Cambridge, Massachusetts 02142 (“Tenant”).

Background

A.

Landlord and Tenant entered into an Indenture of Lease dated as of January 2, 2019 (as amended hereby, the “Lease”) for premises in the building located at 139 Main Street, Cambridge, Massachusetts 02142 (the “Building”).

B.	Tenant has the appurtenant right to one (1) parking pass (“Parking Pass”) for the parking area serving the Building (the “Parking Area”).
C.

Due to a change in Landlord’s plans for the management of the Parking Area, Landlord, as licensor, and Tenant, as licensee, entered into a License Agreement dated September 25, 2019 (as amended, the “License”) for use of the Parking Area for a term co-terminus with the Term of the Lease.

D.	The parties desire to amend the Lease to delete the appurtenant parking right as the parking right is provided in the License.

Agreement

FOR and in consideration of the covenants herein reserved and contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.Capitalized Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

2.Deletion of Parking Right. The following provisions are hereby deleted from the Lease and are of no further force or effect: Section 1.4(b) of the Lease, the clause “(and Permitted Pass Holders shall have access to the Parking Area)” in the first sentence of Section 1.5(a), and all references to “Parking Areas” in Section 2.1 of the Lease.

3.Operating Costs; Taxes. Operating Costs related to the operation, management, repair, replacement, and maintenance of the Parking Areas shall be excluded from the definition of Operating Costs. Notwithstanding the foregoing, insurance related to the Parking Areas shall not be excluded from the definition of Operating Costs. Real estate taxes and other taxes, levies and assessments imposed upon the Parking Areas shall not be excluded from the definition of Taxes.

EXHIBIT 13, PAGE 4

4.Brokers. Tenant warrants that it has had no dealings with any broker or agent in connection with this Amendment. Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Amendment or the negotiation thereof arising from a breach of the foregoing warranty.

5.Counterpart Signatures; Electronic Delivery. This Amendment may be executed, including by electronic signature, in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one Amendment. Each party to this Amendment agrees that delivery of an executed signature page of this Amendment to the other party by facsimile or other electronic transmission shall be binding on each of the parties as if the original of such facsimile or other electric transmission had been delivered to the other party.

6.Miscellaneous.

(a)

In all respects, the Lease, as hereby amended and modified, is hereby ratified, approved and confirmed. In the event of any conflict between the terms, covenants and conditions contained in this Amendment and the terms, covenants and conditions contained in the Lease, the terms, covenants and conditions contained in this Amendment shall supersede.

(b)	This Amendment is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts without regard to the laws governing conflicts of laws.
(c)

The Lease, as amended hereby, shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant. The terms of this Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

(d)	No waiver of a breach of any provision of this Amendment shall constitute a waiver of any preceding or succeeding breach of the same or any other provision hereof.
(e)

The undersigned individual(s) executing this Amendment on behalf of Tenant do hereby represent and warrant to Landlord that they are each fully empowered and authorized to execute this Amendment on behalf of Tenant.

[Signatures on following page]

EXHIBIT 13, PAGE 5

EXECUTED to take effect as a sealed instrument.

LANDLORD:

MIT 139 MAIN STREET LEASEHOLD LLC,
a Massachusetts limited liability company

By:	MIT CAMBRIDGE REAL ESTATE LLC,
its manager

By:	/s/ Seth D. Alexander
Name:	Seth D. Alexander
Title:	President, and not individually

TENANT:

STOKE THERAPEUTICS, INC.

By:	/s/ Huw M. Nash
Name:	Huw M. Nash
Title:	COO & CBO

EXHIBIT 13, PAGE 6

SECOND AMENDMENT TO INDENTURE OF LEASE

THIS SECOND AMENDMENT TO INDENTURE OF LEASE (this “Amendment”) is dated as of June 17th, 2021 (the “Execution Date”) by and between MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company (“Landlord”), having an address c/o MIT Investment Management Company One Broadway, 9th Floor, Suite 200, Cambridge, Massachusetts 02142, and STOKE THERAPEUTICS, INC., a Delaware corporation with an address 45 Wiggins Avenue, Bedford, Massachusetts 01730 (“Tenant”).

BACKGROUND

A.Landlord and Tenant are parties to that certain Indenture of Lease dated as of January 2, 2019, as amended by an Amendment to Indenture of Lease dated as of December 7, 2019 (as amended, the “Lease”), for approximately 2,485 rentable square feet (the “Existing Premises”) located on the fourth (4th) floor of the building located at 139 Main Street, Cambridge, Massachusetts (the “Building”).

B.Tenant desires to lease an additional 2,357 (approximately) rentable square feet (the “Expansion Premises”) on the third (3rd) floor of the Building, as more particularly described on Exhibit A attached hereto and incorporated herein.

C.Landlord and Tenant desire to amend the Lease to reflect (i) the expansion of the Existing Premises to include the Expansion Premises and (ii) the modification of certain other provisions of the Lease.

D.Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.Expansion Premises.

(A)Demise of Expansion Premises. Subject to Section 10 of this Amendment, Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, the Expansion Premises.  Said demise of the Expansion Premises shall be for a term commencing on the date Landlord delivers the Expansion Premises to Tenant in the Delivery Condition (as hereinafter defined) (the “Expansion Premises Commencement Date”) and shall expire on April 30, 2025 (the “New Expiration Date”).  Landlord shall use commercially reasonable efforts to deliver the Expansion Premises to Tenant in the Delivery Condition on or before July 1, 2021 (the “Estimated Expansion Premises Commencement Date”); however, the failure of Landlord to cause the Delivery Condition to occur on or before the Estimated Expansion Premises Commencement Date shall in no way affect the validity of the Lease, this Amendment, or the obligations of Tenant hereunder, and Tenant shall not have any claim against Landlord by reason thereof.  Notwithstanding anything set forth in this Amendment to the contrary, if the Estimated Expansion Premises Commencement Date has not occurred on or

EXHIBIT 13, PAGE 7

before October 1, 2021, Tenant may immediately terminate Section 1 of this Amendment by providing Landlord with written notice and such election to terminate Section 1 of this Amendment shall not affect the validity or enforceability of the Lease or any other Section of this Amendment, which shall remain valid, enforceable, and in full force and effect with respect to the Existing Premises.  As used in this Amendment, except as set forth herein to the contrary, the “Delivery Condition” shall mean the “AS IS” “WHERE IS” condition and with all faults of the Expansion Premises as of the Expansion Premises Commencement Date, without any obligation for Landlord to undertake any work to the Expansion Premises or the Building in connection with its delivery of the Expansion Premises to Tenant and without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord; provided however, notwithstanding the foregoing, the Expansion Premises shall be tendered to Tenant as of the Expansion Premises Commencement Date (i) in broom clean condition, (ii) free of all occupants, and (iii) free of all furniture and equipment other than that specifically allowed by Tenant.  Tenant, at its sole cost and expense, shall be responsible for installing any furniture, fixtures and other personal property and equipment, including without limitation, telecommunications cabling and equipment.

Once the Expansion Premises Commencement Date is determined, Landlord and Tenant shall execute an agreement confirming the Expansion Premises Commencement Date, in substantially the form attached hereto as Exhibit B.  Tenant’s failure to execute and return any such agreement proposed by Landlord, or to provide written objection to the statements contained therein, within ten (10) business days after the date of Tenant’s receipt thereof shall be deemed an approval by Tenant of the Expansion Premises Commencement Date.

Except as set forth herein, said demise of Expansion Premises shall be upon all of the terms and conditions set forth in the Lease (as amended by this Amendment) applicable to the Existing Premises, including without limitation, the Permitted Uses and Tenant’s surrender obligations in Section 19 of the Lease.  Effective as of the Expansion Premises Commencement Date, (x) all references in the Lease to “Premises” shall be deemed to mean the “Existing Premises” and “Expansion Premises”, collectively, and (y) Tenant’s Share shall be increased to 12.89%, and (z) Tenant’s Tax Share shall be increased to 12.89%.

(B)Rent-Expansion Premises.

(i)	Base Rent. Commencing on the Expansion Premises Commencement Date, Tenant shall pay Base Rent with respect to the Expansion Premises, as set forth below.

Period	Annual Base Rent	Monthly Base Rent	$/RSF
Expansion Premises Commencement Date -4/30/2022	$230,302.47	$19,191.87	$97.71
5/1/2022-4/30/2023	$237,208.48	$19,767.37	$100.64
5/1/2023-4/30/2024	$244,326.62	$20,360.55	$103.66
5/1/2024-4/30/2025	$251,656.89	$20,971.41	$106.77

1

(ii)

Additional Rent.  Commencing on the Expansion Premises Commencement Date, Tenant shall pay Additional Rent with respect to the Expansion Premises, including without limitation, Tenant’s Share of Operating Costs and Tenant’s Tax Share of Taxes, as adjusted in Section 1(A) above.

(iii)	Utilities. Commencing on the Expansion Premises Commencement Date Tenant shall pay for utilities serving the Expansion Premises in accordance with Section 7 of the Lease.

(C)Security Deposit-Expansion Premises.  Within five (5) business days of Tenant’s execution and delivery of this Amendment to Landlord, Tenant shall deliver (i) a replacement Letter of Credit to Landlord in the same form as the existing Letter of Credit that Tenant previously has delivered to Landlord (or otherwise in the same form as Exhibit 8 to the Lease) in the amount of $75,000 or (ii) an amendment to the existing Letter of Credit increasing the amount of such Letter of Credit to a total of $75,000, and with an expiry date not earlier than July 15, 2025 (the “Replacement Letter of Credit”).  After Landlord’s receipt of the Replacement Letter of Credit, Landlord shall return to Tenant the existing Letter of Credit.

(D)Signage.  Landlord, at its sole cost and expense, shall add Tenant’s name to the Building lobby directory with respect to the Expansion Premises.  Tenant shall have the same rights and obligations set forth in Section 10.1 of the Lease with respect to signage for the Expansion Premises.

2.Existing Premises.

(A)Initial Term.  The Initial Term of the Lease shall be extended for a period of three (3) years and shall expire on the New Expiration Date as to both the Existing Premises and the Expansion Premises.  The line captioned “Expiration Date” in the Lease Summary Sheet is deleted in its entirety, and each instance of the Lease that refers to the “Expiration Date” shall be deemed to refer to the New Expiration Date.

(B)Condition of Existing Premises.  Tenant is in possession of the Existing Premises and accepts the Existing Premises in its “AS IS” “WHERE IS” condition without any obligation for Landlord to undertake any work to the Existing Premises or the Building and without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord.

(C)Rent-Existing Premises.

(i)

Base Rent.  The following table shall be added below the rent table on page 2 of the Lease Summary Sheet (which is a part of the Lease) under the caption “Base Rent”, and the amounts set forth below shall constitute the Base Rent for the Existing Premises for the periods of the Term set forth below.

Period	Annual Base Rent	Monthly Base Rent	$/RSF
5/1/2022-4/30/2023	$250.090.40	$20,840.87	$100.64
5/1/2023-4/30/2024	$257,595.10	$21,466.26	$103.66
5/1/2024-4/30/2025	$265,323.45	$22,110.29	$106.77

(ii)	Additional Rent. From and after the Expansion Premises Commencement Date, Tenant shall pay Tenant’s Share of Operating Costs and Tenant’s Tax Share of Taxes, as adjusted in Section 1(A) above.
(iii)	Utilities. Tenant shall continue to pay for utilities serving the Existing Premises in accordance with Section 7 of the Lease.

3.Rent Year.  For purposes of clarity, “the first Rent Year of the Extension Term” as such phrase is used in Section 1.2(b) of the Lease shall mean May 1, 2025 through April 30, 2026, and the “second Rent Year of the Extension Term” as such phrase is used in Section 1.2(d) of the Lease shall mean May 1, 2026 through April 30, 2027.

4.Inapplicable Lease Provisions.  All references to “Landlord’s Work”, “Substantial Completion” and Exhibit 5 and Exhibit 5B of the Lease shall not apply to the Expansion Premises.  The column in Exhibit 5A of the Lease captioned “TI Work by Landlord” shall not apply to the Expansion Premises.

5.Broker.    Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Amendment other than CBRE and Jones Lang LaSalle (collectively, “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of its representation and warranty set forth in the immediately preceding sentence.  Landlord shall be solely responsible for the payment of any brokerage commissions to Broker in connection with this Amendment.

6.Ratification.  Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

7.Governing Law; Interpretation and Partial Invalidity.  This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.  If any term of this Amendment, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Amendment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Amendment shall be valid and enforceable to the fullest extent permitted by law.  The titles for the paragraphs are for convenience only and are not to be considered in construing this Amendment.  This Amendment contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.  No delay or omission on the part of either party to this

2

Amendment in requiring performance by the other party or exercising any right hereunder shall operate as a waiver of any provision hereof or any rights hereunder, and no waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall be construed as a bar to or waiver of such performance or right on any future occasion.

8.Successors.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.Counterparts and Authority.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

10.Not Binding Until Black Diamond Termination.  Notwithstanding anything in this Amendment to the contrary, Section 1 of this Amendment shall not be binding on Landlord unless and until Landlord and Black Diamond Therapeutics (“BD”), which is the existing tenant of the Expansion Premises, enter into a termination agreement that is acceptable to Landlord in its sole and absolute discretion.  If, by August 15, 2021, Landlord has not entered into such termination agreement with BD, either Landlord or Tenant may, upon not less than five (5) business days’ notice to the other party, terminate Section 1 of this Amendment.  If either party terminates Section 1 of this Amendment, then any such termination shall not affect the validity or enforceability of the Lease or any other Section of this Amendment, which shall remain valid, enforceable, and in full force and effect with respect to the Existing Premises.

11.Amendment Not a Binding Offer.  Without limiting Section 10 above, this Amendment shall have no binding force or effect, shall not constitute an offer or an option for the leasing of the Expansion Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Amendment by both parties.

[Signature Page Follows]

3

EXECUTED under seal as of the Execution Date.

LANDLORD:	MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company

	By:	MIT CAMBRIDGE REAL ESTATE LLC, its manager

	By:	/s/ Seth D. Alexander
	Name:	Seth D. Alexander
	Title:	President, and not individually

TENANT:	Stoke Therapeutics, INC., a Delaware corporation

	By:	/s/ Ed Kaye
	Name:	Ed Kaye
	Title:	Chief Executive Officer

	By:	/s/ Huw M. Nash
	Name:	Huw M. Nash
	Title:	COO & CBO

1

EXHIBIT A

Floorplan of Expansion Premises

© Copyright Arrow

LEGEND

Tenant Premises - Tenant 301, Third Floor

Shared Floor Common Amenity Area

Note: Shared Floor Common Amenity Area is shown for reference only and is not part of tenant premises.

MITIMCo

ARROWSTREET

Premises Plan

139 Main Street | **Tenant 301**

Cambridge, Massachusetts | 16 November 2018

2

EXHIBIT B

MEMORIALIZATION OF DATES AGREEMENT

[_____________, 2021]

Stoke Therapeutics, Inc.

45 Wiggins Avenue

Bedford, Massachusetts 01730

[Attn: __________________________]

Re:

Lease dated January 2, 2019, as amended by that certain Amendment to Indenture of Lease dated as of December 7, 2019, and as further amended by that certain Second Amendment to Indenture of Lease dated as of [__________, 2021] (as amended, the “Lease”) by and between MIT 139 Main Street Leasehold LLC (“Landlord”), and Stoke Therapeutics, Inc. (“Tenant”) with respect to approximately 4,842 rentable square feet on the third (3rd) and fourth (4th) floors of the Building located at 139 Main Street, Cambridge, Massachusetts

Dear ___________:

In accordance with the terms and conditions of the Lease, Tenant accepts possession of the Expansion Premises and acknowledges:

1.The Expansion Premises Commencement Date is ___________, 2021.

This letter is binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns.

Please acknowledge the foregoing and your acceptance of possession by signing a copy of this letter in the space provided and returning it to ___________.  Tenant’s failure to execute and return this letter, or to provide written objection to the statements contained in this letter, within ten (10) business days after the date of this letter, shall be deemed an approval by Tenant of the statements contained herein.

Sincerely,

MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company

By: MIT CAMBRIDGE REAL ESTATE LLC, its manager

By: ___________________________________

       Name:

       Title:

Acknowledged and Accepted:

Stoke Therapeutics, INC., a Delaware corporation By: __________________________________________ Name: Title:

DATE:  ______________________, 2021

3

MASTER LEASE AGREEMENT

139 MAIN STREET

CAMBRIDGE, MASSACHUSETTS

by and between

MIT 139 MAIN STREET FEE OWNER LLC,

as Landlord

and

MIT 139 MAIN STREET LEASEHOLD LLC,

as Tenant

Dated as of September 29, 2017

4

MASTER LEASE AGREEMENT

TABLE OF CONTENTS

Article I. DEFINITIONS		1
1.1	“Abandonment Fee”	1
1.2	“Acquisition Date”	1
1.3	“Additional Rent”	1
1.4	“Affiliate”	1
1.5	“Approval Instruments”	1
1.6	“Approvals”	1
1.7	“Appurtenances”	1
1.8	“Appurtenant Grant”	1
1.9	“Assignment”	1
1.10	“Assignment Notice”	1
1.11	“Award”	1
1.12	“Bankruptcy Laws”	1
1.13	“Base Interest Rate”	1
1.14	“Base Rent”	2
1.15	“Business Day”	2
1.16	“Claims”	2
1.17	“Clearing Costs”	2
1.18	“Commencement Date”	2
1.19	“Contract Assignment”	2
1.20	“Decommissioning Closure Report”	2
1.21	“Dispute Notice”	2
1.22	“Environmental Enforcement Actions”	2
1.23	“Event of Default”	2
1.24	“Expiration Date”	2
1.25	“Fee Mortgage”	2
1.26	“Fee Mortgagee”	2
1.27	“Final Plans and Specifications”	2
1.28	“First Offer Right”	2
1.29	“FMV”	2
1.30	“Governmental Authorities”	2
1.31	“Hazardous Materials”	2
1.32	“Improvements”	3
1.33	“Insurable Property”	3
1.34	“Insurance Proceeds”	3
1.35	“Land”	3
1.36	“Landlord”	3
1.37	“Landlord’s Appraiser”	3
1.38	“Landlord’s Award”	3
1.39	“Landlord’s Closing Documents”	3
1.40	“Landlord’s Purchase Notice”	3
1.41	“Landlord’s Statement”	3
1.42	“Lease”	3
1.43	“Lease Assignment”	3
1.44	“Leasehold Mortgage”	3
1.45	“Leasehold Mortgagee”	3
1.46	“Leasehold Mortgage Foreclosure”	3

5

1.47	“Legal Requirements”	4
1.48	“Loan Payoff”	4
1.49	“material and adverse”	4
1.50	“MDPH”	4
1.51	“Net Award”	4
1.52	“Net Proceeds”	4
1.53	“Notice of Leasehold Mortgagee’s Intent to Exercise Remedies”	4
1.54	“Notice of Tenant’s Failure to Cure”	4
1.55	“Notice of Termination”	4
1.56	“Occupant”	4
1.57	“Oil”	4
1.58	“Partial Taking”	4
1.59	“Person”	4
1.60	“Permitted Encumbrances”	4
1.61	“Permitted Uses”	4
1.62	“Pre-Existing Environmental Condition”	4
1.63	“Premises”	5
1.64	“prevailing party”	5
1.65	“Prohibited Tenant”	5
1.66	“Prohibited Uses”	5
1.67	“Property Information”	5
1.68	“Protective Advances”	5
1.69	“Purchase Price”	5
1.70	“Related Parties”	5
1.71	“Rent”	5
1.72	“Rent Default”	5
1.73	“Reports”	5
1.74	“Settlement Statement”	5
1.75	“Site Assessments”	5
1.76	“Site Reviewers”	5
1.77	“Space Leases”	5
1.78	“Sublease”	6
1.79	“Surrender Plan”	6
1.80	“Taking”	6
1.81	“Taxes”	6
1.82	“Temporary Taking”	6
1.83	“Tenant”	6
1.84	“Tenant Excluded Transaction”	6
1.85	“Tenant Parties”	6
1.86	“Tenant’s Appraiser”	6
1.87	“Tenant’s Award”	6
1.88	“Tenant’s Basis”	6
1.89	“Tenant’s Closing Documents”	6
1.90	“Tenant’s Interest”	6
1.91	“Tenant’s Property”	6
1.92	“Tenant’s Statement”	6
1.93	“Tenant’s Valuation Notice”	6
1.94	“Term”	6
1.95	“Third Appraiser”	6
1.96	“to Landlord’s knowledge”	6
1.97	“Total Taking”	6

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1.98	“Toxic Substances”	6
1.99	“Transfer of Control”	6
1.100	“Transferee”	6
1.101	“Unleased Space”	7
1.102	“Warranties”	7
Article II. DEMISE OF PREMISES; CONDITIONS		7
2.1	Demise of Premises	7
2.2	Title and Condition of Premises	7
2.3	Notice of Lease	7
Article III. TERM		7
3.1	Term	7
Article IV. RENT AND OTHER CHARGES		7
4.1	Base Rent for Premises	7
4.2	Payment of Rent	8
4.3	Additional Rent	8
4.4	Net Lease	8
4.5	Taxes and Other Charges	8
4.6	Utilities	9
4.7	Permitted Contests	9
Article V. USE AND QUIET ENJOYMENT; SURRENDER		9
5.1	Use; Conditions	9
5.2	Quiet Enjoyment	9
5.3	Compliance with Law	10
5.4	Compliance with Contractual Requirements	10
5.5	INTENTIONALLY OMITTED	10
5.6	Ownership of the Improvements	10
5.7	Surrender of Premises	10
5.8	Permits and Approvals	11
Article VI. RIGHT TO MORTGAGE; PROTECTION OF LEASEHOLD MORTGAGEES		12
6.1	Tenant’s Right to Mortgage	12
6.2	Leasehold Mortgagee’s Rights	12
6.3	Notices To and From Leasehold Mortgagees	15
6.4	New Lease	15
6.5	No Subordination of Fee	15
6.6	Cooperation with Lenders	15
Article VII. MAINTENANCE, REPAIR AND OPERATION		16
7.1	Maintenance and Repair: Operation	16
7.2	Inspection by Landlord; Landlord’s Right to Maintain: Indemnification	16
7.3	Alterations; Demolition and Reconstruction	17
7.4	New Hazardous Materials and Oil; Indemnification	17
7.5	Pre-Existing Hazardous Materials and Oil	18
Article VIII. INDEMNITY, LIENS AND INSURANCE		19
8.1	Tenant’s Indemnification	19
8.2	Landlord’s Indemnification	20
8.3	Liens	20
8.4	Insurance Requirements	21
8.5	Insurance Provisions	22
8.6	Waiver of Subrogation	22
Article IX. CASUALTY		22
9.1	Collection of Claims	22
9.2	Special Account	22

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9.3	Restoration	23
9.4	Commencement and Completion of Restoration	23
9.5	Casualty During Last 5 Years of the Term	23
9.6	Allocation of Proceeds	23
9.7	Tenant’s Responsibilities on Termination	24
9.8	Demolition and Debris Removal Insurance	24
Article X. CONDEMNATION		24
10.1	A Taking	24
10.2	Special Account	24
10.3	Total Taking	25
10.4	Restoration	25
10.5	Temporary Taking	25
10.6	Abatement of Rent	26
10.7	Demolition and Debris Removal Insurance	26
Article XI. DEFAULT; REMEDIES		26
11.1	Events of Default	26
11.2	Remedies for Default	27
11.3	Termination of Lease for Tenant’s Default	27
11.4	Rights Upon Termination	27
11.5	Other Remedies	28
11.6	Performance by Landlord	28
11.7	Legal Costs	28
11.8	Remedies Cumulative	28
11.9	Waiver as to Surety	28
11.10	Force Majeure	29
11.11	Landlord Default	29
Article XII. TRANSFER AND ASSIGNMENT		29
12.1	Assignment	29
12.2	Right of First Offer	30
Article XIII. SUBLETTING, ESTOPPEL CERTIFICATES, AND NON-DISTURBANCE AND ATTORNMENT AGREEMENTS		31
13.1	Subletting	31
13.2	Rent and Charges to Occupants	32
13.3	Estoppel Certificates	32
13.4	Non-Disturbance and Attornment Agreements	32
Article XIV. NON-DISCRIMINATION AND AFFIRMATIVE ACTION		33
14.1	Compliance with Equal Opportunity Laws and Regulations	33
14.2	Information and Reports	33
14.3	Notices to Occupants, Contractors and Vendors	33
Article XV. REPRESENTATIONS AND WARRANTIES; AFFIRMATIVE COVENANTS		33
15.1	Representations and Warranties	33
15.2	Maintenance of Business and Existence	33
15.3	Conduct of Business	33
15.4	Notification of Defaults	34
15.5	Notification of Disputes	34
15.6	Notification of Attachments	34
15.7	Reports	34
15.8	Further Assurances	34
15.9	Current Information	34
15.10	Reimbursement Rights	34
15.11	General Tenant Covenant	34

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15.12	General Landlord Covenant	34
15.13	No Material Interference	35
Article XVI. MISCELLANEOUS PROVISIONS		35
16.1	Designation of Authorized Representatives	35
16.2	No Merger of Title	35
16.3	No Waiver	35
16.4	No Broker	36
16.5	Arbitration	36
16.6	Consents and Approvals	36
16.7	Time of Essence	36
16.8	Due Diligence and Good Faith	36
16.9	Survival of Obligations	37
16.10	Invalidity of Provisions	37
16.11	Binding Effect	37
16.12	Pronouns	37
16.13	Rights of Others	37
16.14	Amendments	37
16.15	Captions and Headings	37
16.16	Governing Law	37
16.17	Limitation of Liability	37
Article XVII. NOTICES AND PAYMENTS		38
17.1	Notices, Demands and Other Installments	38
Article XVIII. ABANDONMENT		39
18.1	Abandonment during Last 20 Years	39
Article XIX. LANDLORD’S RIGHT TO PURCHASE TENANT’S LEASEHOLD		39
19.1	Purchase Option	39
19.2	Termination Fee	41
19.3	Closing	41

MASTER LEASE AGREEMENT

This MASTER LEASE AGREEMENT (this “Lease”) dated as of September 29, 2017 (the “Commencement Date”) is made by and between MIT 139 MAIN STREET FEE OWNER LLC, a Massachusetts limited liability company with its principal office c/o MIT Investment Management Company, 238 Main Street, Suite 200, Cambridge, Massachusetts 02142, as landlord (“Landlord”), and MIT 139 MAIN STREET LEASEHOLD LLC, a Massachusetts limited liability company with its principal office c/o MIT Investment Management Company, 238 Main Street, Suite 200, Cambridge, MA 02142, as tenant (“Tenant”).

Article I.
DEFINITIONS

In this Lease, the following words shall have the following meanings, respectively:

1.1“Abandonment Fee” shall have the meaning set forth in Section 18.1.

1.2“Acquisition Date” shall have the meaning set forth in Section 19.1(c).

1.3“Additional Rent” shall mean all amounts due and payable by Tenant to Landlord under this Lease, other than Base Rent.

1.4“Affiliate” shall mean any Person that is a partner or a member with or in, or a beneficiary or shareholder of, Tenant, or which directly or indirectly owns or controls Tenant, or any partner, member or beneficiary or shareholder of any Person which directly or indirectly owns or controls Tenant; or any Person owned or controlled, directly or indirectly, by Tenant or by any of the partners, members, beneficiaries or shareholders of Tenant or under common ownership of any type with Tenant.

1.5“Approval Instruments” shall have the meaning set forth in Section 5.8(b).

1.6“Approvals” shall mean any permits, approvals, licenses, orders, conditions, decisions, rezonings, transfers of development rights to or from the Premises, actions of any governmental authority, or similar governmental or quasi-governmental rights and privileges allowing or facilitating any use, operation, construction, reconstruction or maintenance consistent with the terms of this Lease.

1.7“Appurtenances” shall mean any and all property or other rights appurtenant to the Land or relating to the use, occupancy and enjoyment of the Land and/or the Improvements.

1.8“Appurtenant Grant” shall have the meaning set forth in Section 13.4.

1.9“Assignment” shall have the meaning set forth in Section 19.3(a)(i).

1.10“Assignment Notice” shall have the meaning set forth in Section 12.2(a).

1.11“Award” shall have the meaning set forth in Section 10.2.

1.12“Bankruptcy Laws” shall have the meaning set forth in Section 11.1(d).

1.13“Base Interest Rate” shall mean                      over the prime rate of interest of Bank of America, N.A., or its successor, during the respective periods of calculation of such interest hereunder.

i

1.14“Base Rent” shall mean the components of Rent which are the fixed annual rental amounts determined in accordance with Section 4.1.

1.15“Business Day” shall mean any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the Commonwealth of Massachusetts.

1.16“Claims” shall have the meaning set forth in Section 7.4(c).

1.17“Clearing Costs” shall mean the reasonable costs and expenses of removing any remaining Improvements and restoring the Premises to a safe and cleared and safe condition and at a grade approximately level with abutting land.

1.18“Commencement Date” shall have the meaning set forth in the first unnumbered paragraph at the beginning of this Lease.

1.19“Contract Assignment” shall have the meaning set forth in Section 19.3.

1.20“Decommissioning Closure Report” shall have the meaning set forth in Section 5.7(b).

1.21“Dispute Notice” shall have the meaning set forth in Section 19.1(f).

1.22“Environmental Enforcement Actions” shall mean, collectively, all actions or orders instituted, issued, threatened or required by any Governmental Authority and all claims made or threatened by any Person against Landlord, Tenant or the Premises (or any other Occupant, prior Occupant or prior owner thereof), arising out of or in connection with any Pre-Existing Environmental Condition or the assessment, monitoring, cleanup, containment, remediation or removal of, or damages caused or alleged to be caused by, any Pre-Existing Environmental Condition.

1.23“Event of Default” shall mean those events defined in Article XI.

1.24“Expiration Date” shall mean September 30, 2077.

1.25“Fee Mortgage” shall mean any mortgage or deed of trust encumbering Landlord’s interest in all or any portion of the Premises hereafter granted by Landlord to any institutional or commercial lender securing any loan from such institutional or commercial lender to Landlord.

1.26“Fee Mortgagee” shall mean the holder of any Fee Mortgage.

1.27“Final Plans and Specifications” shall mean any and all final plans, drawings and specifications utilized in the completion of any future Improvements.

1.28“First Offer Right” shall have the meaning set forth in Section 12.2(a).

1.29“FMV” shall have the meaning set forth in Section 19.1(a).

1.30“Governmental Authorities” shall mean, collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence.

1.31“Hazardous Materials” shall have the meaning set forth in Section 7.4(d).

1.32“Improvements” shall mean all of the buildings, outside parking lots and spaces, parking decks, parking garages, driveways, sidewalks, landscaping and all other permanent improvements currently existing on the Land or hereafter constructed thereon.

1.33“Insurable Property” shall have the meaning set forth in Section 8.4.

1.34“Insurance Proceeds” shall have the meaning set forth in Section 9.2.

1.35“Land” shall mean that certain parcel of land more particularly described in Exhibit A attached hereto and made a part hereof.

1.36“Landlord” shall have the meaning set forth in the first unnumbered paragraph at the beginning of this Lease.

1.37“Landlord’s Appraiser” shall have the meaning set forth in Section 19.1(f).

1.38“Landlord’s Award” shall have the meaning set forth in Section 10.2.

1.39“Landlord’s Closing Documents” shall have the meaning set forth in Section 19.3(a)(i).

1.40“Landlord’s Purchase Notice” shall have the meaning set forth in Section 19.1.

1.41“Landlord’s Statement” shall have the meaning set forth in Section 19.3(d).

1.42“Lease” shall mean this Master Lease Agreement as the same may be amended from time to time.

1.43“Lease Assignment” shall have the meaning set forth in Section 19.3(a)(i).

1.44“Leasehold Mortgage” shall have the meaning set forth in Section 6.1.

1.45“Leasehold Mortgagee” shall mean the holder of a Leasehold Mortgage.

1.46“Leasehold Mortgage Foreclosure” shall mean the earlier to occur of the following (i) the transfer of the interest of Tenant in the Premises and to this Lease to any Leasehold Mortgagee or any other Person by reason of (a) an assignment in lieu of foreclosure of any Leasehold Mortgage, (b) the Leasehold Mortgagee’s exercise of any of its rights and/or remedies under its Leasehold Mortgage, including, without limitation, the exercise of the power of sale under the Leasehold Mortgage or any other foreclosure of the Leasehold Mortgage, (c) any other proceeding brought to enforce the rights of the holder of any Leasehold Mortgage or (d) any legal process or proceeding (other than any eminent domain proceeding by any Governmental Authority); (ii) the Leasehold Mortgagee’s exercise of any right of entry and taking possession of the Premises prior to or in lieu of foreclosure of the Leasehold Mortgage; or (iii) the exercise by the Leasehold Mortgagee of its rights to collect rents from the Occupants pursuant to the Leasehold Mortgage or any other security document executed in connection with the Leasehold Mortgage (provided, however, any requirement by any Leasehold Mortgagee that Tenant deposit any or all of Tenant’s cash, income or revenue in an escrow or other deposit account, the purpose of which is to create replacement reserves, real estate tax reserves, ground rent reserves or such other such reserves or escrow accounts as are customarily required by Leasehold Mortgagees to serve as additional security for loans secured by Leasehold Mortgages, shall not be deemed to be an exercise of any right to collect rents for the purposes of the foregoing clause (iii) unless the Leasehold Mortgagee shall have the right to control and direct, by way of lock box or otherwise, the general use and application of such cash, income and revenue beyond the funding of the above-referenced required reserves and escrow accounts other than any requirement that expenditures be made in accordance with any approved budget, provided that such approved budget includes the payment of any and all Base Rent).

1.47“Legal Requirements” shall mean, collectively, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority affecting the Premises or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof.

1.48“Loan Payoff” shall have the meaning set forth in Section 19.1(a).

1.49“material and adverse” shall have the meaning set forth in Section 7.3.

1.50“MDPH” shall have the meaning set forth in Section 5.7(b).

1.51“Net Award” shall have the meaning set forth in Section 10.2.

1.52“Net Proceeds” shall have the meaning set forth in Section 9.6.

1.53“Notice of Leasehold Mortgagee’s Intent to Exercise Remedies” shall have the meaning set forth in Section 6.2(c).

1.54“Notice of Tenant’s Failure to Cure” shall have the meaning set forth in Section 6.2(b).

1.55“Notice of Termination” shall have the meaning set forth in Section 19.1.

1.56“Occupant” shall mean any sublessee, licensee, concessionaire, franchisee or user of all or any portion of the Premises under any Sublease whether now existing or hereafter entered into.

1.57“Oil” shall have the meaning set forth in Section 7.4(d).

1.58“Partial Taking” shall have the meaning set forth in Section 10.4.

1.59“Person” shall mean any individual, corporation, limited liability company, general partnership, limited liability partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.

1.60“Permitted Encumbrances” shall mean all covenants, restrictions, reservations, liens, conditions, easements and other encumbrances affecting the Premises or any portion thereof (i) as may hereafter be agreed to in writing by Tenant and Landlord; or (ii) which are caused or arise as a result of the acts or omissions of any of the Tenant Parties; or (iii) which are of record as of the Commencement Date; or (iv) as may be permitted pursuant to the provisions hereof.

1.61“Permitted Uses” shall have the meaning set forth in Section 5.1.  Notwithstanding anything to the contrary, Permitted Uses expressly excludes the Prohibited Uses.

1.62“Pre-Existing Environmental Condition” shall mean the presence or release on or before the Commencement Date of any Hazardous Material, Oil or other Toxic Substance at, on, in, under and/or above the Premises.

1.63“Premises” shall mean the Land and all of the Improvements and the Appurtenances.

1.64“prevailing party” shall have the meaning set forth in Section 11.7.

1.65“Prohibited Tenant” shall mean any entity which does not agree in writing to pay real estate taxes attributable to its tenancy.

1.66“Prohibited Uses” shall mean (a) residential purposes; (b) a live entertainment establishment which features live entertainers engaging in sexual conduct or nudity as defined in M.G.L. c. 272, Section 31; (c) any motion picture theater presenting materials characterized by an emphasis on matter depicting sexual conduct or nudity as so defined; (d) any video store or other retail facility having a material portion of its stock in trade which is distinguished by its emphasis on sexual conduct as so defined; (e) massage parlor, a so-called “head” shop, off-track betting, gambling, gaming or check cashing facility; (f) car wash, automobile repair work or automotive service, automobile body shop, automobile, boat, trailer or truck leasing or sales, or laundromat; (g) tavern, bar, amusement park, carnival, banquet facility, dance hall, disco, nightclub or other entertainment facility including video game room, pool hall, arcade, indoor children’s recreational facility or other amusement center; (h) funeral parlor, animal raising or storage, pawn shop, flea market or swap meet, junk yard; (i) drilling for and/or removal of subsurface substances, dumping, disposal, incineration or reduction of garbage or refuse, other than in enclosed receptacles intended for such purposes; (j) medical, dental, governmental, utility company or employment agency offices; or (k) any use which constitutes a public or private nuisance or produces objectionable noise or vibration.

1.67“Property Information” shall have the meaning set forth in Section 19.3.

1.68“Protective Advances” shall mean any sums expended by Landlord in accordance with the terms hereof to cure any default by Tenant (including, without limitation, any amounts expended by Landlord pursuant to Section 7.2, Section 11.6 and/or Section 11.7).

1.69“Purchase Price” shall have the meaning set forth in Section 19.1(a).

1.70“Related Parties” shall have meaning set forth in Section 8.6.

1.71“Rent” shall mean, collectively, Base Rent and Additional Rent as more particularly set forth in Article IV.

1.72“Rent Default” shall mean any failure by Tenant to pay any installment of Rent when due hereunder.

1.73“Reports” shall have the meaning set forth in Section 7.1.

1.74“Settlement Statement” shall have the meaning set forth in Section 19.1.

1.75“Site Assessments” shall have the meaning set forth in Section 7.2(b).

1.76“Site Reviewers” shall have the meaning set forth in Section 7.2(b).

1.77“Space Leases” shall have the meaning set forth in Section 19.3(c).

v

1.78“Sublease” shall mean any sublease, lease, license agreement, use agreement, tenancy at will agreement, concession agreement or other occupancy arrangement, whether now in existence or subsequently entered into by Tenant, encumbering or affecting any portion of the Premises.

1.79“Surrender Plan” shall have the meaning set forth in Section 5.7(b).

1.80“Taking” shall have the meaning set forth in Section 10.1.

1.81“Taxes” shall have the meaning set forth in Section 4.5(a).

1.82“Temporary Taking” shall have the meaning set forth in Section 10.7.

1.83“Tenant” shall have the meaning set forth in the first unnumbered paragraph at the beginning of this Lease.

1.84“Tenant Excluded Transaction” shall have the meaning set forth in Section 12.2(a).

1.85“Tenant Parties” shall mean, collectively, Tenant and Tenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants.

1.86“Tenant’s Appraiser” shall have the meaning set forth in Section 19.1(f).

1.87“Tenant’s Award” shall have the meaning set forth in Section 10.2.

1.88“Tenant’s Basis” shall have the meaning set forth in Section 19.1(a).

1.89“Tenant’s Closing Documents” shall have the meaning set forth in Section 19.3.

1.90“Tenant’s Interest” shall have the meaning set forth in Section 19.1(a).

1.91“Tenant’s Property” shall mean all furniture, equipment, fixtures, trade fixtures and other personal property belonging to Tenant or any Occupant.

1.92“Tenant’s Statement” shall have the meaning set forth in Section 19.3(e).

1.93“Tenant’s Valuation Notice” shall have the meaning set forth in Section 19.1(d).

1.94“Term” shall have the meaning set forth in Section 3.1.

1.95“Third Appraiser” shall have the meaning set forth in Section 19.1.

1.96“to Landlord’s knowledge” shall have the meaning set forth in Section 7.5(b).

1.97“Total Taking” shall have the meaning set forth in Section 10.3.

1.98“Toxic Substances” shall have the meaning set forth in Section 7.4(d).

1.99“Transfer of Control” shall have the meaning set forth in Section 12.1.

1.100“Transferee” shall mean (i) any Leasehold Mortgagee (or its affiliate) who acquires Tenant’s interest in the Premises by virtue of a Leasehold Mortgage Foreclosure and any Person acquiring Tenant’s interest in the Premises from such Leasehold Mortgagee (or affiliate) after a Leasehold Mortgage

Foreclosure, (ii) the Leasehold Mortgagee in the event that the Leasehold Mortgagee exercises its rights to collect rents from the Occupants pursuant to the Leasehold Mortgage or any other security document executed in connection with the Leasehold Mortgage and (iii) any Person who holds the tenant’s interest under any new lease executed pursuant to Section 6.4.

1.101“Unleased Space” shall have the meaning set forth in Section 9.4.

1.102“Warranties” shall have the meaning set forth in Section 19.3(a)(i).

Article II.
DEMISE OF PREMISES; CONDITIONS

2.1Demise of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term upon the terms and conditions specified in this Lease.

2.2Title and Condition of Premises.  The Premises are demised and let subject to (i) all zoning regulations, restrictions, rules and ordinances, building codes and other Legal Requirements now in effect or hereafter adopted by any Governmental Authority having jurisdiction; (ii) such real estate taxes and municipal betterment assessments as are not yet due and payable on the Commencement Date; and (iii) the Permitted Encumbrances.  The Premises are demised and let in an “AS IS, WHERE IS” condition as of the Commencement Date, with all faults, and without representations or warranties, express or implied, in fact or by law, whatsoever.

2.3Notice of Lease.  Tenant and Landlord agree to execute a Notice of Lease in a form that is suitable for recording with the Middlesex South Registry of Deeds and if applicable, filing with the Middlesex South Registry District of the Land Court, and such parties agree to execute said Notice of Lease as of the date of this Lease.  Each party shall provide such evidence of authority as shall be required in connection with such recording and filing.  Upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease in form and substance reasonably acceptable to both parties and, unless Tenant has delivered to Landlord written notice that Tenant disputes whether the Lease has been validly terminated, Tenant shall, within thirty (30) days of receipt thereof, time being of the essence, execute and deliver the same to Landlord for Landlord’s execution and recordation with the Middlesex South Registry of Deeds and/or if applicable, filing with the Middlesex South Registry District of the Land Court.  If Tenant fails to deliver the executed notice of termination of lease as and when required, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute the same, such appointment being coupled with an interest.

Article III.
TERM

3.1Term.  The term of this Lease shall be the period commencing on the Commencement Date, and, unless earlier terminated pursuant to the terms hereof, ending on the Expiration Date (the “Term”).

Article IV.
RENT AND OTHER CHARGES

4.1Base Rent for Premises.  During the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments in the amounts shown on Exhibit B attached hereto and made a part hereof, in advance and without demand on the first day of each month for and with respect to such month.  Unless otherwise expressly provided herein, the payment of Base Rent shall commence on the Commencement Date, and shall be prorated for any partial months.

4.2Payment of Rent.  All Rent shall be paid by Tenant to Landlord in lawful money of the United States of America at Landlord’s address set forth herein or at such other place or to such other person as Landlord from time to time may designate.

4.3Additional Rent.  Tenant covenants to pay and discharge, when the same shall become due, as Additional Rent, all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof in accordance with the provisions of this Lease, including interest for overdue payments of Base Rent at the Base Interest Rate, which interest shall commence the day following the due date of such payment, and, in the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise in the case of non-payment of rent.

4.4Net Lease.  It is understood and agreed by Tenant that this Lease is a triple net lease and the Rent and all other sums payable hereunder shall be absolutely net to Landlord.  Tenant shall be responsible for all taxes, payments in lieu of taxes, assessments, utility charges, liens, insurance, maintenance, repairs and all other costs associated with the Premises or any portion thereof.  Except as otherwise expressly provided herein, Tenant shall pay all sums payable hereunder without notice or demand, and without set-off, abatement, suspension or deduction and Tenant shall not interpose any counterclaim (other than a mandatory counterclaim which could be waived or barred if not asserted in such proceeding) or defense of whatever nature or description in any proceeding by Landlord for the collection of money due hereunder, provided, however, that such agreement not to interpose any counterclaim or defense shall not be construed as a waiver of Tenant’s right to assert a counterclaim or defense against any action seeking to terminate this Lease or as a waiver of Tenant’s right to assert claims against Landlord in any separate action.

4.5Taxes and Other Charges.

(a)Subject to Section 4.7 hereof, Tenant will pay directly to the applicable taxing authorities (i) all taxes, assessments, levies, fees, water and sewer rents and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Rent or other sum payable hereunder or (C) this Lease or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Rent or other sum payable hereunder; and (iii) all sales, use and similar taxes at any time levied, assessed or payable on account of the acquisition, leasing or use of the Premises (collectively, the “Taxes”).  Any such Taxes, with respect to the Premises for the then current tax period shall be apportioned as of the beginning and the end of the Term, and the pro rata share thereof shall be paid to Landlord or credited to Tenant, as the case may be.  Tenant shall not be required to pay any franchise, inheritance, estate, succession, gift, rental, transfer, income or similar tax of Landlord (other than any tax referred to in clause (ii) above), unless such Tax is imposed, levied or assessed in substitution for any other tax, assessment, charge or levy which Tenant is required to pay pursuant to this Section 4.5, but only in an amount calculated as if Landlord owned only the Premises and Landlord’s income consisted only of amounts payable hereunder.  Tenant will furnish to Landlord, promptly after demand therefor, proof of payment of all items referred to above which are payable by Tenant.  If any such assessment may legally be paid in installments, Tenant may pay such assessment in installments; in such event, Tenant shall be liable only for installments which are attributable to any period falling, in whole or in part, within the Term hereof (subject to proration as set forth above as to the beginning and the end of the Term).

(b)Subject to the provisions of Section 4.7 below, in the event that Tenant fails to pay the Taxes for any fiscal year, or portion thereof, Landlord shall have the right to pay said Taxes, upon thirty (30) days prior written notice to Tenant.  In the event that Landlord pays any outstanding Taxes, Tenant shall pay to Landlord within thirty (30) days of a written request for such payment, any and all sums paid by Landlord to pay such outstanding Taxes.

4.6Utilities.  Tenant shall obtain and promptly pay directly to the applicable provider all charges for heat, gas, hot water, electricity, sewage charges and fees, and other utilities and/or services used and/or consumed in, or furnished to, the Premises.  Landlord shall have no responsibility or liability for any interruption, curtailment, stoppage, or suspension of utilities, except to the extent caused by Landlord or its agents or contractors.

4.7Permitted Contests.  Landlord shall not require Tenant, nor shall Landlord have the right, to pay, discharge or remove any tax, assessment, levy, fee, rent, charge, lien or encumbrance, or to comply with any Legal Requirement applicable to the Premises or the use thereof, so long as Tenant shall in good faith contest the existence, application, amount or validity thereof by appropriate proceedings which shall prevent the collection of or other realization upon the tax, assessment, levy, fee, rent, charge, lien or encumbrance so contested, and the sale, forfeiture or loss of the Premises or any Rent or any Additional Rent to satisfy the same, and which shall not affect the payment of any Rent provided that such contest shall not subject Landlord to the risk of any criminal liability or civil penalty.  Tenant shall give such reasonable security as may be requested by Landlord to insure payment of such tax, assessment, levy, fee, rent, charge, lien, encumbrance, liability or penalty and to prevent any sale or forfeiture of the Premises by reason of such nonpayment, and hereby indemnifies Landlord for any such liability or penalty.  Upon the completion or termination of any final appeal of any proceeding relating to any amount contested by Tenant pursuant to this Section 4.7, Tenant shall immediately pay any amount determined in such proceeding to be due, and in the event Tenant fails to make such payment, Landlord shall have the right to make any such payment on behalf of Tenant and charge Tenant therefor.  Notwithstanding any other provision in this Lease, Landlord may make any payment or take such other action as it may reasonably deem necessary in order to prevent the sale or foreclosure of the Premises.  Landlord hereby agrees to cooperate with Tenant and, if such joinder is necessary or desirable based on the nature of the permitted contest, to join in any permitted contest as a party, or, where appropriate, authorize Tenant to undertake a permitted contest in the name of Landlord.  Tenant hereby agrees that if Landlord, at the request of Tenant, joins in any permitted contest, Tenant shall pay any and all reasonable costs incurred by Landlord as a result of Landlord’s participation in such permitted contests, including, without limitation, reasonable attorneys’ fees.

Article V.
USE AND QUIET ENJOYMENT; SURRENDER

5.1Use; Conditions.  Without Landlord’s prior written consent, Tenant covenants, promises and agrees that during the Term of this Lease it shall not devote the Premises to any uses other than general office use and, to the extent permitted by law (as the same may be varied by special permit, variance or other relief), uses ancillary thereto, including parking and other ancillary uses (collectively, the “Permitted Uses”); provided, however, in no event shall Tenant use the Premises for the Prohibited Uses.  Tenant covenants and agrees to use the Premises in accordance with any permits which may be issued by the City of Cambridge and to comply with the requirements therein specified.

5.2Quiet Enjoyment.  If and so long as Tenant shall pay all Rent and other charges herein provided and shall observe and perform all covenants, agreements and obligations contained herein,

Landlord warrants peaceful and quiet occupation and enjoyment of the Premises by Tenant as against the claims of all persons lawfully claiming by, through or under Landlord, subject, nevertheless, to the covenants, terms and conditions of this Lease and Permitted Encumbrances.

5.3Compliance with Law.  Subject to the rights granted to Tenant by Section 4.7, Tenant shall, at its expense, comply with and shall cause the Premises and all Occupants of any portion thereof to comply with all Legal Requirements affecting the Premises, or any portion thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same which may hereafter be enacted involve a change of policy on the part of the Governmental Authority enacting the same.

5.4Compliance with Contractual Requirements.  Tenant shall, at its expense, comply with and shall cause the Premises and all Occupants of any portion thereof to comply with (a) all matters of record, having priority over this Lease, affecting the title to the Premises or any portion thereof, and (b) the requirements of all policies of insurance which are carried by Tenant (or by Landlord when permitted by the terms of Sections 11.5 or 11.6 of this Lease) which at any time may be in force with respect to the Premises or any portion thereof.

5.5INTENTIONALLY OMITTED.

5.6Ownership of the Improvements.  During the Term, the Improvements shall be owned by Tenant.  Upon the expiration or earlier termination of the Term, all of Tenant’s right, title and interest in and to the Improvements shall automatically be vested in Landlord.  In confirmation of the foregoing, Tenant shall, on or before the expiration of the Term (or within ten (10) Business Days after the earlier termination of the Lease, as the case may be) execute a bill of sale, stating consideration of Ten Dollars, and otherwise in form and substance reasonably acceptable to Landlord and Tenant, conveying all of Tenant’s right, title and interest in and to the Improvements to Landlord.  Tenant’s obligations under this Section 5.6 shall survive the expiration or earlier termination of the Term.

5.7Surrender of Premises.

(a)At the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably leave, quit and surrender the Premises in the condition in which the same are required to be maintained hereunder, broom-clean and free of liens, personal property, tenants and occupants.  Subject to the rights of any Leasehold Mortgagee as provided in Article VI, upon such expiration or termination, any and all of Tenant’s Property remaining on the Premises shall become the sole property of Landlord at no cost to Landlord.

(b)At least thirty (30) days prior to the expiration of the Term (or, if applicable, within five (5) Business Days after any earlier termination of this Lease), Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Legal Requirements) to be taken by Tenant in order to render the Premises (including, without limitation, floors, walls, ceilings, counters, piping, supply lines, waste lines and plumbing and all exhaust or other ductwork) free of Hazardous Materials and otherwise released for unrestricted use and occupancy including without limitation causing the Premises to be decommissioned in accordance with the regulations of the U.S. Nuclear Regulatory Commission and/or the Massachusetts Department of Public Health (the “MDPH”) for the control of radiation and cause the Premises to be released for unrestricted use by the Radiation Control Program of the MDPH (the “Surrender Plan”).  The Surrender Plan shall be prepared so that, following its implementation, all exhaust and other duct work in the Premises may be reused by a subsequent tenant or disposed of in conformance with all applicable Environmental Laws without incurring special costs on account of any Hazardous Materials or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials or needing to give notice in connection with such Hazardous Materials.  The Surrender Plan (i) shall be accompanied by a current list of (A) all local, state and federal licenses, registrations, permits and approvals held by or on behalf of any Occupant with respect to Hazardous Materials in, on, under, at or about the Premises, and (B) a list of all Hazardous Materials used by Occupants during the Term (and the Occupants that used the same), and (ii) shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with review and approval of the Surrender Plan, upon request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the use of and operations within the Premises as Landlord shall request.  On or before the expiration of the Term, Tenant shall (i) perform or cause to be performed all actions described in the approved Surrender Plan, and (ii) deliver to Landlord a certification from a third party certified industrial hygienist reasonably acceptable to Landlord certifying that the Premises do not contain any Hazardous Materials and evidence that the approved Surrender Plan shall have been satisfactorily completed by a contractor acceptable to Landlord (the “Decommissioning Closure Report”).  The Decommissioning Closure Report shall also include reasonable detail concerning the clean up measures taken, the clean up locations, the tests run, and the analytic results.  Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the expiration of the Term (or, if applicable, the date which is thirty (30) days after any earlier termination of this Lease), free of Hazardous Materials and otherwise available for unrestricted use and occupancy as aforesaid.  Landlord shall have the unrestricted right to deliver the Surrender Plan, the Decommissioning Closure Report and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.  Such third parties and the Landlord Parties shall be entitled to rely on the Decommissioning Closure Report.  If Tenant shall fail to prepare a Surrender Plan or submit a Decommissioning Closure Report based on the Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address the use of Hazardous Materials by any of the Tenant Parties in, on, at, under or about the Premises, Landlord shall have the right to take any such actions as Landlord may deem reasonable or appropriate to assure that the Premises are surrendered in the condition required hereunder, the cost of which actions shall be reimbursed by Tenant as additional rent upon demand.  Tenant’s obligations under this Section 5.7(b) shall survive the expiration or earlier termination of this Lease.

5.8Permits and Approvals.

(a)Tenant shall, at its sole cost and expense, obtain all Approvals required for the leasing, construction, maintenance, operation and use of the Premises.

(b)Tenant shall be entitled from time to time to seek and obtain Approvals in order to allow it to change the uses of the Premises, and to construct improvements thereon, so long as the uses are Permitted Uses and the improvements comply with the terms of this Lease.  Landlord agrees, at Tenant’s sole cost, to cooperate with Tenant in connection with obtaining such Approvals, including without limitation by executing applications and such reasonable agreements, documents and instruments deemed necessary or convenient by Tenant in connection therewith (“Approval Instruments”) provided the same do not (i) create any personal liability or obligation of Landlord, and (ii) require Landlord to participate in litigation against the City of Cambridge.

(c)Notwithstanding the foregoing, the covenants of Landlord contained in this Section 5.8 shall not apply to any Prohibited Uses.

Article VI.
RIGHT TO MORTGAGE; PROTECTION OF LEASEHOLD MORTGAGEES

6.1Tenant’s Right to Mortgage.  Notwithstanding any other provisions of this Lease, and without prior approval of Landlord, Tenant shall at all times and from time to time have the right to encumber, pledge or convey all of its leasehold estate in the Premises, and its title and interest in any fixtures and personal property, and all of its rights under this Lease by way of one or more leasehold mortgages, deeds of trust or other forms of security deed to a lending institution which constitutes from time to time a first or second lien on Tenant’s entire interest in the Premises (each of the foregoing, a “Leasehold Mortgage”) (and, where appropriate, by grant of a security interest under the Uniform Commercial Code) to secure the payment of any loan or loans obtained by Tenant; provided, however, that (a) there shall be no more than two (2) Leasehold Mortgages in effect at any given time, and (b) within ten (10) days after the recording of any Leasehold Mortgage, Tenant shall deliver to Landlord a written notice specifying all prepayment and defeasance terms thereof.  In no event shall any Leasehold Mortgagee have any rights in and to, or assert any claims alleging an ownership or security interest in Landlord’s interest in the Premises.

6.2Leasehold Mortgagee’s Rights.  If Tenant grants a Leasehold Mortgage and the applicable Leasehold Mortgagee furnishes Landlord with written notice that it holds such Leasehold Mortgage (along with the address to which all notices to be delivered to the Leasehold Mortgagee in accordance with the terms hereof shall be delivered), then, until such time as Landlord receives notice that such Leasehold Mortgage has been paid in full or otherwise discharged of record, and so long as Leasehold Mortgagee has materially complied with the provisions of this Article VI, the following provisions shall apply:

(a)There shall be no cancellation, surrender or modification of this Lease by agreement of Landlord and Tenant, without the prior consent in writing of the Leasehold Mortgagee, which consent may be withheld in the Leasehold Mortgagee’s sole and absolute discretion.

(b)Landlord will concurrently deliver to the Leasehold Mortgagee (addressed to the Leasehold Mortgagee at such address and to the attention of such individual as the Leasehold Mortgagee has provided to Landlord) a copy of any notice or other communication regarding any default hereunder from Landlord to Tenant under this Lease at the time of giving such notice or communication to Tenant, and no proposed termination of this Lease, or of Tenant’s right to possession of the Premises or any reletting of the Premises by Landlord predicated on the giving of such notice, shall be effective, unless Landlord provides to the Leasehold Mortgagee written notice, or a copy of its notice to Tenant of such default or termination, and Landlord complies with the other provisions of this Article VI.  Upon the expiration of any applicable cure period provided to Tenant, Landlord will send written notice to the Leasehold Mortgagee of Tenant’s failure to effectuate a cure within said cure period (the “Notice of Tenant’s Failure to Cure”).

(c)In the event of any default by Tenant under any of the provisions of this Lease, the Leasehold Mortgagee will have the right to cure the default during the cure period provided to Tenant for remedying such default or causing it to be remedied, plus, in each case, the Leasehold Mortgagee shall have an additional period after the Leasehold Mortgagee’s receipt of a Notice of Tenant’s Failure to Cure of (i) thirty (30) days with respect to monetary defaults not cured by Tenant within its applicable cure period, and (ii) sixty (60) days with respect to all other defaults not cured by Tenant within its applicable cure period, within which additional period the Leasehold Mortgagee may cure such default or exercise its rights under its Leasehold Mortgage in order to effectuate a Leasehold Mortgage Foreclosure (or such longer time as may be reasonably necessary provided the Leasehold Mortgagee diligently prosecutes the cure to completion or diligently pursues its rights and remedies in order to effectuate a Leasehold Mortgage Foreclosure); provided that, within fifteen (15) Business Days after receipt of the Notice of Tenant’s Failure to Cure, the Leasehold Mortgagee sends to Landlord written notice (a “Notice of Leasehold Mortgagee’s Intent to Exercise Remedies”) that the Leasehold Mortgagee has elected to (x) cure such default or (y) not cure such default and instead to pursue its rights and remedies in order to effectuate a Leasehold Mortgage Foreclosure.

(d)In the event Tenant defaults under any of the provisions of this Lease, regardless whether such default consists of a failure to pay Rent or a failure to do any other thing which Tenant is required to do hereunder, the Leasehold Mortgagee, without prejudice to any of its rights against Tenant, shall have the right, subject to the provisions of the preceding subsection (c), but not the obligation, to cure such default hereunder within the applicable grace period provided for in the preceding subsection (c), and Landlord shall accept such performance on the part of the Leasehold Mortgagee as though the same had been performed by Tenant; and for such purpose Landlord and Tenant hereby authorize the Leasehold Mortgagee to enter upon the Premises and to exercise any of Tenant’s rights and powers under this Lease.

(e)In the case of any Event of Default not capable of cure by the Leasehold Mortgagee without having possession of the Premises (which in no event shall include any payment default hereunder), as to which the Leasehold Mortgagee has notified Landlord, pursuant to a Notice of Leasehold Mortgagee’s Intent to Exercise Remedies, that the Leasehold Mortgagee intends to cure such Event of Default, the Leasehold Mortgagee’s cure period shall be suspended during any period in which any exercise of rights and remedies by the Leasehold Mortgagee is enjoined or stayed and until such time as the interest of Tenant under this Lease is so acquired, provided that, to the extent permissible by law, the Leasehold Mortgagee commences and thereafter diligently pursues a Leasehold Mortgage Foreclosure and, after taking actual possession of the Premises, (i) commences to cure such default or breach within sixty (60) days thereafter, and (ii) continuously pursues such cure and completes the same as soon as practicable if such default or breach cannot be cured within such period, but only so long as the Leasehold Mortgagee keeps and performs, or otherwise causes to be kept and performed, all covenants and conditions of this Lease to be kept or performed by Tenant (including the payment of Rent all other monetary obligations).  Leasehold Mortgagee shall provide Landlord with written monthly status reports as to the progress of any pending Leasehold Mortgage Foreclosure until completed.  In no event shall Landlord have the right to terminate this Lease for any Event of Default set forth in this Section 6.2(e) so long as the Leasehold Mortgagee continues to diligently pursue cure of such Events of Default and otherwise complies with the terms and conditions of this Lease.

(f)In the event that the Leasehold Mortgagee cannot cure an Event of Default by (i) the payment of money or (ii) exercising commercially reasonable efforts to take any other action (which shall include taking possession of the Premises, if necessary), Landlord may not terminate this Lease for the failure of the Leasehold Mortgagee to cure such Event of Default.

(g)Landlord agrees that the name of the Leasehold Mortgagee shall be added as “mortgagee” and “additional insured” with respect to any and all liability insurance policies required to be carried by Landlord, and shall be so added as to any insurance policies carried by Tenant affecting the Premises.

(h)In the case of any Event of Default with respect to which the Leasehold Mortgagee has notified Landlord pursuant to a Notice of Leasehold Mortgagee’s Intent to Exercise Remedies that it has elected not to cure such Event of Default, but, instead, has elected to commence to exercise its rights and remedies in order to effectuate a Leasehold Mortgage Foreclosure, then, (1) Landlord shall not be entitled to terminate this Lease as a consequence of such Event of Default provided that the Leasehold Mortgagee diligently pursues its rights and remedies with respect to a Leasehold Mortgage Foreclosure to completion (it being agreed that any such requirement shall be suspended during any period in which any exercise of rights and remedies by the Leasehold Mortgagee is enjoined or stayed as long the Leasehold Mortgagee recommences the diligent pursuit of its rights and remedies with respect to a Leasehold Mortgage Foreclosure as soon as and to the extent permitted under applicable law) and (2) from and after the effective date of the Leasehold Mortgage Foreclosure, the applicable Transferee:

(i)Shall take Tenant’s interest in this Lease and the Premises, subject to and with the benefit of all of the provisions of this Lease;

(ii)Shall, subject to the provisions hereof, cure any and all existing Rent Defaults by Tenant, plus any interest due and owing on such amounts, regardless of when such Rent Defaults occurred, provided that written notice of each such Rent Default has been given by Landlord to Tenant and the Leasehold Mortgagee within twenty (20) Business Days after the occurrence of each such Rent Default; and

(iii)Shall be liable for the performance of all the obligations of Tenant arising under this Lease on and after the effective date of the Leasehold Mortgage Foreclosure; provided, however, in no event shall the Transferee be obligated to reimburse Landlord for any Protective Advances expended or incurred by Landlord prior to the effective date of the Leasehold Mortgage Foreclosure.

(i)Nothing herein contained shall require the Leasehold Mortgagee or its nominee or any Transferee to cure any default of Tenant other than as expressly provided herein or require the Leasehold Mortgagee to commence or continue the exercise of any of its rights and remedies under the Leasehold Mortgage; provided, however, that Leasehold Mortgagee shall notify Landlord in writing if it elects to discontinue the exercise of any of its rights and remedies.

(j)The term “Leasehold Mortgage,” whenever used herein, shall include whatever security instruments are used in the locale of the Premises, including, without limitation, mortgages, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code.

(k)Notwithstanding any of the foregoing to the contrary, Landlord agrees that the making of the Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate created hereby, nor shall the Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold estate created hereby so as to require the Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder except as specifically set forth herein.  In addition, any Leasehold Mortgage Foreclosure shall be deemed to be a permitted sale, transfer or assignment of this Lease and of the leasehold estate created hereby.

(l)The Leasehold Mortgagee may, upon acquiring Tenant’s leasehold estate pursuant to any Leasehold Mortgage Foreclosure, without further consent of Landlord, sell and assign this Lease and the leasehold estate on such terms and to such Persons as the Leasehold Mortgagee shall determine, and Leasehold Mortgagee shall be relieved of all obligations under this Lease; provided that such assignee has agreed to be duly bound by all of the provisions of this Lease.  Landlord shall be under no obligation to modify this Lease in any respect in connection with any such sale and assignment.  Notwithstanding anything above to the contrary, in no event shall the Leasehold

Mortgagee have the right to assign or otherwise transfer its interests in the Lease to any Prohibited Tenant.

(m)Landlord and Tenant shall not (i) consent or refuse to consent to any action taken or to be taken, the result of which would diminish or impair the priority of any Leasehold Mortgage; or (ii) subordinate or consent to the subordination of this Lease to any subsequent, underlying lease or Fee Mortgage.

6.3Notices To and From Leasehold Mortgagees.  Without limiting Tenant’s obligations under Section 15.4 below, Tenant hereby agrees to provide prompt notice to Landlord of any claimed defaults under any Leasehold Mortgage together with copies of any written notices thereof received by Tenant.  Landlord hereby agrees that notices to any Leasehold Mortgagee shall only be considered “given” under any applicable provisions of this Lease, if such notices are given in accordance with the notice provisions of Section 17.1 and to the address for the Leasehold Mortgagee provided to Landlord by the Leasehold Mortgagee.

6.4New Lease.  Landlord agrees that, notwithstanding anything to the contrary herein, in the event of termination of this Lease by reason of any Event of Default, as a consequence of any Leasehold Mortgage Foreclosure, or if this Lease is rejected or disaffirmed by Tenant pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, then Landlord will enter into a new lease for the Premises with the Leasehold Mortgagee or any Transferee for the remainder of the Term effective as of the date of such termination, Leasehold Mortgage Foreclosure or rejection, upon substantially the same terms, provisions, covenants, and agreements as herein contained, provided that the Leasehold Mortgagee or any Transferee shall (a) make written request upon Landlord of such new lease consistent with the terms of this Lease within sixty (60) days after the later of (i) the date of such termination, Leasehold Mortgage Foreclosure or rejection, or (ii) the date of the Leasehold Mortgagee’s receipt of notice of the termination or rejection from Landlord, (b) with respect to the period of time between such termination, Leasehold Mortgage Foreclosure or rejection and the date on which the new lease shall be executed, pay all installments of Rent specified hereunder as and when due as if there had been no termination, Leasehold Mortgage Foreclosure or rejection, and (c) if there shall have been any default by Tenant hereunder prior to such termination, (i) cure any such monetary default prior to the execution of such new lease, and (ii) commence to cure any such non-monetary default or breach within sixty (60) days after the execution of such new lease, and continuously pursue such cure and complete the same as soon as practicable.  The parties shall act promptly to execute such new lease after Landlord’s receipt of such request.  If, as a result of any such termination of the Lease, Landlord shall have succeeded to the interest of Tenant under any sublease of all or any portion of the Premises, Landlord shall execute and deliver an assignment of such interest to the tenant under the new lease simultaneously with the delivery of such new lease.

6.5No Subordination of Fee.  At no time shall Landlord’s interest in the Premises or this Lease be subordinated in any manner to the lien of any Leasehold Mortgage or the interests of any Leasehold Mortgagee or any other mortgagee or lienholder of Tenant or any person claiming by or through Tenant.

6.6Cooperation with Lenders.  Landlord agrees to cooperate reasonably with any Leasehold Mortgagee and with Tenant in Tenant’s negotiations with prospective Leasehold Mortgagees, and to accommodate the reasonable requirements of such lenders.  Notwithstanding the foregoing, such obligations as to cooperation and accommodation shall not require Landlord to modify the terms of this Lease and shall not under any circumstances be construed as Landlord acquiescing to the subordination of either Landlord’s interest in the Premises or any of the Rent due and owing to Landlord hereunder.

Article VII.
MAINTENANCE, REPAIR AND OPERATION

7.1Maintenance and Repair: Operation.

(a)Tenant agrees that it will, during the Term of this Lease, at its expense, keep, maintain, use and operate the Premises (including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto) in good order, condition, repair and appearance and in a marketable and tenantable condition in a manner consistent with the manner in which similarly situated space is used in Cambridge, Massachusetts, and will promptly make all structural and non-structural, foreseen and unforeseen, and ordinary and extraordinary changes and repairs of every kind and nature which may be reasonably required to be made upon or in connection with the Premises or any part thereof in order to keep and maintain the Premises in good order, condition, repair and appearance and in such a marketable and tenantable condition.  Tenant shall, at its own expense, keep the Premises in a clean, neat and sanitary condition.  Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature or description to the Premises, or any part thereof, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to maintain the Premises or any part thereof in any way.  Tenant hereby expressly waives any right to make repairs or improvements at the expense of Landlord.

(b)In the event that in connection with any Leasehold Mortgage Foreclosure, the Leasehold Mortgagee engages independent professional consultants, engineers and inspectors to perform any environmental and/or structural investigations and/or other inspections relating to the general condition of the Premises (the written results of such investigations and inspections shall be collectively referred to herein as the “Reports”), the Leasehold Mortgagee shall deliver true and correct copies of the Reports to Landlord.

7.2Inspection by Landlord; Landlord’s Right to Maintain: Indemnification.

(a)Landlord and its authorized representatives shall have the right to inspect the Premises during regular business hours upon twenty-four (24) hours’ prior written notice, provided that such inspections do not unreasonably interfere with the operations of Tenant or any Occupant, as applicable.  In the event of an emergency, such inspection by Landlord may take place at any time without prior notice.

(b)Notwithstanding anything to the contrary contained in the Lease, Tenant shall, upon at least ten (10) Business Days’ prior written notice from Landlord, permit such persons as Landlord may designate who shall be Licensed Site Professionals (as defined by the Massachusetts Contingency Plan, 310 CMR 40.0000 et seq.), geologists, professional engineers or other appropriately licensed, trained or certified individuals or those working under their supervision (“Site Reviewers”) to visit the Premises and perform environmental audits, site investigations and site assessments (“Site Assessments”).  The Site Reviewers shall provide Tenant with insurance certificates evidencing commercial general liability insurance (including property damage, bodily injury and death) naming Tenant as an additional insured, contractor’s pollution liability insurance naming Tenant as an additional insured, and professional errors and omissions insurance (without a pollution exclusion), all issued by an insurance company having a rating of at least “A-VII” by A.M. Best Company and with limits of at least $1,000,000 per occurrence, and $2,000,000 in the aggregate.  Landlord shall repair any physical damage caused by the performance of the Site Assessments and shall restore the Premises to its condition immediately prior to such Site Assessment(s).  Such Site Assessments may include both above and below the ground testing for

Hazardous Materials and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments.  Tenant shall supply to the Site Reviewers without representation or warranty such historical and operational information in its possession regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.  If the Site Assessments disclose the presence of Hazardous Materials for which Tenant is responsible under the Lease, the cost of performing the Site Assessments shall be paid by Tenant.  In all other cases the cost of performing the Site Assessments shall be paid by Landlord.

(c)Notwithstanding anything above to the contrary, (i) Landlord shall have the right, at the sole cost of Tenant and upon thirty (30) days’ prior written notice (except in the case of an emergency, in which instance, the written notice shall be provided to Tenant within a time that is reasonable relative to the nature of the emergency), to cure any default by Tenant with respect to the maintenance, repair and operation activities set forth in Section 7.1, and all costs incurred by Landlord to cure any such default shall be charged to Tenant as Additional Rent pursuant to the provisions of Section 4.3 of this Lease, and (ii) Tenant agrees to indemnify and hold harmless Landlord from any and all claims, damages or other liabilities resulting from any action taken by Landlord to cure any such default, except to the extent such claims, damages or other liabilities arise from Landlord’s gross negligence or willful misconduct.

7.3Alterations; Demolition and Reconstruction.  Tenant shall have the right to make changes and other alterations to the Improvements, provided, however, that such changes do not (i) result in a violation of Legal Requirements, including without limitation applicable zoning laws (as the same may be modified by special permit, variance or other relief), or (ii) allow for a use other than the Permitted Uses (it being expressly agreed that any change of use within the Permitted Uses shall not require the consent of Landlord hereunder), or (iii) adversely affect the structural integrity of any of the Improvements (it being expressly agreed that Tenant shall have the right to make structural changes, so long as the structural integrity of the Improvements is not impaired thereby).  Tenant shall also have the right to demolish and replace the Improvements in part or in their entirety with such other Improvements as may be determined by Tenant in its reasonable discretion, but with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed so long as the new Improvements (1) are used for the Permitted Uses, (2) comply with Legal Requirements, including without limitation applicable zoning laws (as the same may be modified by special permit, variance or other relief), and (3) the value of the Premises upon completion of the new Improvements is not materially and adversely affected thereby.  For purposes of this Section 7.3, no change in value shall be deemed “material and adverse” unless the same exceeds ten percent (10%) of the fair market value of the Improvements immediately prior to demolition, provided that the Premises were maintained in the condition required hereunder.

7.4New Hazardous Materials and Oil; Indemnification.

(a)Tenant unconditionally agrees that neither it nor any Occupant will dump, flush, release or in any way introduce any Hazardous Materials, Oil or any other Toxic Substances into the septic, sewage or other waste disposal systems serving the Premises (the foregoing shall not prevent the introduction of such substances into a waste disposal system specifically designed to receive such substances so long as said system is constructed and maintained in accordance with all applicable Legal Requirements).  In the event of any such unpermitted introduction, Tenant shall, at its sole cost and expense, cleanup promptly any contamination and/or damage occasioned by such unpermitted introduction.

(b)Tenant further unconditionally agrees that neither it nor any Occupant will release, generate, store or use (except in accordance with all applicable Legal Requirements) or dispose of any Hazardous Materials, Oil or any other Toxic Substances in, on, under, at or above the Premises, or dispose of any Hazardous Materials or Oil or Toxic Substances from the Premises into the air, ground, surface, water, groundwater or subsurface or to any other location in the environment or otherwise, except disposal to a properly licensed, insured and approved disposal facility and then only in compliance with any and all applicable Legal Requirements.  In the event of a breach of the foregoing, Tenant hereby agrees that it shall be responsible for any and all costs relating to the assessment, monitoring, cleanup, containment, removal, and/or remediation of any such Hazardous Materials, Oil or any other Toxic Substances, including, without limitation, all costs, damages and liabilities incurred by Landlord as a result thereof.  Upon notice of any violation of this Section 7.4(b), Tenant shall promptly take all such actions or cause the responsible party to take all such actions to arrange for the assessment, monitoring, cleanup, containment, removal, remediation and/or restoration of the Premises as are required pursuant to any of the Environmental Laws or by any Governmental Authority, provided, however, that prior to taking any such actions, Tenant shall submit a plan of all such actions to be taken to Landlord for its prior approval, which approval shall not be unreasonably withheld, delayed or conditioned, and in any event, with respect to any release to the environment, shall achieve a Class A-1 or a Class A-2 Response Action Outcome (as those terms are defined in the Massachusetts Contingency plan, 310 CMR 40.0000, et seq).

(c)For any breach of the above requirements or to the extent of a release of any Hazardous Materials, Oil or any other Toxic Substance on, in, at, under, or from the Premises after the Commencement Date, Tenant, at its sole cost and expense, shall indemnify, exonerate and save harmless Landlord, its successors and assigns, against and from all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings and reasonable costs, disbursements or expenses of any kind whatsoever, including, without limitation, reasonable attorneys’ fees and experts’ fees and disbursements which may at any time be imposed upon, incurred by or asserted or awarded against Landlord, its successors and assigns (collectively, “Claims”) arising from or out of any violation of the obligations of Tenant under this Article VII or any such release.

(d)“Hazardous Materials,” “Oil” and “Toxic Substances,” as used in this Lease, shall have the same meanings ascribed to such terms in the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, Mass. Gen. Laws ch. 21E; in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.; in the Hazardous Materials Transportation Act, 49 U.S.C. § 1802; in the Toxic Substances Act, 15 U.S.C. § 2601 et seq.; and in the regulations adopted and publications promulgated pursuant to said Acts, all as the same may be amended from time to time.

(e)The obligations of Tenant under this Section 7.4 shall constitute an independent covenant of Tenant, shall not be affected by any Event of Default under this Lease and shall survive the expiration or any earlier termination of the Term of this Lease.

7.5Pre-Existing Hazardous Materials and Oil.

(a)Landlord represents and warrants, to Landlord’s knowledge as of the date hereof, that no Pre-Existing Environmental Condition exists on the Premises, except as set forth in the environmental reports identified on Exhibit C attached hereto and incorporated herein by reference.  In the event of a breach of the above representation and warranty, except to the extent contributed to or exacerbated by any of the Tenant Parties (it being understood and agreed that Tenant shall be responsible for the costs associated with or resulting from such contribution or exacerbation), Landlord hereby agrees that it shall be responsible for any and all costs relating to the assessment, monitoring, cleanup, containment, removal, and/or remediation of such Pre-Existing

Environmental Condition, including, without limitation, all costs to restore the Premises as a result of any such Pre-Existing Environmental Condition and all costs, damages and liabilities incurred by Tenant as a result of any such Pre-Existing Environmental Condition, it being understood and agreed that such restoration shall not require actions beyond those necessary to achieve a Class A-1 or a Class A-2 Response Action Outcome (as those terms are defined in the Massachusetts Contingency plan, 310 CMR 40.0000, et seq).

(b)Tenant hereby acknowledges that it has reviewed the reports identified on Exhibit C.  Except to the extent the same are the responsibility of Landlord pursuant to the terms of Section 7.5(a) above, Tenant hereby agrees that it shall be responsible for any and all costs relating to the assessment, monitoring, cleanup, containment, removal, and/or remediation of Pre-Existing Environmental Conditions, including, without limitation, all costs, damages and liabilities incurred by Landlord as a result thereof.  In connection therewith, Tenant shall promptly take all such actions or cause the responsible party to take all such actions to arrange for the assessment, monitoring, cleanup, containment, removal, remediation and/or restoration of the Premises as are required pursuant to any of the Environmental Laws or by any Governmental Authority, provided, however, that prior to taking any such actions, Tenant shall submit a plan of all such actions to be taken to Landlord for its prior approval, which approval shall not be unreasonably withheld, delayed or conditioned, and in any event, with respect to any release to the environment, shall achieve a Class A-1 or a Class A-2 Response Action Outcome (as those terms are defined in the Massachusetts Contingency plan, 310 CMR 40.0000, et seq).

(c)Tenant, at its sole cost and expense, shall indemnify, exonerate and save harmless Landlord, its successors and assigns, against and from any and all Claims arising from or out of any violation of the terms of this Section 7.5 by or on behalf of Tenant, or the failure of Tenant to fully satisfy its obligations under this Section 7.5.

(d)For the purposes of this Section 7.5, the term “to Landlord’s knowledge” shall mean only to the actual knowledge of Steven C. Marsh and John P. McQuaid, and shall not be construed to refer to the knowledge of any other partner, beneficial owner, officer, employee or agent of Landlord, nor shall such term impose any duty to investigate the matters to which such knowledge, or the absence thereof, pertains.  There shall be no personal liability on the part of either Steven C. Marsh and John P. McQuaid arising out of any representations or warranties made herein or otherwise.

Article VIII.
INDEMNITY, LIENS AND INSURANCE

8.1Tenant’s Indemnification.  Except to the extent arising out of the gross negligence or willful misconduct of Landlord, Tenant agrees to pay and to defend, indemnify and hold harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorney’s fees and expenses of Tenant and Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever (including reasonable attorney’s fees and expenses) arising from or alleged to arise from:

(a)any injury to or death of, or claim of injury to or death of, any person, or any damage to or loss of, or claim of damage to or loss of, property on the Premises or on adjoining sidewalks, streets or ways, in each case growing out of or connected with the use, non-use, possession, ownership, condition or occupation of the Premises or any part thereof;

(b)violation of any agreement or condition of this Lease by Tenant;

(c)violation by Tenant of any contract or agreement to which Tenant is a party or any Permitted Encumbrance or of any Legal Requirement; and

(d)any contest referred to in Section 4.7 hereof.

Landlord shall give Tenant prompt and timely notice of any claim made or suit filed against Landlord or any other party of which Landlord has knowledge, relating to any matter which in any way may result in indemnification pursuant to this Section 8.1.  Subject to the prior rights, if any, of insurers, Tenant shall be entitled to control the defense and compromise of any such claim or suit to the extent of any actual or potential claim for indemnification made or reserved by Landlord (as well as any claim made against Tenant or any of those for whom it is legally responsible), and Tenant shall give Landlord the opportunity to participate in the defense and any compromise of any such claim or suit to the extent of Landlord’s interest therein, but Tenant shall not settle any proceeding or claim without Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed.  The obligations of Tenant under this Section 8.1 shall survive the expiration or any earlier termination of the Term of this Lease.

8.2Landlord’s Indemnification  Unless caused by the negligence or willful misconduct of any of the Tenant Parties, Landlord agrees to pay and to defend, indemnify and hold harmless Tenant from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorney’s fees and expenses of Landlord and Tenant), causes of action, suits, claims, demands or judgments of any nature whatsoever (including reasonable attorney’s fees and expenses) arising from or alleged to arise from an injury or death of, or claim of injury to or death of, any person or any damage to or loss of, or claim of damage or loss of, property arising directly and solely as a consequence of the gross negligence or willful misconduct of Landlord.

Tenant shall give Landlord prompt and timely notice of any claim made or suit filed against Tenant or any other party of which Tenant has knowledge, relating to any matter which in any way may result in indemnification pursuant to this Section 8.2.  Subject to the prior rights, if any, of insurers, Landlord shall be entitled to control the defense and compromise of any such claim or suit to the extent of any actual or potential claim for indemnification made or reserved by Tenant (as well as any claim made against Landlord or any of those for whom it is legally responsible), and Landlord shall give Tenant the opportunity to participate in the defense and any compromise of any such claim or suit to the extent of Tenant’s interest therein, but Landlord shall not settle any proceeding or claim without Tenant’s consent, not to be unreasonably withheld, conditioned or delayed.  The obligations of Landlord under this Section 8.2 shall survive the expiration or any earlier termination of the Term of this Lease.

8.3Liens.  Tenant shall make, or cause to be made, prompt payment of all monies due and legally owing to all Persons doing any work, furnishing any materials or supplies or renting any equipment to Tenant or any of its contractors or subcontractors in connection with the development, construction, reconstruction, furnishing, repair, maintenance or operation of the Premises and in all events will bond or cause to be bonded, with surety companies reasonably satisfactory to Landlord, or pay or cause to be paid in full forthwith, any mechanic’s, materialmen’s or other lien or encumbrance that arises against the Premises or any part thereof other than Leasehold Mortgages within thirty (30) days after notice thereof.  Notwithstanding the foregoing, Tenant shall have the right to contest any such lien or encumbrance.  Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied, to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises, the Improvements or of any part thereof.  Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone occupying the Premises or any part thereof through or under Tenant, or holding an interest therein (other than Landlord) and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises or any part thereof.

8.4Insurance Requirements.  Beginning on the Commencement Date and with respect to the Premises, and continuing until the expiration or earlier termination of the Term or such later date that Tenant or anyone claiming by, through or under Tenant remains in the Premises, Tenant shall at all times carry such liability, workers’ compensation, property and other insurance coverage with respect to the Premises and any of Tenant’s other insurable property and equipment therein or thereon (all of the above known as the “Insurable Property”) as may be required from time to time by any Leasehold Mortgagee, but in no event shall Tenant carry less than the following:

(a)Commercial general liability (and excess liability) insurance applicable to the Insurable Property naming Landlord and any other parties designated by Landlord as additional insureds and covering the legal liability of Landlord (as respects this asset) and Tenant for death and bodily and other personal injury with a combined single limit of                      (portions of which liability and property damage coverages may be provided under an umbrella policy) with commercially reasonable deductibles;

(b)worker’s compensation insurance required by law;

(c)demolition and debris removal insurance (if not included as part of the insurance carried pursuant to clause (d) below) payable in the event that the debris or demolition is occasioned by damage to or destruction of the Improvements or any portion thereof, including any casualty pursuant to Article IX hereof, or, to the extent such insurance is available, by condemnation pursuant to Article X hereof, in each case sufficient to pay for the removal of any portion of the Improvements, if required pursuant to Article IX or X hereof;

(d)special form property insurance and additional risk insurance, such insurance to be in amounts sufficient to comply with any co-insurance clause applicable to the location and character of the Insurable Property and, in any event, in amounts not less than one hundred percent (100%) of the then repair and replacement cost of the Insurable Property, with commercially reasonable deductibles, provided, however, that earthquake insurance shall be for the maximum economically available amounts and need not be for one hundred percent (100%) of the full replacement cost of the Insurable Property, but shall be for no less than ninety percent (90%) of the full replacement cost of the Insurable Property;

(e)during any construction periods, Tenant shall carry or cause to be carried builder’s risk coverage in amounts appropriate for the construction work undertaken;

(f)rent insurance to cover Base Rent and Taxes for at least eighteen (18) months, including but not limited to periods of time when the Premises are unusable by reason of casualty pursuant to Article IX (if not included as part of the insurance carried pursuant to subsection (d) above; and

(g)upon Landlord’s written request, such other insurance carried by prudent owners of property similar to and in the vicinity of the Premises.

All insurance contained in clauses (c) and (d) of this Section 8.4 shall be concurrent with the insurance required under clause (e) of this Section 8.4.  The minimum coverages stated in this Section shall be reviewed annually by Landlord and Tenant and shall be increased at such intervals if such increases are necessary to reflect (1) changes in amounts of such insurance customarily carried by prudent owners of comparable properties in the City of Cambridge, (2) inflation or (3) changes in the nature or degree of risks insured.

8.5Insurance Provisions.  Insurance maintained by Tenant pursuant to the requirements of Section 8.4 shall:

(a)be by standard policies, obtained from financially sound and responsible insurance companies authorized to do business in the Commonwealth Massachusetts;

(b)have attached thereto a clause making the loss payable to Tenant, any Leasehold Mortgagee, and Landlord as their respective interests may appear;

(c)be written to become effective at the time Tenant becomes subject to the risk or hazard covered thereby, and shall be continued in full force and effect for such period as Tenant is subject to such risk or hazard; and

(d)provide that any cancellation, change or termination of such insurance relating to the Insurable Property shall not be effective with respect to Landlord or any Leasehold Mortgagee until after at least thirty (30) days’ prior notice has been given to Landlord and the Leasehold Mortgagee to the effect that such insurance policies are to be canceled, changed, or terminated at a particular time.

Certificates of such policies and renewals, showing the issuance and effectiveness of each such policy and the amount of coverage afforded thereby, shall be filed with Landlord.

8.6Waiver of Subrogation.  Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage that may occur to or within the Premises or any part thereof, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance, such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties.  Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

Article IX.
CASUALTY

9.1Collection of Claims.  If the Improvements or any portion thereof shall be damaged or destroyed by fire or other casualty prior to the expiration of the Term, Tenant shall proceed promptly to establish and collect as soon as reasonably possible all valid claims which may have arisen against insurers or others based upon any such damage or destruction.  The provisions of this Section 9.1 shall survive the expiration or earlier termination of this Lease.

9.2Special Account.  If the total amount of all proceeds of any such claims (hereinafter called the “Insurance Proceeds”) and any other monies provided for the reconstruction, restoration or repair of the Improvements shall exceed the greater of (a)                      or (b)                            of the fair market value of the Improvements, the same shall be paid into an escrow account, with a single escrow agent which shall be appointed jointly by Tenant and Landlord, both parties agreeing to use good faith, reasonable efforts to agree on such appointment.  Notwithstanding the above, in the event that a Leasehold Mortgage is in force and effect, the Leasehold Mortgagee shall have the right to appoint such escrow agent, which right shall include the ability to appoint itself such escrow agent.  Payments from such escrow account shall conform to the requirements of this Article and any Leasehold Mortgage and, in the event of restoration, shall be made on a progress payment basis against vouchers certified by a registered architect selected by Tenant and supervising the work of restoration and shall be subject to reasonable retainage.

9.3Restoration.  Unless otherwise determined in accordance with Section 9.5, Tenant shall fully repair and reconstruct the Improvements either to their condition immediately prior to such damage or destruction or in accordance with such new or modified plans and specifications as Tenant, Landlord and, to the extent required under any Leasehold Mortgage, the Leasehold Mortgagee may at the time agree upon and approve, subject to any applicable building and zoning laws or other applicable Legal Requirements then in existence.  Insurance Proceeds and any other funds so collected shall be used and expended by Tenant for such purpose.  Any deficiency shall be paid by Tenant and Tenant’s obligation hereunder shall not be affected by the unavailability or insufficiency of Insurance Proceeds or the use of the Insurance Proceeds by Leasehold Mortgagee to pay down the outstanding amount of the Leasehold Mortgage as permitted in Section 9.6 hereof.  Subject to the terms of any Leasehold Mortgage, any excess proceeds after such repair or reconstruction has been fully completed shall be retained by Tenant, subject to the rights of Landlord to require that such excess be applied to the extent necessary to pay any outstanding Base Rent, Additional Rent and other amounts owed by Tenant to Landlord pursuant to this Lease.

9.4Commencement and Completion of Restoration.  Tenant shall commence such reconstruction or repair of the damaged Improvements within a period not to exceed ninety (90) days after the Insurance Proceeds have been received by Tenant (or, if the conditions then prevailing require a longer period, such longer period as shall reasonably be required by Tenant proceeding with due diligence), and Tenant shall diligently prosecute such reconstruction or repair to completion, with such reconstruction or repair to be completed within two (2) years after the commencement thereof.  In furtherance of the foregoing, to the extent all or any portion of the Premises is not subject to a Sublease (“Unleased Space”) on the date that Tenant would otherwise be required to commence such reconstruction or repair, Tenant shall not be required to commence such reconstruction or restoration of the tenant improvements in Unleased Space until after a Sublease has been executed and plans for improvements have been finalized for such Unleased Space.  Notwithstanding anything to the contrary, in the event that such reconstruction or repair is not complete prior to the expiration or earlier termination of the Term, then the Insurance Proceeds, or the remaining balance thereof, shall be assigned and delivered to Landlord.

9.5Casualty During Last 5 Years of the Term.  In the event of substantial damage or destruction by a casualty insured against occurring during the last five (5) years of the Term, then Tenant, subject to the rights of any Leasehold Mortgagee, shall have the right to terminate this Lease upon thirty (30) days’ notice to Landlord, in which event the Insurance Proceeds (or a sum equivalent to such amount) shall be payable as set forth in Section 9.6.  For purposes of this Section 9.5, such damage or destruction shall be deemed “substantial” only if the period of time reasonably necessary for Tenant to perform its restoration obligations exceeds                      of the balance of the Term (measured from the date of such casualty).

9.6Allocation of Proceeds.  If Tenant elects to terminate this Lease in accordance with Section 9.5, then to the extent Landlord has made a request pursuant to Section 9.7 below, after deducting the Clearing Costs from the Insurance Proceeds (the “Net Proceeds”), the Net Proceeds shall be allocated between and paid to Landlord and Tenant in order that following the disbursement of the Net Proceeds, each has received an amount of the Net Proceeds bearing the same proportion to the aggregate Net Proceeds as its respective interest in the Premises bears to the aggregate value of the Premises immediately prior to the casualty giving rise to termination of this Lease.  Landlord and Tenant shall attempt to allocate the Net Proceeds between Landlord and Tenant fairly to effect such allocation.  If the parties are unable to agree on such allocation, the allocation shall be made pursuant to arbitration in the manner provided in Section 16.5 hereof.  In determining the value of Tenant’s interest in the Premises, the parties or the arbitrators, as the case may be, shall take into account the present value of Tenant’s leasehold estate for the remainder of the Term unencumbered by any mortgages, subject to all of the terms and conditions of this Lease.  In determining the value of Landlord’s interest in the Premises, the parties or the arbitrators, as the case may be, shall take into account the present value of (i) the right to receive rent and other charges and payments required to be paid under this Lease for the balance of the Term, and (ii) the projected residual value of the Improvements as of the originally scheduled expiration of the Term.  Notwithstanding the foregoing, in the event that a Leasehold Mortgage is then in effect, then the Net Proceeds shall be disbursed in accordance with the terms of such Leasehold Mortgage and the Leasehold Mortgagee that is the holder thereof shall have a claim to such Net Proceeds prior to that of Tenant and Landlord to pay the outstanding amounts secured by such Leasehold Mortgage to the extent required or permitted under such Leasehold Mortgage or to otherwise disburse the Net Proceeds in accordance with the terms thereof.

9.7Tenant’s Responsibilities on Termination.  If Tenant terminates this Lease following a casualty in accordance with Section 9.5 or if restoration is not complete prior to end of the Term, Tenant, at its sole expense, shall deliver to Landlord any plans or other technical materials related to the design and construction of the Improvements, which may be in Tenant’s possession, and, at the request of Landlord, shall remove any remaining Improvements and restore the Premises to a cleared and safe condition and at a grade approximately level with abutting land.  Upon the completion of any such demolition or other site preparation work to the reasonable satisfaction of Landlord and the payment of such Net Proceeds to Landlord (or to the Leasehold Mortgagee as provided in Section 9.6 hereof), Tenant shall surrender the Premises to Landlord in accordance with Section 5.7 of this Lease and this Lease shall be terminated without liability or further recourse to the parties hereto except for obligations which by their terms expressly survive the expiration or earlier termination of this Lease, provided that any Base Rent, Additional Rent, and other amounts payable or obligations owed by Tenant to Landlord as of the date of said termination shall be paid or otherwise carried out in full.  The provisions of this Section 9.7 shall survive the expiration or earlier termination of the Term.

9.8Demolition and Debris Removal Insurance.  Proceeds of demolition and debris removal insurance, if separately obtained pursuant to Section 8.4(c) hereof, shall be separately accounted for by the escrow agent and shall be used to the extent available to pay the cost of any such demolition and debris removal occasioned by a casualty unless otherwise agreed by Landlord, Tenant and any Leasehold Mortgagee named as a loss payee on the policy of demolition and debris removal insurance, with Tenant responsible for paying any shortfall between such proceeds and the cost of such demolition and debris removal.

Article X.
CONDEMNATION

10.1A Taking.  This Article shall apply to any taking of the title to, access to, or use of the Premises or any portion thereof by any Governmental Authority or any conveyance under the threat thereof, for any public or quasi-public use or purpose (a “Taking”).  Takings may be total or partial, permanent or temporary, as provided below.

10.2Special Account.  The full amount of any award whether pro tanto or final for any Taking (the “Award”), shall, notwithstanding any allocation made by the awarding authority, be paid into an escrow account in accordance with the procedures established in Section 9.2 above, provided that there shall first be deducted from the Award all reasonable fees and expenses of collection, including but not limited to, reasonable attorneys’ fees and experts’ fees (the “Net Award”).  Landlord and Tenant shall then attempt to fairly allocate (taking into account any restoration obligation of Tenant) the Net Award between Landlord’s interest in the Premises and Tenant’s interest in the Premises for the remainder of the Term of this Lease, taking into account their respective interests, any existing appraisals used to determine (or to contest) the amount of the Award and any other relevant information and analysis.  If the parties are unable to agree on such allocation, the allocation shall be made pursuant to arbitration in the manner provided in Section 16.5 hereof.  Upon determination of the allocation of the Net Award between Landlord and Tenant, either by agreement of the parties or by decision of the arbitrators, Landlord’s portion thereof shall be paid forthwith to Landlord, and Tenant’s portion shall be paid as provided in this Article X.  The portion of the Net Award so allocated to Landlord shall be known herein as “Landlord’s Award,” and the portion so allocated to Tenant shall be known herein as “Tenant’s Award.”  Notwithstanding the foregoing, a Leasehold Mortgagee shall have a claim to the Net Award prior to that of Tenant and Landlord to pay outstanding amounts secured by a Leasehold Mortgage to the extent required under such Leasehold Mortgage.

10.3Total Taking.  In the event of a permanent Taking of the fee title to or of control of the Premises or of the entire leasehold estate hereunder (a “Total Taking”), Tenant, upon the request of Landlord and at Tenant’s sole expense, shall deliver to Landlord any plans or other technical materials related to the design and construction of the Improvements that Tenant has in its possession.  Landlord and Tenant hereby agree that this Lease shall terminate as of the effective date of such Total Taking, and except with regard to provisions hereof which expressly survive termination, there shall be no liability or further recourse to the parties under the terms and provisions of this Lease, provided that any Base Rent, Additional Rent, other charges payable or any other monetary obligations due and owing by Tenant to Landlord as of the date of said Total Taking shall be paid or otherwise carried out in full.

10.4Restoration.  In the event of a permanent Taking of less than all of the Premises (a “Partial Taking”), Landlord and Tenant (and, to the extent required under the applicable Leasehold Mortgage, the Leasehold Mortgagee) shall reasonably agree upon and approve plans and specifications to modify the remaining Improvements, which plans and specifications shall be subject to any applicable building and zoning laws and other Legal Requirements then in existence.  Upon approval of said plans, Tenant shall promptly proceed, at its expense, to commence and complete the restoration pursuant to the provisions of Section 9.3 hereof.  Subject to the procedures of the escrow account set forth in Section 9.2 hereof, Tenant may use the entire Tenant’s Award for such restoration, and, subject to the rights of any Leasehold Mortgagee, may retain for its own use any portion of Tenant’s Award remaining after the completion of the restoration subject to the rights of Landlord to require that any such excess be applied first to the extent necessary to pay any outstanding Base Rent, Additional Rent and other amounts owed by Tenant to Landlord pursuant to this Lease.  If the cost of the restoration shall exceed the amount of Tenant’s Award, subject to the provisions of Section 6.2(k), the deficiency shall be paid by Tenant and Tenant’s obligation hereunder shall not be affected by the unavailability or insufficiency of Tenant’s Award or the use all or a portion of the Net Award by Leasehold Mortgagee to pay down the outstanding amount of the Leasehold Mortgage as permitted in Section 10.2 hereof.

10.5Temporary Taking.  If the use or occupancy of the Premises or any part thereof shall be temporarily requisitioned by any Governmental Authority, civil or military (including, without limitation, any requisition or Taking arising out of the exercise of governmental war powers or any other emergency governmental powers) (a “Temporary Taking”), then, subject to the prior rights of any Leasehold Mortgagee in and to the Net Award as provided in Section 10.2, any Net Award made as a result of such Temporary Taking shall be payable solely to Tenant if the duration of such Temporary Taking is wholly within the Term, and this Lease shall continue in full force and effect and there shall be no abatement of Rent as a result thereof.  If the Temporary Taking extends beyond the expiration or earlier termination of this Lease, then a pro-rata portion (based on a fraction, the numerator of which is the number of days of such Temporary Taking occurring within the Term, and the denominator of which is the number of days of the Temporary Taking) of such award shall be payable to Tenant.

10.6Abatement of Rent.  In the event of a Partial Taking, each monthly installment of Base Rent payable hereunder shall be equitably reduced, commencing with the first rent payment date following the effective date of such Partial Taking.  If Landlord and Tenant cannot reasonably agree upon an equitable reduction in the Base Rent payable hereunder, such reduction shall be determined through arbitration pursuant to Section 16.5 below.

10.7Demolition and Debris Removal Insurance.  Proceeds of demolition and debris removal insurance required pursuant to Section 8.4(c) hereof, shall be separately accounted for by the escrow agent and shall be used to the extent available to pay the cost of any such demolition and debris removal occasioned by a casualty unless otherwise agreed by Landlord, Tenant and any Leasehold Mortgagee, and shall name Landlord, Tenant and any Leasehold Mortgagee as loss payees, as their interests appear, on the policy of demolition and debris removal insurance, with Tenant responsible for paying any shortfall between such proceeds and the cost of such demolition and debris removal.

Article XI.
DEFAULT; REMEDIES

11.1Events of Default.  An event of default (“Event of Default”) by Tenant shall occur:

(a)if Tenant fails to pay when due the Rent, any Additional Rent or any other payments due under this Lease and any such default shall continue for fifteen (15) days after receipt of written notice thereof by Tenant; or

(b)if Tenant fails in any material respect to observe or perform any covenant, condition, agreement or obligation hereunder, and shall fail to cure, correct or remedy such failure within thirty (30) days after receipt of written notice thereof by Tenant (or such additional time reasonably necessary if such failure cannot be cured by the payment of money and cannot with due diligence be cured within a period of thirty (30) days provided Tenant commences cure within said 30-day period and pursues such cure to completion with reasonable diligence; or

(c)if any representation or warranty of Tenant set forth in this Lease, in any certificate delivered pursuant hereto, or in any notice, certificate, demand, submittal or request delivered to Landlord by Tenant pursuant to this Lease shall prove to be incorrect in any material and adverse respect as of the time when the same shall have been made and the same shall not have been remedied to the satisfaction of Landlord; or

(d)if Tenant shall be adjudicated bankrupt or be declared insolvent under the Federal Bankruptcy Code or any other federal or state law (as now or hereafter in effect) relating to bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called “Bankruptcy Laws”), or if Tenant shall (a) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of Tenant or of any substantial portion of Tenant’s property; (b) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due; (c) make a general assignment for the benefit of its creditors; (d) file a petition commencing a voluntary case under or seeking to take advantage of any Bankruptcy Law; or (e) fail to controvert in a timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant pursuant to any Bankruptcy Law; or

(e)if an order for relief against Tenant shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under the Federal Bankruptcy Code shall be filed in and approved by any court of competent jurisdiction and not be discharged or denied within one hundred twenty (120) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking (a) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant, (b) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or other similar official of Tenant or of any substantial portion of Tenant’s property, or (c) any similar relief as to Tenant pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect for one hundred twenty (120) days.

11.2Remedies for Default.  If there is an Event of Default on the part of Tenant and no condition precedent to any obligation of Tenant exists unfulfilled or unwaived, Landlord, subject to the rights of the Leasehold Mortgagee set forth in Article VI, may terminate this Lease pursuant to Section 11.3 and may exercise its other remedies set forth in this Article XI.

11.3Termination of Lease for Tenant’s Default.

(a)Subject to any rights of a Leasehold Mortgagee under Article VI, Landlord may, when permitted by Section 11.2, terminate this Lease upon not less than thirty (30) additional days’ written notice to Tenant, and any Leasehold Mortgagee of which it has notice, setting forth Tenant’s uncured, continuing default and Landlord’s intent to exercise its rights to terminate under this Section 11.3, whereupon, subject to the provisions of Article VI, this Lease shall terminate on the termination date therein set forth unless Tenant’s alleged default has been cured before such termination date.

(b)Upon such termination, Tenant’s interest in the Premises shall automatically revert to Landlord, Tenant shall promptly quit and surrender the Premises to Landlord, without cost to Landlord, and Landlord may, without demand and further notice, re-enter and take possession of the Premises, or any part thereof and repossess the same as Landlord’s former estate by summary proceedings, ejectment or otherwise without being deemed guilty of any manner of trespass and without prejudice to any remedies which Landlord might otherwise have for arrears of Rent or for a prior breach of the provisions of this Lease.  Subject to the provisions of Article VI, the obligations of Tenant under this Lease which arose prior to termination shall survive such termination.

11.4Rights Upon Termination.  Subject to the provisions of Article VI, upon any termination of this Lease pursuant to Section 11.3, Landlord may:

(a)retain, at the time of such termination, any Base Rent, Additional Rent or other fees or payments made hereunder, without any deduction, offset or recoupment whatsoever; and

(b)enforce its rights under any bond obtained by Tenant pursuant to the requirements of Section 8.3 of this Lease outstanding at the time of such termination; and

(c)require Tenant to deliver to Landlord, or otherwise effectively transfer to Landlord any and all rights of possession, ownership or control Tenant may have in and to, any and all plans, specifications, renderings, engineering data, soils or water report and other technical documents or material related to the design and construction of the Improvements and architect’s and construction contracts relating to the Improvements; and

(d)recover as damages a sum equal to the amount by which the Base Rent, Additional Rent and other payments called for hereunder for what would have been the remainder of the Term exceed the fair rental value of the Premises, subject to the limitations on Tenant’s liability set forth in Section 11.11 hereof.

In addition to the above remedies of Landlord, Tenant agrees to reimburse Landlord for any and all actual expenditures reasonably incurred and for any and all actual damages suffered by Landlord by reason of such termination, however caused.

11.5Other Remedies.  If there is an Event of Default on the part of Tenant, subject to the provisions of Article VI, Landlord shall, in addition to any other remedies herein provided, have the right, without terminating the Lease, to re-enter and take possession of the Premises, or any part thereof and repossess the same by summary proceedings, ejectment or otherwise.  Notwithstanding the foregoing, in the event that any Leasehold Mortgagee has provided to Landlord a Notice of Leasehold Mortgagee’s Intent to Exercise Remedies and is diligently and continuously pursuing its rights and/or remedies in an effort to effect a Leasehold Mortgage Foreclosure, Landlord shall not exercise the rights and remedies provided to Landlord under this Section 11.5.  In the event that the Leasehold Mortgagee does not diligently and continuously pursue such Leasehold Mortgage Foreclosure, Landlord shall have the right, upon providing thirty (30) days’ written notice to Tenant and Leasehold Mortgagee, to exercise the rights and remedies under this Section 11.5.

11.6Performance by Landlord.  Upon an Event of Default, Landlord may (but need not) and without waiving any default or releasing Tenant from any obligations, cure such default for the account of Tenant.  Tenant shall promptly pay Landlord the amount of such charges, costs and expenses as Landlord shall have incurred in curing such default, together with interest at the Base Interest Rate.

11.7Legal Costs.  If either party prevails in any action against the other party in connection with the exercise of its rights and remedies under this Lease, the non-prevailing party shall be liable for the reasonable and actual legal expenses of the prevailing party.  An award of reasonable attorneys’ fees and costs shall be determined by the court.  The “prevailing party” shall be the party that obtains final judgment in its favor.  If the institution of an action to enforce the terms of this contract is resolved by settlement, the parties will determine what portion, if any, of the injured party’s legal fees and costs will be paid by the breaching party.

11.8Remedies Cumulative.  Unless otherwise specifically provided in this Lease, no remedy herein shall be exclusive of any other remedy or remedies, and each such remedy shall be cumulative and in addition to every other remedy; and every power and remedy given by this Lease may be exercised from time to time and as often as may be deemed expedient by either party.  No delay or omission by Landlord to exercise any right or power accruing upon any Event of Default or any tolling thereof as a result of the provisions of Article VI hereof shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein.  The absence in this Lease of any enumeration of events of default by Landlord or remedies of either party with respect to money damages or specific performance shall not constitute a waiver by either party of its right to assert any claim or remedy available to it under law or in equity.

11.9Waiver as to Surety.  Tenant and Landlord, for themselves and their successors and assigns, and all other persons who are or who shall become, whether by express or implied assumption or otherwise, liable upon or subject to any obligation or burden under this Lease, hereby waive, to the fullest extent permitted by law and equity, all claims or defenses otherwise available on the grounds of its or their being or having become a person in the position of a surety, whether real, personal, or otherwise, or whether by agreement or operation of law.  Such waiver shall include, but shall not be limited to, all claims and defenses based upon extensions of time, indulgence, or modification of terms of this Lease.

11.10Force Majeure.  If either party shall be delayed in performing any obligation under this Lease, except any obligation to pay Base Rent, Additional Rent or any other sums of money payable hereunder, for any of the reasons enumerated in this Section 11.10 and the delay is not caused by the delayed party, the time for such performance shall be extended by a period of time equal to such delay, and the party shall not be deemed to be in default where such delays or defaults are due to war; terrorism; insurrection; strikes; lock-outs; riots; floods; earthquakes; fires; casualties; acts of God; epidemics; quarantine; restrictions; freight embargoes; acts or failure to act of the City of Cambridge or any other Governmental Authorities that cause a significant portion of the Premises to be unusable in accordance with this Lease; acts of the other party in violation of this Lease; or any other reasonable cause relating to this Lease beyond the control or without the fault of the party claiming an extension of time to perform; provided that the party whose performance is delayed shall have commenced and is diligently pursuing all reasonable and available means and measures necessary to minimize or eliminate such delay resulting from any such causes or conditions.  Each party shall give written notice of any such delay to the other party within thirty (30) days of such party’s knowledge of the occurrence of such event.

11.11Landlord Default.  Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences the cure within thirty (30) days and pursues such cure to completion with reasonable diligence) after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.  Except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord of its covenants hereunder, provided, however, that Tenant shall not exercise such rights unless Landlord shall have failed to cure the default giving rise to the eviction after notice to Landlord thereof and an opportunity to cure the same as set forth above.

Article XII.
TRANSFER AND ASSIGNMENT

12.1Assignment.  Subject to the provisions of Section 12.2 of this Lease, Tenant shall have the right to transfer, sell or assign its interest in this Lease to any party, without the prior written consent of Landlord, provided, however, that the transferee, purchaser or assignee, as the case may be, of Tenant’s interest in the Lease shall not be a Prohibited Tenant.  For the purposes of this Lease, any of the following transactions shall constitute an assignment of this Lease:  (i) any assignment by operation of law; (ii) a sublease of substantially all of the Premises for all or substantially all of the remainder of the Lease Term; (iii) the entering into of any transaction or series of transactions transferring all or substantially all of the interests in the profits and losses from the business operations of Tenant in the Premises to a person or entity other than Tenant, or otherwise having substantially the same effect as an assignment of the Lease; and (iv) any transfer of Tenant’s interest under the Lease in connection with a foreclosure of a Leasehold Mortgage (but, with respect to any such transfer, the provisions of Article VI shall control over the provisions of this Section 12.1).  Except in connection with the grant of a Leasehold Mortgage or Leasehold Mortgagee’s exercise of its rights thereunder, any sale or transfer of more than fifty percent (50%) of the economic value or of managerial control (including a sale or transfer that conveys a right to institute a change in managerial control) or voting control of the entity that is Tenant or of any entity that directly or indirectly holds more than fifty percent (50%) of the economic interests or of managerial or voting control of the entity that is Tenant to a person or persons not previously holding such economic interests or managerial control or voting control of any such entity (either in a single transaction or series of transactions) shall constitute a “Transfer of Control.”

12.2Right of First Offer.

(a)Throughout the Term, Tenant shall not assign its leasehold interest in the Premises nor shall there be a Transfer of Control without first giving Landlord a right of first offer with respect to Tenant’s interests (the “First Offer Right”) on the following terms and conditions.  Landlord’s rights under this Section shall be binding upon the original Tenant and each and every subsequent Tenant and, without limiting the general application of the foregoing, shall apply to any transaction or series of transactions other than any of Tenant Excluded Transactions (defined below) that would constitute an assignment of this Lease under Section 12.1 hereof.  Before marketing or assigning its interest, Tenant shall notify Landlord in writing of the price and other significant terms and conditions (including the state of “title”) on which Tenant intends to market its interest (the “Assignment Notice”).  All such terms and conditions must be terms and conditions that are generally able to be fulfilled by any prospective purchaser.  Landlord shall have thirty (30) days after delivery of the Assignment Notice either to accept Tenant’s offer and to tender to an escrow agent pursuant to an escrow agreement each reasonably satisfactory to Landlord and Tenant a cash deposit equal to                           of the price.  If Landlord fails timely to accept Tenant’s offer, Tenant, except to the extent that the proposed assignee is a Prohibited Tenant (in which event Landlord’s consent to such an assignment shall be required as provided in this Section 12.2), may sell such interest to a third party within the twelve (12) month period thereafter so long as the net present value of the consideration to be received by Tenant from such transfer is not less than                                          of the net present value of the consideration to be received by Tenant under the terms offered to Landlord and other significant terms and conditions of such transfer are not more favorable in more than a de minimis manner to the buyer than the terms and conditions offered to Landlord.  The net present value of all consideration shall be discounted to net present value at                          per annum.  If the net present value of the consideration to be paid on any potential sale is less than        of the net present value of the consideration to be paid under Tenant’s offer to Landlord or the transfer is on other terms and conditions more favorable in more than a de minimis manner to the buyer than the terms and conditions offered to Landlord, Tenant may not sell or assign its interests unless Tenant first repeats the process set forth above prior to consummating such a sale.  The First Offer Right shall not apply to any of the following transactions (the “Tenant Excluded Transactions”): (i) the grant of any Leasehold Mortgage, (ii) the foreclosure of a Leasehold Mortgage or the acceptance of an assignment in lieu of foreclosure, by a Leasehold Mortgagee (other than an Affiliate) or its nominee, or (iii) a conveyance by a Leasehold Mortgagee (other than an Affiliate) or its nominees to a third party pursuant to a public auction.

(b)If Landlord exercises the First Offer Right and pays any deposit, as provided herein, there shall arise a binding purchase and sale agreement between Landlord, as buyer, and Tenant, as seller, on the terms contained in Tenant’s offer to Landlord for Tenant’s interest in the Premises and, unless otherwise specified in Tenant’s offer to Landlord, in an “as is” condition and as occupied.

(c)The closing on the purchase shall take place within ninety (90) days after Landlord’s exercise of the First Offer Right (or if such date is a Saturday, Sunday or holiday, on the next following Business Day) at the office of Landlord’s counsel in the Boston metropolitan area unless otherwise specified in Tenant’s offer or agreed to by the parties.  At the closing, except in connection with a Transfer of Control, the parties shall make the deliveries specified in

Section 19.3 below (it being understood and agreed that no termination fee is payable in connection with the exercise of Landlord’s rights under this Section 12.2).

(d)Time is of the essence in connection with the exercise of the First Offer Right and the performance of the agreement of the parties hereunder.

(e)In the event that Tenant proposes to assign its interest in the Premises and Landlord does not exercise its First Offer Right hereunder, Landlord, within thirty (30) days of the delivery of the Assignment Notice or such earlier date as Landlord waives, in writing, the First Offer Right, shall (i) confirm whether the proposed transferee satisfies the applicable criteria set forth in Section 12.1 (i.e., that the proposed transferee in fact is not a Prohibited Tenant) and Landlord’s consent to the proposed transfer is not required, or (ii) notify Tenant with reasonable specificity what further information Landlord requires to make its determination.  If Landlord does not notify Tenant in writing within the above stated time period of all specific respects in which the proposed transferee does not satisfy the applicable criteria set forth in Section 12.1, or of the further information Landlord requires to make its determination, the transfer to such proposed transferee shall be deemed approved.  If Landlord requests further information concerning a proposed transferee, within fifteen (15) days of receipt of such additional information, Landlord shall confirm that the proposed transferee satisfies the applicable criteria set forth in Section 12.1, or it shall notify Tenant of the specific respects in which such proposed transferee does not satisfy the applicable criteria set forth in Section 12.1.  If Landlord does not so notify Tenant within said fifteen (15)-day period, the transfer to such proposed transferee shall be deemed approved.  The recording of an affidavit by Tenant to the effect that such approval has been deemed to have been received by the passage of such a period shall be conclusive evidence thereof.

Article XIII.
SUBLETTING, ESTOPPEL CERTIFICATES, AND NON-DISTURBANCE AND ATTORNMENT AGREEMENTS

13.1Subletting.  Except to the extent that a sublease is deemed an assignment of Tenant’s interest in the Premises as set forth in Section 12.1 of this Lease, Tenant shall have the right to enter into any Sublease, provided that all Occupants under any Sublease shall only have the right to use the Premises in accordance with the Permitted Uses and for no other uses.  Tenant shall not enter into any Sublease of any kind, or an extension of any such Sublease of any kind, for any portion of the Premises having a term which extends beyond the Term of this Lease.  If Tenant shall contemplate making any Sublease not meeting the criteria set forth in the preceding two sentences, Tenant shall submit to Landlord for approval two (2) copies of such proposed Sublease, together with any information concerning the identity and financial worth of the proposed Occupant and the terms of the Sublease as Landlord may reasonably request.  Tenant may also submit to Landlord in writing from time to time prior to submitting the text of such proposed Sublease, information concerning the identity and financial worth of a proposed Occupant.  Landlord agrees that it will respond promptly after receipt of any such information or of such proposed Sublease, and notify Tenant whether the proposed Sublease or Occupant are approved and, if the same are not approved, the reasons for such disapproval.  A copy of all Subleases shall be delivered to Landlord by Tenant within fifteen (15) days after the execution thereof.  No Sublease permitted by this Section 13.1 shall impose any obligations on Landlord or otherwise affect any rights of Landlord under this Lease.  In all events, Tenant shall not enter into any Sublease with any Prohibited Tenant.  Notwithstanding anything to the contrary, in the event that this Lease is terminated for any reason, or if Tenant rejects this Lease in the course of a bankruptcy proceeding, in either event prior to the Expiration Date, then at Landlord’s option (on a case by case basis), and subject to the provisions of Article VI hereof, the Occupants shall attorn to Landlord and recognize Landlord as landlord under the applicable Sublease, under the terms set forth in Section 13.4(b) below and otherwise under the terms and conditions and at the rental rate specified in the applicable Sublease, and for the then remaining term of the applicable Sublease.  Without limiting Tenant’s obligations under Section 15.4 below, Tenant hereby agrees to provide prompt notice to Landlord of any claimed defaults under any Sublease together with copies of any written notices thereof received by Tenant.

13.2Rent and Charges to Occupants.  Tenant shall not impose or collect any rent or other charge under any Sublease in any way relating to the use or occupancy of any part of the Premises which is based on the “income” or “profits” of any person so as to render any part of the Rent payable under this Lease “unrelated business taxable income” to Landlord under Section 512 of the Internal Revenue Code of 1954 or successor provision.

13.3Estoppel Certificates.  Landlord and Tenant, as the case may be, will execute, acknowledge and deliver to each other or to the other party’s actual or prospective lender, investor or transferee, within fifteen (15) Business Days after a written request therefor, a certificate certifying:

(a)that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications);

(b)the dates, if any, to which Rent and Additional Rent have been paid;

(c)whether or not, to the knowledge of Landlord or Tenant, as the case may be, there are then existing any defaults under this Lease (and if so, specifying the same); and

(d)such other matters relating to this Lease as may be reasonably required.

13.4Non-Disturbance and Attornment Agreements.

(a)At the request of a Leasehold Mortgagee, Landlord agrees to execute and deliver to such Leasehold Mortgagee a non-disturbance agreement in a form reasonably requested by such Leasehold Mortgagee, provided such Leasehold Mortgagee executes and delivers an appropriate attornment agreement.

(b)At the request of Tenant, Landlord agrees to execute and deliver to Occupants non-disturbance agreements containing reasonable terms on forms approved by Landlord and prepared by Tenant, provided that (i) any such Occupant also executes and delivers an attornment agreement containing commercially reasonable terms, (ii) if any such request relates to a Sublease or proposed Sublease which was not previously approved by Landlord pursuant to Section 13.1, Tenant shall provide a copy of such Sublease or proposed Sublease to Landlord concurrently with such request (if Tenant has not previously provided a copy of such Sublease to Landlord), and (iii) Landlord shall not be obligated to assume any obligations to lease or otherwise provide or make available to the Occupant space or appurtenant rights (including without limitation, parking) at or relating to any property other than the Premises unless the owner of such property grants such space or appurtenant rights to Landlord for the duration of such sublease or proposed sublease (an “Appurtenant Grant”), in which event Landlord shall agree to provide or make available such space or appurtenant rights subject to the terms of the Appurtenant Grant.  If Landlord reasonably believes that any Occupant’s Sublease violates Section 5.1, or otherwise constitutes a breach of obligations contained in a Leasehold Mortgage or this Lease then, Landlord shall have no obligation to execute and deliver a non-disturbance agreement with respect thereto.

Article XIV.NON-DISCRIMINATION AND AFFIRMATIVE ACTION

14.1Compliance with Equal Opportunity Laws and Regulations.  Tenant shall comply with all applicable Legal Requirements in effect from time to time pertaining to Equal Employment, Anti-Discrimination and Affirmative Action, including executive orders and rules and regulations of appropriate Governmental Authorities, unless Tenant is otherwise exempt therefrom.

14.2Information and Reports.  Tenant will provide all information and reports pertinent to Landlord’s Equal Employment, Anti-Discrimination and Affirmative Action requirements reasonably requested by Landlord and will permit access to its facilities and any of its books, records, or other sources of information which may be reasonably determined by Landlord to affect Tenant’s obligation hereunder.

14.3Notices to Occupants, Contractors and Vendors.  Tenant will include the provisions of Section 14.1 with every contract or purchase order, and will require the inclusion of these provisions in every subcontract entered into by any of its contractors and vendors, so that such provisions will be binding upon each such contractor and vendor, as the case may be.

Article XV.
REPRESENTATIONS AND WARRANTIES; AFFIRMATIVE COVENANTS

15.1Representations and Warranties.  The parties hereto each represent and warrant with respect to themselves:

(a)The execution hereof and the performance of the obligations herein described have been duly authorized by each of the respective parties.

(b)Each party has full power and authority to enter into this Lease and this Lease and any agreements to be executed herewith or pursuant hereto are or will be, upon execution, the duly executed, legal, valid and binding obligations of each of the respective parties, enforceable in accordance with their terms as the same may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

(c)This Lease and the agreements to be executed herewith are not in conflict with any joint venture agreement, charter, statutory authority, or any indenture agreement or other instrument to which any party hereunder is a party or by which any party hereto is bound.

(d)There is no litigation or administrative proceeding pending or anticipated which would in any material way affect the ability of the party making the warranty to carry out its obligations under this Lease or which would otherwise materially affect the Premises.

15.2Maintenance of Business and Existence.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant shall do all things necessary to preserve, renew, and keep in full force and effect its corporate existence and rights and franchises necessary to continue its business and preserve and keep in force and effect all licenses and permits necessary for the proper conduct of its business, unless prior written approval of Landlord is obtained.

15.3Conduct of Business.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will conduct and maintain the business of the operation of the Premises in compliance, in all material respects, with all applicable Legal Requirements and in accordance with this Lease.

15.4Notification of Defaults.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will promptly notify Landlord of default or breach of conditions, if any, in connection with the payment or performance of any other material obligation of Tenant, whether or not the applicable creditor or obligee elects to declare the obligations of Tenant under the applicable agreement due and payable or to exercise any other right or remedy available to such creditor or obligee, if such creditor’s or obligee’s rights and remedies may involve or result in (i) the taking of possession of the Premises or (ii) the assertion of any other right or remedy that may impair Tenant’s ability to punctually perform all of its obligations under this Lease.

15.5Notification of Disputes.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will promptly notify Landlord of any materially adverse claims, actions or proceedings affecting the Premises or the performance of its obligations under this Lease.

15.6Notification of Attachments.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will promptly notify Landlord of any levy, attachment, execution or other process against its assets, which will materially adversely affect the Premises or the performance of its obligations under this Lease.

15.7Reports.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will provide Landlord with copies of any reports that it furnishes to or receives from any Governmental Authorities relative to the Premises, provided that from and after any Leasehold Mortgage Foreclosure, any Transferee shall only be required to provide to Landlord a copy of any notice received by such Transferee from any Governmental Authority alleging a violation of any Legal Requirement relating to the Premises.

15.8Further Assurances.  Upon request, Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will execute and deliver, or cause to be executed and delivered, such further instruments and do or cause to be done such further acts, as may reasonably be necessary or proper to carry out the intent and purpose of this Lease.

15.9Current Information.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will promptly furnish Landlord from time to time current information which changes in any material adverse manner information previously submitted to Landlord by Tenant.

15.10Reimbursement Rights.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will reimburse Landlord for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent, approval or review of any documents requested (a) in connection with any Leasehold Mortgage, (b) if Landlord’s consent or approval is required under the terms of this Lease, and (c) in connection with any recognition agreement described in Article XII.  Landlord will reimburse Tenant for all reasonable legal expenses incurred by Tenant in connection with all requests by Landlord for consent, approval or review of any documents requested (i) in connection with any Fee Mortgage and (ii) if Tenant’s consent or approval is required under the terms of this Lease.

15.11General Tenant Covenant.  Tenant hereby covenants and agrees that, during the Term of this Lease, Tenant will perform and observe, or cause to be performed and observed, all the terms, covenants, conditions and agreements provided in this Lease and in any amendments hereto to be performed or observed by Tenant.

15.12General Landlord Covenant.  Landlord hereby covenants and agrees that, during the Term of this Lease and with regard to matters related to this Lease, Landlord will perform and observe, or cause to be performed and observed, all the terms, covenants, conditions and agreements provided in this Lease and in any amendments hereto to be so performed and observed by Landlord.

15.13No Material Interference.  Landlord hereby covenants and agrees that, during the Term of this Lease and with regard to matters related to this Lease, Landlord shall refrain from taking any action that would impose deed restrictions or other encumbrances on title that would materially interfere with or adversely affect (a) Tenant’s ability to exercise its rights and fulfill its obligations under this Lease, or (b) the marketability of title or the market value of the Premises.  Any Fee Mortgage granted by Landlord shall be expressly subject and subordinate to this Lease (and any new lease entered into pursuant to Section 6.4) and concurrently with the execution and delivery of any Fee Mortgage, Landlord shall obtain and deliver to Tenant a commercially reasonable agreement by the applicable Fee Mortgagee, pursuant to which (x) the applicable Fee Mortgagee consents to this Lease, acknowledges that the Fee Mortgage is subject and subordinate to this Lease (and any new lease entered into pursuant to Section 6.4), agrees that with respect to any and all Net Proceeds recovered or recoverable in connection with a fire or other casualty relating to the Premises, and with respect to any and all Net Awards recovered or recoverable in connection with any Taking, the rights of the Leasehold Mortgagee as set forth in this Lease shall be superior, in all respects, to the rights of the Fee Mortgagee and agrees that, notwithstanding the terms of the applicable Fee Mortgage held by such Fee Mortgagee, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under or pursuant to such Fee Mortgage, or the Fee Mortgagee’s exercise of any of its rights and/or remedies under the Fee Mortgage or a transfer in lieu of foreclosure, Tenant shall not be disturbed in peaceful enjoyment of the Premises nor shall this Lease be terminated or cancelled at any time, except in the event that Landlord shall have the right to terminate this Lease under the terms and provisions expressly set forth herein and (y) Tenant shall agree that Tenant will attorn to and recognize such Fee Mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such Fee Mortgage or the transferee accepting an assignment in lieu of foreclosure as Landlord under this Lease for the balance of the Term of this Lease then remaining.

Article XVI.
MISCELLANEOUS PROVISIONS

16.1Designation of Authorized Representatives.  Landlord and Tenant shall each designate an authorized representative or representatives to be responsible for granting the approvals and concurrences required pursuant to this Lease and for maintaining communications between the parties.  Landlord hereby designates the Manager of Landlord as the party in charge of Landlord’s interest in the Premises and further designates Steven C. Marsh, and/or such other Persons as Landlord may designate from time to time, as the authorized representative for Landlord for purposes of this Lease.  Tenant hereby designates the Manager of Tenant as the party in charge of Tenant’s interest in the Premises and further designates Steven C. Marsh, and/or such other Persons as Tenant may designate from time to time, as the authorized representative for Tenant for the purposes of this Lease.  Each party shall be entitled to rely on concurrences or approvals of the other party’s authorized representative until such time as a party receives notice from the other party revoking the authority of such authorized representative and designating a replacement.

16.2No Merger of Title.  There shall be no merger of the leasehold estate created by this Lease with the fee estate in the Premises by reason of the fact that the same person or entity may own or hold (a) the leasehold estate created by this Lease or any interest in such leasehold estate, and (b) the fee estate in the Premises or any interest in such fee estate; and no such merger shall occur without the prior written consent of any Leasehold Mortgagee (which consent may be withheld in the Leasehold Mortgagee’s sole and absolute discretion) unless and until all Persons, including Landlord, any Fee Mortgagee and any Leasehold Mortgagee, having any interest in (i) the leasehold estate created by this Lease, or (ii) the fee estate in the Premises, shall join in a written instrument affirming their intent to effect such merger and shall duly record the same.

16.3No Waiver.  The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option or election herein contained,

shall not be construed as a waiver or relinquishment for the future of such covenant, option or election unless this Lease specifies otherwise.  A receipt by Landlord of Rent with knowledge of the breach of any covenant herein shall not be deemed a waiver of such breach.

16.4No Broker.  Landlord and Tenant each represents to the other that there was no broker involved in consummating this Lease and that, to the best of its knowledge, there is no broker entitled to a commission in connection with this Lease.

16.5Arbitration.  Whenever, pursuant to the terms of this Lease, Tenant and Landlord cannot agree upon, under the provisions of Article X or Article IX, the allocation of the Net Award, the allocation of Net Proceeds, or the amount of any abatement of Rent under Section 10.6 hereof, the following procedure shall be followed: If the parties cannot agree upon the matter to be determined, then the determination of such matter, upon the election of either Landlord or Tenant, shall be submitted to arbitration as follows: the matter shall be determined by impartial arbitrators, one to be chosen by Tenant, one to be chosen by Landlord, and a third to be selected, if necessary, as below provided.  Such impartial arbitrators shall be qualified, independent real estate professionals with experience with properties of a size and character similar to the Premises.  The unanimous written decision of the two (2) arbitrators first chosen (without selection and participation of a third arbitrator), or otherwise the written decision of a majority of three (3) arbitrators chosen as hereinafter provided, shall be conclusive and binding upon Landlord and Tenant.  Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two (2) arbitrators shall have reached a unanimous decision within thirty (30) days after their designation, they shall select an impartial third arbitrator.  Such third arbitrator and the first two (2) chosen shall render their decision within thirty (30) days following the date of appointment of the third arbitrator and shall notify Landlord and Tenant thereof.  Judgment may be entered in any court of competent jurisdiction upon an award reflecting the decision of such arbitrators.  Landlord and Tenant shall divide equally all expenses of arbitration.  Any Leasehold Mortgagee shall have the right to receive notice of any and all arbitration proceedings undertaken pursuant to this Section 16.5, and shall have the right to participate in such arbitration proceedings as an interested party.

16.6Consents and Approvals.  Except as herein otherwise expressly provided, wherever in this Lease the consent or approval of Landlord, Tenant or a Leasehold Mortgagee is required, such consent or approval shall not be unreasonably withheld, delayed or qualified and shall be in writing signed by an authorized representative (designated pursuant to the provisions of Section 16.1) of the party granting such consent or giving such approval.  Unless otherwise specifically provided herein, the party requesting consent or approval is entitled to a decision either granting or denying (with reasons for any denial specified) such request within thirty (30) days of the receipt of such request, and if no response is received within such 30-day period, then the requesting party may send a second notice requesting consent or approval, which second notice shall make express reference to this Section 16.6.  If there is no response to such second notice, within ten (10) days after delivery of such second notice, then such approval or consent shall be deemed to have been granted.

16.7Time of Essence.  Time is of the essence of this Lease, and the parties hereto shall diligently, promptly and punctually perform the obligations required to be performed by each of them and shall diligently, promptly and punctually attempt to fulfill the conditions applicable to each of them, it being understood that the date by which either party is required to perform any obligation under this Lease shall be determined by taking into account the provisions of Section 11.10, if applicable.

16.8Due Diligence and Good Faith.  Both parties agree to pursue in good faith and with due diligence the purposes set forth herein and all acts in furtherance thereof, specifically including all acts required of either party by the terms hereof.

16.9Survival of Obligations.  All of the obligations, representations, warranties and covenants made in this Lease shall be deemed to have been relied upon by the party to which they were made and to be material and shall survive the execution of this Lease and the expiration or any earlier termination of the Term of this Lease to the extent that they are by their terms, or by a reasonable interpretation of the context, to be performed or observed or relied upon after the execution of this Lease and the expiration or any earlier termination of the Term of this Lease.

16.10Invalidity of Provisions.  If any one or more of the phrases, sentences, clauses or paragraphs contained in this Lease shall be declared invalid by the final and nonappealable order, decree or judgment of any court, this Lease shall be construed as if it did not contain such phrases, sentences, clauses or paragraphs, provided that such construction does not substantially alter the material benefits and burdens of the respective parties as set forth in this Lease.

16.11Binding Effect.  Except as otherwise provided in this Lease, all of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective authorized successors and assigns of Landlord and Tenant to the same extent as if each such successor and assign were in each case named as a party to this Lease.  Any Person acquiring any or all of the rights, title and interest of Tenant in and to the leasehold estate in the Premises by virtue of any Leasehold Mortgage Foreclosure shall thereby become liable under and be fully bound by all of the provisions of this Lease (except as otherwise provided in this Lease) and, with the prior written consent of Landlord, Tenant may be fully or partially released from its obligations under this Lease.

16.12Pronouns.  Whenever the context may require, any pronouns used in this Lease shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

16.13Rights of Others.  Landlord and Tenant acknowledge and agree that each Leasehold Mortgagee is intended to be a third party beneficiary of Article VI and every other provision set forth herein relating to the Leasehold Mortgages and Leasehold Mortgagees and shall be entitled to enforce the same to the fullest extent and in all respects as if such Leasehold Mortgagee were a direct party hereto.  Except as expressly set forth herein, nothing in this Lease is intended to confer upon any Person other than the parties hereto and their authorized successors and assigns, any rights or remedies under or by reason of this Lease.

16.14Amendments.  This Lease may not be amended, changed, modified or discharged except by an instrument in writing signed by Landlord and Tenant and, if applicable, consented to by any Leasehold Mortgagee.

16.15Captions and Headings.  The captions and headings throughout this Lease are for convenience and reference only, and they shall in no way be held or deemed to define, modify or add to the meaning, scope or intent of any provisions of this Lease.

16.16Governing Law.  This Lease shall be governed by and interpreted under the laws of the Commonwealth of Massachusetts.

16.17Limitation of Liability.  Tenant shall neither assert nor seek to enforce any claim against Landlord or any of Landlord’s agents (including without limitation its property manager), contractors or employees, or the assets of any of the foregoing, for breach of this Lease or otherwise, other than against Landlord’s interest in the Premises and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease.  This Section 16.17 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord.  Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or any of Landlord’s agents, contractors or employees ever be (a) personally liable for any obligation under this Lease, nor (b) liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease.

Article XVII.
NOTICES AND PAYMENTS

17.1Notices, Demands and Other Installments.  Unless otherwise expressly permitted by the terms of this Lease, all notices, demands, submissions, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if delivered by hand personally to the addressee (which shall include delivery by commercial courier service or recognized overnight delivery service such as Federal Express) or sent by registered or certified United States mail, postage prepaid, return receipt requested, and

(1)	if directed to Landlord addressed to:

MIT 139 Main Street Fee Owner LLC

c/o MIT Cambridge Real Estate LLC

238 Main Street, Suite 200

Cambridge, MA 02142

Attn:  President

with copies to:

MIT 139 Main Street Fee Owner LLC

c/o MIT Cambridge Real Estate LLC

238 Main Street, Suite 200

Cambridge, MA 02142

Attn:  Director of Real Estate Legal Services

and by email to mitimcore@mitimco.mit.edu

(2)	if directed to Tenant addressed to:

MIT 139 Main Street Leasehold LLC

c/o MIT Investment Management Company

238 Main Street, Suite 200

Cambridge, MA 02142

Attn:  Steven C. Marsh

with copies to:

MIT 139 Main Street Fee Owner LLC

c/o MIT Cambridge Real Estate LLC

238 Main Street, Suite 200

Cambridge, MA 02142

Attn:  Director of Real Estate Legal Services

and by email to mitimcore@mitimco.mit.edu

or to such other address as may from time to time be specified in writing by any party hereto.  All notices delivered in accordance with the terms hereof shall be deemed to have been given upon receipt or refusal of delivery, whichever first occurs.  Unless otherwise specified in writing, each party shall direct all sums payable to another party to said party’s address for notice purposes.  Notice sent to an address specified by a party in writing as its notice address shall be effective even if delivery cannot be made.

Article XVIII.
ABANDONMENT

18.1Abandonment during Last 20 Years.  If, during the last twenty (20) years of the Term, Tenant shall abandon the Premises

Article XIX.
LANDLORD’S RIGHT TO PURCHASE TENANT’S LEASEHOLD

19.1Purchase Option.

(a)Landlord shall have the right, upon at least six (6) months’ written notice to Tenant (“Landlord’s Purchase Notice”), to purchase (or to designate an affiliate to purchase) all of Tenant’s right, title and interest under this Lease (“Tenant’s Interest”) for a purchase price equal to the greater of herein referred to as the “Purchase Price”).

(b)Landlord shall have the right, prior to delivering a Landlord’s Purchase Notice, to request from time to time Tenant’s good faith determination (as of one or more dates specified in such request) of (i) the Loan Payoff, and (ii) Tenant’s Basis.  Tenant shall provide reasonably detailed evidence of such determinations to Landlord in writing within forty-five (45) days after request therefor.

(c)Landlord’s Purchase Notice shall include (i) the date (the “Acquisition Date”) on which Landlord’s acquisition of Tenant’s Interest shall close, which date shall be no less than six (6) months after the date of Landlord’s Purchase Notice, and (ii) Landlord’s good faith determination of the FMV.  Notwithstanding anything to the contrary contained herein, the Acquisition Date shall not occur prior to the date on which any Leasehold Mortgage then in effect may be prepaid or defeased in full (as set forth in the applicable notice(s) delivered to Landlord in accordance with Section 6.1 above).

(d)Within forty-five (45) days after Tenant’s receipt of Landlord’s Purchase Notice, Tenant shall deliver to Landlord a written notice (“Tenant’s Valuation Notice”) in which shall be included (i) Tenant’s good faith determination of the Loan Payoff as of the Acquisition Date, which determination shall be consistent with any determination provided by Tenant pursuant to subsection (b) above within the previous twelve (12) months, (ii) Tenant’s good faith determination of Tenant’s Basis as of the Acquisition Date, which determination shall be consistent with any determination provided by Tenant pursuant to subsection (b) above within the previous twelve (12) months, it being understood and agreed that Tenant’s determination of Tenant’s Basis shall be supported by a certification executed by Tenant’s certified public accountant as to the calculation thereof, (iii) Tenant’s acknowledgement that Tenant agrees with Landlord’s determination of the FMV or, if Tenant does not agree with such determination by Landlord, reasonably detailed evidence of Tenant’s good faith determination of the FMV, and (iv) Tenant’s determination of the Purchase Price in accordance with subsection (a) above.  Upon Landlord’s request, Tenant shall provide Landlord with all documents and other evidence supporting Tenant’s good faith determinations of the Loan Payoff and Tenant’s Basis, including, without limitation, a payoff notice or letter from all applicable Leasehold Mortgagees and the certification from Tenant’s certified public accountant as to the calculation of Tenant’s Basis.

(e)Within thirty (30) days after Landlord’s receipt of Tenant’s Valuation Notice, Landlord shall have the right, by written notice to Tenant, to rescind the applicable Landlord’s Purchase Notice, in which event this Lease shall continue in full force and effect.

(f)If the Purchase Price will be equal to the FMV and Landlord and Tenant are unable to agree on the FMV within thirty (30) days after the date of Tenant’s Valuation Notice, then unless Landlord has timely rescinded the applicable Landlord’s Purchase Notice, either party may submit the matter to arbitration by giving notice (a “Dispute Notice”) to the other party.  Within ten (10) days after delivery of a Dispute Notice, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”).  If Landlord’s Appraiser and Tenant’s Appraiser are able to reach agreement, then such agreement shall be binding on both Landlord and Tenant.  If Landlord’s Appraiser and Tenant’s Appraiser are unable to reach agreement within forty (40) days after the Dispute Notice, Landlord’s Appraiser and Tenant’s Appraiser shall jointly select a third appraiser (the “Third Appraiser”).  All of the appraisers selected shall be individuals with at least ten (10) consecutive years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection.  The three appraisers shall determine the FMV in accordance with the requirements and criteria set forth in subsection (a) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth reasonably detailed evidence supporting its determination of the FMV, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure).  Landlord’s Appraiser and Tenant’s Appraiser shall deliver their determinations of the FMV to the Third Appraiser within fifteen (15) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within thirty (30) days after receipt of both of the other two determinations.  The Third Appraiser’s decision shall be binding on both Landlord and Tenant.  Each party shall bear the cost of its own appraiser and the cost of the Third Appraiser shall be borne by the party whose determination is not selected.  Within thirty (30) days after determination of the FMV in accordance with this Section 19.1(f), Landlord shall have the right, by written notice to Tenant, to rescind the applicable Landlord’s Purchase Notice, in which event this Lease shall continue in full force and effect and Landlord shall reimburse Tenant for all of Tenant’s reasonable out of pocket costs and expenses incurred in connection with the appraisal process described in this subsection (f).

(g)Between the date on which Tenant receives Landlord’s Purchase Notice and the Acquisition Date, unless Landlord rescinds the applicable Landlord’s Purchase Notice in accordance with the terms of this Section 19.1, Tenant shall not (i) refinance any Leasehold Mortgage then in effect unless (A) the term thereof shall expire during such period, or (B) Tenant shall have entered into a binding agreement to do so prior to receipt of Landlord’s Purchase Notice; nor (ii) make any capital repairs or replacements to the Premises which would result in an increase to the Purchase Price unless (A) required to be made prior to the Acquisition Date by Space Leases then in effect or by Legal Requirements, or (B) reasonably necessary to maintain safety and avoid injury or damage to persons or property.  Tenant shall provide Landlord with prior written notice of any such refinancing and/or capital repairs or replacements made pursuant to this subsection (g) (except with respect to capital repairs and replacements made in an emergency, in which event notice shall be given promptly after the making of such capital repairs or replacements).

(h)At least sixty (60) days and no more than ninety (90) days prior to the Acquisition Date, Tenant shall provide Landlord with a written list of all service contracts in effect with respect to the Premises, which list shall be accompanied by copies of all such service contracts.  At least thirty (30) days prior to the Acquisition Date, Landlord shall notify Tenant whether Landlord elects to assume any of such contracts, to the extent assignable.

19.2Termination Fee.  If Landlord elects to purchase Tenant’s Interest pursuant to Section
19.1, it being understood that Tenant’s actual damages may be difficult to ascertain.

19.3Closing.

(a)On the Acquisition Date, Landlord shall:

(i)execute and deliver to Tenant (A) either (1) a notice of termination of this Lease in recordable form and otherwise reasonably acceptable to Landlord and Tenant (the “Notice of Termination”) (it being acknowledged and agreed that Landlord shall have the right to record and/or file with the Middlesex South Registry of Deeds and/or the Middlesex South Registry District of the Land Court, as appropriate, a fully executed original of the Notice of Termination), if Landlord elects not to keep this Lease in full force and effect after the Acquisition Date, or (2) an assignment and assumption of leases with respect to all Space Leases, in form reasonably approved by the parties hereto (the “Lease Assignment”), if Landlord elects to keep this Lease in full force and effect after the Acquisition Date, (B) an assignment and assumption agreement in form and substance reasonably approved by the parties hereto with respect to any service contracts Landlord elects to assume, to the extent assignable (the “Contract Assignment”), if any, (C) a settlement statement setting forth the Purchase Price, the                          any security deposit(s) paid under any Space Leases (hereinafter defined) and appropriate adjustments for the income and expenses of the Premises (including, without limitation, Taxes and rents paid pursuant to Space Leases) and other items customarily apportioned on the date of a real estate acquisition in the Commonwealth of Massachusetts and otherwise in form and substance reasonably approved by the parties hereto (the “Settlement Statement”), (D) Landlord’s Statement (hereinafter defined), (E) an Assignment and Assumption of Intangibles in form reasonably acceptable to Landlord and Tenant (the “Assignment”) with respect to Tenant’s right, title and interest, if any, in, to and under (1) all occupancy certificates or permits or their local equivalent issued in the name of Tenant relating to, or used by Tenant in connection with the operation and maintenance of, the Premises, (2) all plans and specifications and governmental approvals that exist as of the Acquisition Date and relate exclusively to the operation and maintenance of the Premises, and (3) all warranties and guaranties relating to the Premises, to the extent the same are assignable and in force and effect (the “Warranties”), and (F) such other documents and instruments as may reasonably be required to consummate the transaction contemplated hereby and otherwise to effect the agreements of the parties hereto, provided in all events the same are consistent with this Section 19 and are customarily provided by purchasers of property interests similar to Tenant’s Interest and located in the county in which the Premises are located (all of the foregoing documents, “Landlord’s Closing Documents”); and

(ii)pay to Tenant the amount reflected on the Settlement Statement as being due from Landlord.

(b)On the Acquisition Date, Tenant shall:

(i)execute and deliver to Landlord (A) the Notice of Termination or Lease Assignment, as applicable, (B) the Contract Assignment, if applicable, (C) Settlement Statement, (D) the Assignment, (E) an affidavit, duly executed by Tenant, to the effect that Tenant is a citizen or resident of the United States and specifying its taxpayer identification number, (F) such affidavits as Landlord’s title company may require in order to issue, without extra charge, policies of title insurance free of any exceptions for unfiled mechanic’s or materialmen’s liens or parties in possession, and such reasonable affidavits for so-called “gap” coverage, (G) such other documents and instruments as may reasonably be required to consummate the transaction contemplated hereby and otherwise to effect the agreements of the parties hereto, provided in all events the same are consistent with this Section 19 and are customarily provided by sellers of property interests similar to Tenant’s Interest and located in the county in which the Premises are located, (H) the bill of sale contemplated by Section 5.6, and (I) Tenant’s Statement (hereinafter defined) (all of the foregoing are collectively referred to as “Tenant’s Closing Documents”);

(ii)deliver to Landlord (A) reasonable evidence of the termination of all property and asset management agreements, brokerage agreements and service contracts not assumed by Landlord, (B) all keys for the Improvements, including without limitation keys for maintenance shops, storage rooms and maintenance equipment, with identification of the lock to which each such key relates, and (C) the Property Information (hereinafter defined); provided, however, the Property Information shall not be a closing delivery, but, instead, shall be left at the Premises for Landlord and, upon Closing, shall become the property of Landlord, provided that the purchaser has the right, at its expense, to retain copies of any or all of the Property Information; and

(iii)cause to be recorded and/or filed, as appropriate, releases, terminations and/or discharges of all (A) Leasehold Mortgages, and (B) all other covenants, restrictions, reservations, liens, conditions, easements and other encumbrances affecting the Premises other than (1) as may have been expressly consented to by Landlord in writing; or (2) which are of record as of the Commencement Date.

(c)For purposes hereof, the “Property Information” shall mean all leases, licenses and use agreements for space at the Premises (“Space Leases”) then in effect, real estate tax bills for the previous three (3) fiscal years, all Warranties and all other documents, files, materials, data, drawings, plans and information relating to the operation, leasing, then-current maintenance and management of the Premises, including without limitation, property maintenance and operating contracts, engineering reports, inspection reports, environmental reports, building plans and building permits.

(d)For purposes hereof, the “Landlord’s Statement” shall mean a certification by Landlord for the benefit of Tenant that the following representations are true as of the Acquisition Date (or identifying any of the following representations which are not true and correct and explaining the state of facts giving rise to the same; it being understood that the failure of any of the following representations to be true shall entitle Tenant to either (1) postpone the closing by one or more notices to Landlord for up to ninety (90) days in the aggregate, during which period Landlord shall use good faith diligent efforts to make such representation true, or (2) nullify Landlord’s Purchase Notice, or (3) waive such failure and proceed to close on the sale of Tenant’s Interest): (a) the execution, delivery and performance of Landlord’s obligations under this Section 19 have been duly authorized by all necessary action on the part of Landlord and do not require the consent of any third party not already obtained and that the individual executing Landlord’s Closing Documents on behalf of Landlord has the authority to bind Landlord to the terms of thereof; (b) all documents that are to be executed by Landlord on the Acquisition Date have been duly authorized by all necessary action on the part of Landlord; (c) all such documents are legal, valid and binding obligations of Landlord, enforceable in accordance with their terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, receivership, reorganization, fraudulent conveyance, moratorium, and other similar statutory or decisional laws, enacted or in effect at any time, pertaining to the relief of debtors or affecting the rights and remedies of creditors or secured parties generally, (ii) the application by courts of competent jurisdiction of policies or laws determined to have a paramount public interest; (iii) determinations as to specific provisions contained in such documents being unenforceable by reason of the same being contrary to generally applicable principles of public policy; (iv) the exercise of judicial or administrative discretion; or (v) general principles of equity; (d) Landlord is duly organized and in good standing under the laws of its state of organization and has the power and authority to enter into and perform its obligations under this Section 19 and Landlord’s Closing Documents.; (e) neither the execution and delivery of Landlord’s Closing Documents by Landlord nor the consummation of the transactions contemplated hereby conflict with, or constitute a violation or breach by Landlord of, any provision of Landlord’s organizational documents or any contract or judicial or administrative order to which Landlord is a party or by which Landlord is bound; (f) Landlord has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Landlord; and (g) Landlord is not insolvent and the consummation of the transactions contemplated by this Section 19 shall not render Landlord insolvent.

(e)For purposes hereof, the “Tenant’s Statement” shall mean a certification by Tenant for the benefit of Landlord that the following representations are true as of the Acquisition

Date (or identifying any of the following representations which is not true and correct and explaining the state of facts giving rise to the same; it being understood that the failure of any of the following representations to be true shall entitle Landlord to either (1) postpone the closing by one or more notices to Tenant for up to ninety (90) days in the aggregate, during which period Tenant shall use good faith diligent efforts to make such representation true, or (2) rescind Landlord’s Purchase Notice, or (3) waive such failure and proceed to close on the acquisition of Tenant’s Interest): (a) the execution, delivery and performance of Tenant’s obligations under this Section 19 have been duly authorized by all necessary action on the part of Tenant and do not require the consent of any third party not already obtained and that the individual executing Tenant’s Closing Documents on behalf of Tenant has the authority to bind Tenant to the terms of thereof; (b) all documents that are to be executed by Tenant on the Acquisition Date have been duly authorized by all necessary action on the part of Tenant; (c) all such documents are legal, valid and binding obligations of Tenant, enforceable in accordance with their terms except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, receivership, reorganization, fraudulent conveyance, moratorium, and other similar statutory or decisional laws, enacted or in effect at any time, pertaining to the relief of debtors or affecting the rights and remedies of creditors or secured parties generally, (ii) the application by courts of competent jurisdiction of policies or laws determined to have a paramount public interest; (iii) determinations as to specific provisions contained in such documents being unenforceable by reason of the same being contrary to generally applicable principles of public policy; (iv) the exercise of judicial or administrative discretion; or (v) general principles of equity; (d) Tenant is duly organized and in good standing under the laws of its state of organization and has the power and authority to enter into and perform its obligations under this Section 19 and Tenant’s Closing Documents; (e) neither the execution and delivery of Tenant’s Closing Documents by Tenant nor the consummation of the transactions contemplated hereby conflict with, or constitute a violation or breach by Tenant of, any provision of Tenant’s organizational documents or any contract or judicial or administrative order to which Tenant is a party or by which Tenant is bound; (f) Tenant has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Tenant; (g) Tenant is not insolvent and the consummation of the transactions contemplated by this Section 19 shall not render Tenant insolvent; (h) Tenant is in compliance with the requirements of Executive Order No. 133224, 66 Fed Reg. 49079 (September 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”); (i) Tenant (A) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), (B) has not been determined by competent authority to be subject to the prohibitions contained in the Orders, and (C) is not owned or controlled by, nor acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; (j) Tenant has not received written notice of, and to Tenant’s knowledge, there are not any, (A) actions, suits or proceedings (including arbitration proceedings) currently pending against Tenant, or relating to violations of law (including without limitation laws relating to the environmental condition of the Premises) not fully remedied, or (B) condemnation actions against the Premises or any portion thereof; (k) the only Space Leases affecting the Premises are as listed, and (1) the only property management agreements, asset management agreements, brokerage agreements and service contracts in effect on the Acquisition Date are as listed.

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IN WITNESS WHEREOF, the parties have caused this Lease to be executed as a sealed instrument by their respective duly authorized agents, as of the date and year first set forth above.

LANDLORD:

MIT 139 MAIN STREET FEE OWNER LLC

By:	MIT Cambridge Real Estate LLC, its manager

By:	/s/ Seth D. Alexander
Seth D. Alexander, President, and not individually Hereunto Duly Authorized

TENANT:

MIT 139 MAIN STREET FEE LEASEHOLD LLC

By:	MIT Cambridge Real Estate LLC, its manager

By:	/s/ Seth D. Alexander
Seth D. Alexander, President, and not individually Hereunto Duly Authorized

EXHIBIT A

LEGAL DESCRIPTION OF LAND

A certain parcel of land situated and now numbered 137 to 145 Main Street in Cambridge, Middlesex County, Massachusetts, being the premises shown as Lot A on a plan entitled “Plan of Premises in Cambridge, Massachusetts, W.A. Mason & Son Co., Surveyors, September 13, 1926, Changes October 30, 1926”, recorded in Plan Book 385, Plan 49, said premises being bounded and described according to said plan as follows:

SOUTHERLY	on the Northerly side of said Main Street, ninety (90) feet;
WESTERLY	on land now or formerly of W.R. Mason et al, one hundred four and 07/100 (104.07) feet;
NORTHERLY	by Lot B as shown on said plan, ninety and 01/100 (90.01) feet; and
EASTERLY	on land now or formerly of heirs of Mrs. Brooks, one hundred five and 66/100 (105.66) feet.

EXHIBIT B

BASE RENT SCHEDULE

EXHIBIT C

LIST OF ENVIRONMENTAL REPORTS